Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-157057, 333-157057-01 to 333-157057-44

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

SUPPLEMENT NO. 3 TO

MARKET MAKING PROSPECTUS DATED

JUNE 16, 2009

THE DATE OF THIS SUPPLEMENT IS AUGUST 10, 2009

On August 10, 2009, the registrant parent guarantor, Energy Future Competitive Holdings Company, filed the attached Current Report on Form 8-K with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 7, 2009

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	333-153529-02	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2009, Texas Competitive Electric Holdings Company LLC (“TCEH”), certain of its subsidiaries, and Energy Future Competitive Holdings Company (“EFC Holdings”), the parent company of TCEH, entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of October 10, 2007, by and among EFC Holdings, TCEH, as borrower, Citibank, N.A., as administrative agent, and the various other lenders and parties thereto (the “Credit Agreement”). In the Amendment, TCEH agreed to reduce its existing first lien capacity under the Credit Agreement by $1.25 billion in exchange for the ability to issue up to an additional $4 billion of notes or loans ranking junior to TCEH’s first lien obligations, provided that:

•	such notes or loans mature later than the latest maturity date of any of the initial term loans under the Credit Agreement, and

•

any net cash proceeds from any such issuances are used (x) in exchange for, or to refinance, repay, retire, refund or replace indebtedness of TCEH or (y) to acquire, directly or indirectly, all or substantially all of the property and assets or business of another person or to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of certain fixed or capital assets.

In addition, the Amendment permits TCEH to, among other things:

•

issue new secured notes or loans, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the Credit Agreement, so long as, in each case, among other things, the net cash proceeds from any such issuance are used to prepay certain loans under the Credit Agreement at par, and

•

agree with individual lenders to extend the maturity of their term loans or extend or refinance their revolving credit commitments under the Credit Agreement, and pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

The Amendment further provides that any new debt that ranks junior to TCEH’s first lien obligations under the Credit Agreement will be excluded from the financial maintenance covenant under the Credit Agreement.

Other security agreements were amended and restated in connection with Amendment and these agreements (the “Amended and Restated Security Documents”) are being filed herewith. The Credit Agreement was initially filed with the Securities and Exchange Commission on November 14, 2007, as Exhibit 10.C to Energy Future Holdings Corp.’s Form 10-Q for the quarter ended September 30, 2007.

The foregoing description of the Amendment and the Amended and Restated Security Documents is not complete and is qualified in its entirety by reference to the copies thereof being filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	10.1	Amendment No. 1, dated as of August 7, 2009, to the $24,500,000,000 Credit Agreement dated as of October 10, 2007 among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, as the Borrower, Citibank, N.A., as Administrative Agent, Goldman Sachs Credit Partners L.P. as Posting Agent, J. Aron & Company, as Posting Calculation Agent and the several lenders thereto from time to time.

	10.2	Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of October 10, 2007, as amended and restated as of August 7, 2009, among

Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the subsidiary guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, Credit Suisse Energy LLC, J. Aron & Company, Morgan Stanley Capital Group Inc., Citigroup Energy Inc., and each other secured commodity hedge counterparty from time to time party thereto, and any other person that becomes a secured party pursuant thereto.

10.3	Amended and Restated Security Agreement, dated as of October 10, 2007, as amended and restated as of August 7, 2009, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the subsidiary grantors party thereto, and Citibank, N.A., as collateral agent for the benefit of the secured parties under the $24,500,000,000 Credit Agreement.

10.4	Amended and Restated Pledge Agreement, dated as of October 10, 2007, as amended and restated as of August 7, 2009, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the subsidiary pledgors party thereto, and Citibank, N.A., as collateral agent for the benefit of the secured parties under the $24,500,000,000 Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: August 10, 2009

Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1, dated as of August 7, 2009 (this “Amendment”), to the Credit Agreement, dated as of October 10, 2007 (the “Credit Agreement”), among Energy Future Competitive Holdings Company, a Texas corporation (“US Holdings”), Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (“TCEH” or the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), Citibank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, Revolving Letter of Credit Issuer and Deposit Letter of Credit Issuer, Goldman Sachs Credit Partners L.P., as Posting Agent, Posting Syndication Agent and Posting Documentation Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Revolving Letter of Credit Issuer, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Bookrunners, Goldman Sachs Credit Partners L.P., as Posting Lead Arranger and Sole Bookrunner, Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc. and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and J. Aron & Company, as Posting Calculation Agent. Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.

WHEREAS, Section 13.1 of the Credit Agreement permits the Required Lenders or, with the consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent, as applicable, to enter into certain amendments, supplements or other modifications to the Credit Agreement and the other Credit Documents with the relevant Credit Parties;

WHEREAS, the Credit Parties desire to amend the Credit Agreement and the other Credit Documents on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1 Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Alternate First Lien Collateral” shall have the meaning provided in Section 10.2(a).

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of August 7, 2009.

“Cash Collateral” shall have the meaning provided in Section 3.8(c).

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness permitted to be issued or incurred under Section 10.1(o) or Section 10.1(y)(i).

“Existing Class” shall mean Existing Term Loan Classes and Existing Revolving Credit Classes.

“Existing Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii).

“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii).

“Existing Term Loan Class” shall have the meaning provided in Section 2.15(a)(i).

“Extended Loans/Commitments” shall mean Extended Term Loans, Extended Revolving Loans and/or Extended Revolving Credit Commitments.

“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).

“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii).

“Extended Revolving Credit Facility” shall mean each tranche of Extended Revolving Credit Commitments established pursuant to Section 2.15(a)(ii).

“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii).

“Extended Term Loan Facility” shall mean each tranche of Extended Term Loans made pursuant to Section 2.15.

“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Extended Term Loans” shall have the meaning provided in Section 2.15(a)(i).

“Extending Lender” shall have the meaning provided in Section 2.15(b).

“Extension Amendment” shall have the meaning provided in Section 2.15(c).

“Extension Date” shall have the meaning provided in Section 2.15(d).

“Extension Election” shall have the meaning provided in Section 2.15(b).

“Extension Request” shall mean Term Loan Extension Requests and Revolving Credit Extension Requests.

“Extension Series” shall mean all Extended Term Loans and Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Credit

Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees and amortization schedule.

“First Lien Obligations” shall mean the Obligations and the Permitted Other Debt Obligations (other than any Permitted Other Debt Obligations that are unsecured or are secured by a Lien ranking junior to the Lien securing the Obligations), collectively.

“First Lien Secured Parties” shall mean the Secured Parties and the Permitted Other Debt Secured Parties and any representative on their behalf for such purposes (other than in the case of Permitted Other Debt Secured Parties whose Permitted Other Debt Obligations are unsecured or are secured by a Lien ranking junior to the Lien securing the Obligations, such Permitted Other Debt Secured Parties, the Collateral Agent and any other representative on their behalf), collectively.

“Incremental Limit” shall have the meaning provided in Section 2.14(b).

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(h)(ii).

“New Revolving Credit Loan” shall have the meaning provided in Section 2.14(h)(ii).

“New Revolving Credit Series” shall have the meaning provided in Section 2.14(h)(ii).

“Old Revolving Credit Commitments” shall mean all Revolving Credit Commitments, Existing Revolving Credit Commitments and Extended Revolving Credit Commitments, other than any New Revolving Credit Commitments (and any Extended Revolving Credit Commitments related thereto).

“Old Revolving Credit Loans” shall mean all Loans made pursuant to Old Revolving Credit Commitments.

“Permitted Other Debt” shall mean collectively, Permitted Other Loans and Permitted Other Notes.

“Permitted Other Debt Documents” shall mean any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Debt by any Credit Party.

“Permitted Other Debt Obligations” shall mean, if any Permitted Other Debt is issued, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Permitted Other Debt Document and, if applicable, under any Security Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit

Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Other Debt Obligations of the applicable Credit Parties under the Permitted Other Debt Documents and, if applicable, under any Security Document (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Other Debt Documents and, if applicable, under any Security Document) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any such Credit Party under any Permitted Other Debt Document and, if applicable, under any Security Document.

“Permitted Other Debt Secured Parties” shall mean the holders from time to time of secured Permitted Other Debt Obligations, (and any representative on their behalf).

“Permitted Other Loans” shall mean senior secured or unsecured loans (which loans, if secured, may either have the same lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations), in either case issued by the Borrower or a Guarantor, (a) the scheduled final maturity and Weighted Average Life to Maturity of which are no earlier than the scheduled final maturity and Weighted Average Life to Maturity, respectively, of the Initial Term Loans, (b) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (c) if secured, are not secured by any assets other than the Collateral or the Alternate First Lien Collateral. Certain terms of the Permitted Other Loans shall be incorporated into this Agreement as provided in Section 10.10.

“Permitted Other Notes” shall mean senior secured or unsecured notes (which notes, if secured, may either have the same lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations), in either case issued by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to, at the time of incurrence, the Initial Term Loan Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption or prepayment premiums), taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those herein; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within two Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (d) if secured, are not secured by any assets other than the Collateral or the Alternate First Lien Collateral.

“Replacement Revolving Credit Commitments” shall mean commitments to make Permitted Other Loans that are provided by one or more lenders, in exchange for, or which are to be used to refinance, replace or refund Revolving Credit Commitments (and related Revolving Credit Loans), Extended Revolving Credit Commitments (and related Extended Revolving Credit Loans), New Revolving Credit Commitments (and related New Revolving Credit Loans) or previous Replacement Revolving Credit Commitments (and related Permitted Other Loans); provided that, substantially contemporaneously with the provision of such Replacement Revolving Credit Commitments, Commitments of the Classes being exchanged, refinanced, replaced or refunded (the “Replaced Classes”) are reduced and permanently terminated (and any corresponding Loans outstanding prepaid) in the manner (except with respect to Replacement Revolving Credit Commitments and related Permitted Other Loans) set forth in Section 5.2(e)(ii), in an amount such that, after giving effect to such replacement, the aggregate principal amount of Replacement Revolving Credit Commitments plus the aggregate principal amount of Commitments or commitments of the Replaced Classes remaining outstanding after giving effect to such replacement do not exceed the aggregate principal amount of Commitments or commitments of the Replaced Classes that was in effect immediately prior to the replacement.

“Revolving Credit Extension Request” shall have the meaning provided in Section 2.15(a)(ii).

“Section 2.15 Additional Amendment” shall have the meaning provided in Section 2.15.

“Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.15(a)(ii).

“Term Loan Extension Request” shall have the meaning provided in Section 2.15(a)(i).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

(b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Additional Lender” contained therein and replacing it with the following:

“Additional Lender” shall mean, at any time, any Person (other than any such Person that is a Lender at such time) that agrees to provide any portion of an Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment

Increases or Incremental Posting Facilities pursuant to an Incremental Amendment in accordance with Section 2.14(f).

(c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Class” contained therein and replacing it with the following:

“Class”, when used in reference to any Loan, Posting Advance or Borrowing, shall refer to whether such Loan or Posting Advance, or the Loans or Posting Advances comprising such Borrowing, are Revolving Credit Loans, Initial Term Loans, Initial Tranche B-1 Term Loans, Initial Tranche B-2 Term Loans, Initial Tranche B-3 Term Loans, Delayed Draw Term Loans, Incremental Term Loans, Deposit L/C Loans, Incremental Deposit L/C Loans, Extended Term Loans (of the same Extension Series), Extended Revolving Credit Loans (of the same Extension Series), New Revolving Credit Loans (made pursuant to the same tranche), Swingline Loans or Posting Advances and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, an Initial Term Loan Commitment, an Initial Tranche B-1 Term Loan Commitment, an Initial Tranche B-2 Term Loan Commitment, an Initial Tranche B-3 Term Loan Commitment, a Delayed Draw Term Loan Commitment, an Incremental Term Loan Commitment, a Deposit L/C Loan Commitment, an Incremental Deposit L/C Loan Commitment, an Extended Revolving Credit Commitment (of the same Extension Series), a New Revolving Credit Commitment (made pursuant to the same tranche), a Swingline Commitment or a Posting Commitment.

(d) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Collateral Agent” contained therein and replacing it with the following:

“Collateral Agent” shall mean, with respect to references to such term in this Agreement, Citibank, N.A., in its capacity as collateral agent for the Secured Parties under this Agreement in accordance with the terms of this Agreement, and with respect to references to such term in the Security Documents, Citibank, N.A., in its capacity as collateral agent for the First Lien Secured Parties under the Security Documents in accordance with the terms of the Security Documents, or any successor collateral agent appointed pursuant to any such document; provided that, for the avoidance of doubt, for purposes of Section 12.7 and Section 13.5, references to the Collateral Agent shall include any entity that serves as Collateral Agent under the Intercreditor Agreement and the Security Documents.

(e) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Commitments” contained therein and replacing it with the following:

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, Initial Term Loan Commitment, Initial Tranche B-1 Term Loan Commitment, Initial Tranche B-2 Term Loan Commitment, Initial Tranche B-3 Term Loan Commitment, Delayed Draw Term Loan Commitment, Incremental Term Loan Commitment, Extended Revolving Credit Commitment, New Revolving Credit Commitment, Swingline Commitment, Deposit L/C Loan Commitment,

Incremental Deposit L/C Loan Commitment, Posting Commitment or Incremental Posting Facility Commitment.

(f) Section 1.1 of the Credit Agreement is hereby amended by deleting clause (i) of the definition of “Consolidated Net Income” and replacing it with the following:

“(i) any net after-tax effect of income (or loss) for such period attributable to the early extinguishment of Indebtedness (other than Hedging Obligations, but including, for the avoidance of doubt, debt exchange transactions),”

(g) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated Secured Debt” contained therein and replacing it with the following:

“Consolidated Secured Debt” shall mean Consolidated Total Debt secured by a Lien on any assets of the Borrower or any Restricted Subsidiary (other than, except for the purposes of calculating the Consolidated Secured Debt to Consolidated EBITDA Ratio for purposes of Section 10.2(t), a Lien ranking junior in priority to the Lien securing the First Lien Obligations).

(h) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Credit Facility” contained therein and replacing it with the following:

“Credit Facility” shall mean any of the Initial Term Loan Facility, the Delayed Draw Term Loan Facility, any Incremental Term Loan Facility, any Extended Term Loan Facility, any Extended Revolving Credit Facility, the Revolving Credit Facility, any New Revolving Credit Series, the Deposit L/C Loan Facility, any Incremental Deposit L/C Loan Facility, the Posting Facility and any Incremental Posting Facility.

(i) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Interest Period” contained therein and replacing it with the following:

“Interest Period” shall mean, with respect to any Term Loan, Deposit L/C Loan, Incremental Deposit L/C Loan, Revolving Credit Loan, New Revolving Credit Loan or Extended Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

(j) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Loan” and replacing it with the following:

“Loan” shall mean any Revolving Credit Loan, New Revolving Credit Loan, Extended Revolving Credit Loan, Swingline Loan, Term Loan, Deposit L/C Loan or Incremental Deposit L/C Loan made by any Lender hereunder.

(k) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Repayment Amount” contained therein and replacing it with the following:

“Repayment Amount” shall mean an Initial Term Loan Repayment Amount, a Delayed Draw Term Loan Repayment Amount, an Extended Term Loan Repayment Amount with respect to any Extension Series and an Incremental Term Loan Repayment Amount scheduled to be repaid on any date.

(l) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Revolving Credit Lender” contained therein and replacing it with the following:

“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment or Extended Revolving Credit Commitment at such time.

(m) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Security Documents” contained therein and replacing it with the following:

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Pledge Agreement, (c) the Mortgages, (d) the Intercreditor Agreement, (e) any other intercreditor agreement executed and delivered pursuant to Section 10.2 and (f) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12 or 9.14 or pursuant to any other such Security Documents or Permitted Other Debt Documents to secure or perfect the security interest in any or all of the First Lien Obligations; provided that “Security Documents” shall not include any security agreement or other instrument or document executed and delivered to secure or perfect any security interest in any Alternate First Lien Collateral.

(n) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Term Loans” contained therein and replacing it with the following:

“Term Loans” shall mean an Initial Term Loan, a Delayed Draw Term Loan, an Incremental Term Loan or any Extended Term Loans, as applicable.

(o) Section 2.5(b) of the Credit Agreement is hereby replaced in its entirety as follows:

“The Borrower shall repay to the Administrative Agent, in Dollars, (i) for the benefit of the Lenders of Initial Term Loans, on the last Business Day of each March, June, September and December commencing December 31, 2007 (together with the Initial Term Loan Maturity Date, each, an “Initial Term Loan Repayment Date”), an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date (together with the remaining aggregate principal amount of the Initial Term Loans outstanding on the Initial Term Loan Maturity Date, each, an “Initial Term Loan Repayment Amount”) (which payments shall be reduced as a result of prepayments to Initial Term Loans in accordance with Section 5.2(c)) and (ii) for the benefit of the Lenders of Delayed Draw Term Loans, on the last Business Day of each March, June, September and December commencing with the first such date to occur following the Delayed Draw Term Loan Commitment Termination Date (together with the Delayed Draw Term Loan Maturity Date each, a “Delayed Draw Term Loan Repayment Date”), an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Delayed Draw Term Loans outstanding on the Delayed Draw

Term Loan Commitment Termination Date (together with the remaining aggregate principal amount of the Delayed Draw Term Loans outstanding on the Delayed Draw Term Loan Maturity Date, each, a “Delayed Draw Term Loan Repayment Amount”) (which payments shall be reduced as a result of prepayments to Delayed Draw Term Loans in accordance with Section 5.2(c)).”

(p) Section 2.5(c) of the Credit Agreement is hereby replaced in its entirety as follows:

“In the event any Incremental Term Loans or Incremental Deposit L/C Loans are made, such Incremental Term Loans or Incremental Deposit L/C Loans, as applicable, shall be repaid in amounts (each such amount, an “Incremental Term Loan Repayment Amount”) and on dates as agreed between the Borrower and the relevant Lenders of such Incremental Term Loans or Incremental Deposit L/C Loans, subject to the requirements set forth in Section 2.14. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.15, be repaid by the Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates (each an “Extended Repayment Date”) set forth in the applicable Extension Amendment.”

(q) Section 2.14(b) of the Credit Agreement is hereby amended by deleting the term “$2,000,000,000” contained therein and replacing it with the following: “$750,000,000 minus the aggregate principal amount of Permitted Other Debt incurred under Section 10.1(y)(iii) (the “Incremental Limit”)”.

(r) Section 2.14(f) of the Credit Agreement is hereby replaced in its entirety as follows:

“Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increases or Incremental Posting Facilities. Incremental Term Loans and Incremental Deposit L/C Loans may be made, and Incremental Revolving Commitment Increases and Incremental Posting Facilities may be provided, by any existing Lender (it being understood that (i) no existing Lender will have an obligation to make a portion of any Incremental Term Loan, Incremental Deposit L/C Loan or any Incremental Posting Facility, (ii) no existing Lender with a Revolving Credit Commitment will have any obligation to provide a portion of any Incremental Revolving Commitment Increase and (iii) the Borrower shall have no obligation to offer any existing Lender the opportunity to provide any such Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increases (including pursuant to New Revolving Credit Commitments) or Incremental Posting Facilities) or by any Additional Lender; provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans, Incremental Deposit L/C Loans or providing such Incremental Revolving Commitment Increases if such consent would be required under Section 13.6(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.”

(s) Section 2.14(h) of the Credit Agreement is hereby amended by (i) adding “(i)” prior to the first word thereof, (ii) inserting the phrase “(other than pursuant to clause (ii) below)” immediately after the first occurrence of the phrase “Revolving Credit Commitments” in such Section and (iii) adding a new subclause (ii) at the end of Section 2.14(h) as follows:

“(ii) At the option of the Borrower and the Incremental Lenders providing such Incremental Revolving Commitment Increases, any Incremental Revolving Commitment Increases may be in the form of one or more separate classes of revolving credit commitments (the “New Revolving Credit Commitments”) which shall constitute a separate Class of Commitments from the Revolving Credit Commitments, any Extended Revolving Credit Commitments and/or any other New Revolving Credit Commitments (each such separate Class of New Revolving Credit Commitments, a “New Revolving Credit Series” and each Loan thereunder, a “New Revolving Credit Loan”) and the related Loans shall constitute a separate Class of Loans from the Revolving Credit Loans, any Extended Revolving Credit Loans and/or any other New Revolving Credit Loans (it being understood that New Revolving Credit Commitments of a single New Revolving Credit Series may be established on more than one date); provided that:

(A) the aggregate amount of New Revolving Credit Commitments in effect at any time, when aggregated with the aggregate amount of Revolving Credit Commitments and any Extended Revolving Credit Commitments at such time, shall not exceed the sum of $2,700,000,000 and the remainder, if positive, of (A) $750,000,000 minus (B) the aggregate amount of Incremental Term Loans and Incremental Deposit L/C Loans established on or prior to such date minus (C) the aggregate amount of Permitted Other Debt previously established in reliance of Section 10.1(y)(iii);

(B) Each tranche of New Revolving Credit Commitments shall be in an aggregate principal amount of not less than $50,000,000 (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(b) above).

(C) the terms of such New Revolving Credit Commitments, except for (w) the tenor of the New Revolving Credit Commitments (which shall have a scheduled expiration date no earlier than the Revolving Credit Maturity Date), (x) the size of any swingline loan and/or letter of credit subfacilities under such New Revolving Credit Commitments, (y) the applicable interest rates and fees payable with respect to such New Revolving Credit Commitments and (z) the borrowing, repayment and termination of Commitment procedures (in each case which shall be as specified in the applicable Incremental Amendment), shall be substantially similar to the terms of the Revolving Credit Commitments and Extended Revolving Credit Commitments (unless otherwise consented to by the Administrative Agent); and

(D) in connection with the establishment of any New Revolving Credit Commitments that will include swingline loan and/or letter of credit subfacilities,

any amendment to this Agreement pursuant to this Section 2.14(h)(ii) may include provisions relating to swingline loans and/or letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities and the identity of the swingline lender and letter of credit issuer, as applicable, and borrowing, repayment and termination of commitment procedures, in each case which shall be specified in the applicable Incremental Amendment) to the terms relating to Swingline Loans and Letters of Credit with respect to the Revolving Credit Commitments or otherwise reasonably acceptable to the Administrative Agent and any applicable swingline lender or letter of credit issuer thereunder.”

(t) A new Section 2.15 of the Credit Agreement is hereby added as follows:

“2.15. Extensions of Term Loans and Revolving Credit Loans and Revolving Credit Commitments. (a)(i) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled final maturity date thereof (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical to the Term Loans of the Existing Term Loan Class from which they are to be extended except (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Incremental Amendment, as the case may be, with respect to the Existing Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in paragraph (iii) of this Section 2.15 below), (y) (A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan Class and/or (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment and (z) the voluntary and mandatory prepayment rights of the Extended Term Loans shall be subject to the provisions set forth in Sections 5.1 and 5.2. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended.

(ii) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments, any Extended Revolving Credit Commitments

and/or any New Revolving Credit Commitments, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing Revolving Credit Loans”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which terms shall be identical to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment”) except (x) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (y) (A) the interest margins with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins for the Specified Existing Revolving Credit Commitments and/or (B) additional fees may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) the revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the Revolving Credit Commitment Fee Rate for the Specified Existing Revolving Credit Commitment, in each case, to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to Old Revolving Credit Commitments shall be made on a pro rata basis with all other Old Revolving Credit Commitments, (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 13.6 and (3)(I) in the case of Section 4.2, Section 5.2(a)(iii) or Section 10.1(y)(ii), no permanent repayment of Old Revolving Credit Loans (and corresponding permanent reduction in Old Revolving Credit Commitments) or permanent reduction of Old Revolving Credit Commitments shall be permitted unless all earlier maturing Old Revolving Credit Commitments and Old Revolving Credit Loans related to such Commitments shall have been terminated and repaid in full and (II) in all other cases, no termination of Old Revolving Credit Commitments and no repayment of Old Revolving Credit Loans accompanied by a corresponding permanent reduction in Old Revolving Credit Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of all earlier maturing Old Revolving Credit Commitments and Old Revolving Credit Loans related to such

Commitments (or all earlier maturing Old Revolving Credit Commitments and Old Revolving Credit Loans related to such Commitments shall have otherwise been terminated and repaid in full). Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(b) The Borrower shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Class are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class subject to such Extension Request converted into Extended Loans/Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class which it has elected to convert into Extended Loans/Commitments. In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, Term Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments subject to Extension Elections shall be converted to Extended Loans/Commitments on a pro rata basis based on the amount of Term Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitment (other than a New Revolving Credit Commitment) into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all other Old Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Swingline Loans under Section 2.1(e) and Revolving Letters of Credit under Article 3, except that the applicable Extension Amendment may provide that the Swingline Maturity Date and/or the Revolving Letter of Credit Maturity Date may be extended and the related obligations to make Swingline Loans and issue Revolving Letters of Credit may be continued so long as the Swingline Lender and/or the applicable Revolving Letter of Credit Issuer, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Credit Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Loans/Commitments in an aggregate principal amount that is less than $50,000,000. In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Amendment in respect of Extended Term Loans shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Incremental Amendment with respect to the Existing Class of Term Loans from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Class in the same proportion as the amount of Term Loans of the Existing Class is to be reduced pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof). Notwithstanding anything to the contrary in this Section 2.15 and without limiting the generality or applicability of Section 13.1 to any Section 2.15 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.15 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.15 Additional Amendments do not become effective prior to the time that such Section 2.15 Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of Incremental Term Loans, New Revolving Credit Commitments and Incremental Revolving Commitment Increases provided for in any Incremental Amendment and (2) consents applicable to holders of any Extended Loans/Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.15 Additional Amendments to become effective in accordance with Section 13.1. It is understood and agreed that each Lender that has consented to Amendment No. 1 hereby has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Credit Documents authorized by this Section 2.15 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.15 Additional Amendment. In connection with any Extension Amendment, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Amendment, the Credit Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby (in the case of such other Credit Documents as contemplated by the immediately preceding sentence) and (ii) to the effect that such Extension Amendment, including without limitation, the Extended Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 13.1 of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Term Loan Class or Class of Existing Revolving Credit Commitments is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II) in the case of the

Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Revolving Credit Commitments to Extended Revolving Credit Commitments.”

(u) A new Section 2.16 of the Credit Agreement is hereby added as follows:

“2.16 Defaulting Lenders.

(a)(i) If a Lender becomes, and during the period it remains, a Defaulting Lender and any Revolving Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then the Revolving Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitment Percentage; provided that (a) each Non-Defaulting Lender’s Revolving Credit Exposure may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Revolving Letter of Credit Issuers, or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender.

(ii) If any Lender becomes, and during the period it remains, a Defaulting Lender, if any Revolving Letter of Credit is at the time outstanding, to the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s Revolving Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.16(a)(i) above or otherwise, the applicable Revolving Letter of Credit Issuer may, by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize, within 2 Business Days after notice is received by the Borrower, the obligations of the Borrower to the applicable Revolving Letter of Credit Issuer in respect of such Revolving Letter of Credit in an amount equal to the unreallocated portion of such Defaulting Lender’s Revolving Letter of Credit Exposure, unless the Borrower has made other arrangements reasonably satisfactory to such Revolving Letter of Credit Issuer, in its reasonable discretion to protect it against the risk of non-payment by such Defaulting Lender.

(b) If any Lender becomes, and during the period it remains, a Defaulting Lender, no Revolving Letter of Credit Issuer will be required to issue any new Revolving Letter of Credit or to amend any outstanding Revolving Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless the applicable Revolving Letter of Credit Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with clause (a) above or otherwise in a manner reasonably satisfactory to the applicable Revolving Letter of Credit Issuer.

(c) If the Borrower, the Administrative Agent and the Revolving Letter of Credit Issuers agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Revolving Letter of Credit Exposure of such Lender reallocated pursuant to Section 2.16(a) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(d) The Borrower, the Administrative Agent and the Swingline Lender may from time to time enter into arrangements or agreements (including cash collateral arrangements) amongst themselves in order to eliminate or alleviate the Swingline Lender's risk of non-payment by a Defaulting Lender and also to provide for Swingline Lender resignation and succession provisions in addition to those set forth in Section 2.1(e)(iii). Any such arrangement or agreement shall be deemed to be a Credit Document for purposes of this Agreement.”

(v) Section 3.8(c) of the Credit Agreement is hereby deleted and replaced with the following:

“(c) For purposes of this Agreement, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Revolving Letter of Credit Issuers or Swingline Lender, as applicable, as collateral for the Revolving L/C Obligations and Revolving Credit Lender reimbursement obligations in respect of Swingline Loans, as the case may be, cash or deposit account balances (“Cash Collateral”) in an amount equal to 100% of the amount of the Revolving Letters of Credit Outstanding or Swingline Loans, as the case may be, required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Revolving Letter of Credit Issuers or Swingline Lender, as the case may be (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such terms have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Revolving Letter of Credit Issuers and the Swingline Lender, as applicable, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the documentation in form and substance reasonably satisfactory to the Administrative Agent, the Revolving Letter of Credit Issuers and the Swingline Lender (which documents are hereby consented to by the Revolving Credit Lenders). Such cash collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Administrative Agent.”

(w) Clause (a) of the first proviso in Section 4.2(a) of the Credit Agreement is hereby deleted and replaced in its entirety as follows:

“(a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitments, as applicable, of each of the Revolving Credit Lenders, except that, notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.15, the Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof (such Revolving Credit Exposure and Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Credit Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.15 of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans pursuant to Section 2.15 prior to any reduction being made to the Revolving Credit Commitment of any other Lender)”

(x) The antepenultimate sentence of Section 5.1(a) is deleted and replaced with the following:

“Each prepayment in respect of any tranche of Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans in such manner as the Borrower may determine and (b) applied to reduce Initial Term Loan Repayment Amounts, Delayed Draw Term Loan Repayment Amounts, Extended Term Loan Repayment Amounts and/or Incremental Term Loan Repayment Amounts, as the case may be, in each case in such order as the Borrower may determine; provided the Borrower may not prepay (i) Extended Term Loans of any Extension Series pursuant to this Section 5.1 unless such prepayment is accompanied by at least a pro rata prepayment of Term Loans of the Existing Term Loan Class from which such Extended Term Loans were converted (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full). For the avoidance of doubt, the Borrower may prepay Term Loans of an Existing Term Loan Class pursuant to this Section 5.1 without any requirement to prepay Extended Term Loans that were converted from such Existing Term Loan Class.”

(y) Section 5.2(a) of the Credit Agreement is hereby amended by:

(i) adding the following proviso at the end of subclause (i)(A) of such clause:

“; provided that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Recovery Prepayment Event or Permitted Sale Leaseback, in each case solely to the extent with respect to any Collateral, the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Debt (and with such prepaid or repurchased Permitted Other Debt permanently extinguished) with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations to the extent any applicable Permitted Other Debt Document requires the issuer of such Permitted Other Debt to prepay or make an offer to purchase such Permitted Other Debt with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Permitted Other Debt with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted Other Debt and the outstanding principal amount of Term Loans.”; and

(ii) adding a new subclause (iii) to such clause as follows:

“(iii) On each occasion that a Debt Incurrence Prepayment Event occurs, the Borrower shall, within three Business Days after the receipt of the Net Cash Proceeds from the occurrence of such Debt Incurrence Prepayment Event, at the Borrower’s election, (x) prepay Term Loans in accordance with clauses (c) and (d) below, or (y) prepay Revolving Credit Loans, Extended Revolving Credit Loans and New Revolving Credit Loans (and correspondingly permanently reduce and terminate the related Revolving Credit Commitments, Extended Revolving Commitments or New Revolving Credit Commitments, as the case may be) in accordance with clause (e) below, in a principal amount equal to 100% of the Net Cash Proceeds from such Debt Incurrence Prepayment Event.”

(z) Section 5.2(c) of the Credit Agreement is hereby deleted and replaced with the following:

“(c) Application to Repayment Amounts. Subject to Section 5.2(h), each prepayment of Term Loans required by Sections 5.2(a)(i), (ii) and (iii) shall be allocated pro rata among the Initial Term Loans, the Delayed Draw Term Loans, the Incremental Term Loans, and the Extended Term Loans based upon the applicable remaining Repayment Amounts due in respect thereof and be applied to reduce the scheduled Repayment Amounts in direct order of maturity; provided that, subject to the pro rata application to Repayment Amounts within any Class of Term Loans, the Borrower may allocate such prepayment in its sole discretion among the Class or Classes of Term Loans as the Borrower may specify, subject only to the following limitations: (i) the Borrower shall not allocate to Extended Term Loans of any Extension Series any mandatory prepayment (1) made pursuant to Section 5.2(a)(ii) unless such prepayment is accompanied by at least a pro rata prepayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of Term Loans of the Existing Term Loan Class, if any, from which such Extended Term Loans were converted (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full) or (2) made pursuant to Section 5.2(a)(iii)unless all Initial Term Loans and Delayed Draw Term Loans have been repaid in full; (ii) the Borrower may not allocate any mandatory prepayments made pursuant to Section 5.2(a)(i) to any Class of Term Loans unless such prepayment is accompanied by a pro rata repayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of Term Loans of the Existing Term Loan Class, if any, from which such Class of Term Loans was converted and Extended Term Loans, if any, that were originally converted from such Class of Term Loans (or the Existing Term Loan Class, if any, from which such Class of Term Loans was converted); and (iii) prepayments within any Class of Term Loans must be applied (1) pro rata to Repayment Amounts within any Class of Term Loans and (2) to reduce the scheduled Repayment Amounts in direct order of maturity. Subject to Section 5.2(h), with respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing and which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans) requesting that the Administrative Agent provide notice of such prepayment to each Lender of Term Loans.”

(aa) Section 5.2(d) of the Credit Agreement is hereby amended by deleting each occurrence of the phrase “Sections 5.2(a)(i) and (ii)” and “Section 5.2(a)(i) and (ii)” and replacing it with “Section 5.2(a)”.

(bb) Section 5.2(e) of the Credit Agreement is hereby deleted and replaced with the following:

“(e) Application to Revolving Credit Loans; Mandatory Commitment Reductions. (i) With respect to each prepayment of Revolving Credit Loans elected to be made by the Borrower pursuant to Section 5.1 or required by Section 5.2(b), the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans to be prepaid; provided that (x) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (y) notwithstanding the provisions of the preceding clause (x), no prepayment made pursuant to Section 5.1 or Section 5.2(b) of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(ii) With respect to each mandatory reduction and termination of Revolving Credit Commitments, Extended Revolving Credit Commitments and New Revolving

Credit Commitments required by Section 5.2(a)(iii) or Section 10.1(y)(ii), the Borrower may designate (A) the Classes of Commitments to be reduced and terminated and (B) the corresponding Classes of Loans to be prepaid; provided that (x) any such reduction and termination shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within any such Class, (y) no such reduction and termination of Old Revolving Credit Commitments (and prepayment of Loans accompanying a corresponding permanent reduction in Old Revolving Credit Commitments) shall be permitted unless all earlier maturing Old Revolving Credit Commitments (and Loans related to such Old Revolving Credit Commitments) shall have been terminated and repaid in full and (z) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or cash collateralization of letters of credit made on the date of each such reduction and termination in accordance with this Agreement, the aggregate amount of such Lenders’ credit exposures shall not exceed the remaining Commitments of such Lenders’ in respect of the Class reduced and terminated.

(cc) Section 5.2(h) of the Credit Agreement is hereby amended by inserting the phrase “(other than prepayments made in connection with any Debt Incurrence Prepayment Event)” immediately after each occurrence of the term “Section 5.2(a)” in such Section.

(dd) Section 10.1 of the Credit Agreement is hereby amended by:

(A) deleting clause (n) in its entirety and replacing it with the following:

“(n)(i) additional Indebtedness and (ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this Section 10.1(n) shall not at any time exceed $5,000,000,000; provided that no more than $1,000,000,000 of the aggregate amount of Indebtedness incurred pursuant to this Section 10.1(n) outstanding at any time may (A) have a final maturity on or before the Initial Term Loan Maturity Date or (B) be used for any purpose other than (x) as an issuance in exchange for, or an incurrence to refinance, repay, retire, refund or replace, any other Indebtedness of the Borrower or its Restricted Subsidiaries from time to time outstanding or (y) the purchase or other acquisition (in one transaction or a series of transactions and whether through direct acquisition, through the acquisition of Stock or Stock Equivalents or through capital contribution and in compliance with the requirements of Section 9.9) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person or to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of fixed or capital assets, to the extent not constituting Capital Expenditures made in the ordinary course of business (and provided, further, that, in the case of this subclause (y), on a Pro Forma Basis, after giving effect to such incurrence and the use of proceeds therefrom and any purchase, acquisition or other transaction consummated therewith, the Consolidated Total Debt to Consolidated EBITDA Ratio shall be no greater than the ratio for the most recently ended Test Period); provided, further, that the aggregate amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this

Section 10.1(n), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 10.1(d), 10.1(j) and 10.1(k) and the first paragraph of Section 10.1, shall not exceed $1,250,000,000 at any time outstanding;”

(B) (1) deleting both instances of the phrase “the latest Maturity Date of any Credit Facility hereunder” and the subsequent phrase “latest Maturity Date of any Credit Facility” in clause (y) of the proviso to Section 10.1(g) and replacing them with the phrase “Initial Term Loan Maturity Date” and (2) inserting the following at the end thereof immediately prior to the “;”:

“(it being understood that an Incremental Amendment or Extension Amendment may provide, without the consent of any other Lender required, for restrictions similar and in addition to those set forth in this Section 10.1(g)(y) on modification, replacement, refinancing, refunding, renewal or extension of Indebtedness which matures on or after the Initial Term Loan Maturity Date but on or before the final maturity date for the Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments provided for in such Incremental Amendment or Extension Amendment, as the case may be)”.

(C) deleting the word “and” at the end of clause (x); and

(D) deleting clause (y) in its entirety and replacing it with the following:

“(y) Indebtedness in respect of (i) Permitted Other Debt issued or incurred for cash to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of, at the Borrower’s option (A) Term Loans in the manner set forth in Section 5.2(a)(iii) and/or (B) Revolving Credit Loans, New Revolving Credit Loans and Extended Revolving Credit Loans (accompanied by a corresponding permanent reduction in the Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments, as applicable), in the manner set forth in Section 5.2(e)(ii), (ii) Permitted Other Loans incurred under Replacement Revolving Credit Commitments, (iii) other Permitted Other Debt (provided that the aggregate principal amount of any such Indebtedness incurred under this clause (y)(iii) does not exceed the lesser of (x) $500,000,000 and (y) the difference of $750,000,000 minus the aggregate amount of any Incremental Term Loans, Incremental Deposit L/C Loans or Incremental Revolving Commitment Increases that have been incurred pursuant to Section 2.14); provided that in the case of this clause (iii), (x) no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of any such Indebtedness or after giving effect thereto and (y) after giving effect to the incurrence of any such Indebtedness, the Borrower shall be in compliance on a Pro Forma Basis with the covenant set forth in Section 10.9 recomputed as of the date of the last ended Test Period; and (iv) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclauses (i), (ii) and (iii) above; provided that in the case of this clause (iv), except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium in connection with such refinancing) and (y) such Indebtedness otherwise complies the definition of Permitted Other Loans (in the case of Indebtedness in the form of loans) or the definition of Permitted Other Notes (in the case of Indebtedness in the form of notes) (it being understood that Permitted Other Loans may be refinanced by Permitted Other Notes and Permitted Other Notes may be refinanced by Permitted Other Loans); and

(z) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (y) above.”

(ee) Section 10.2(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a) Liens arising under (i) the Credit Documents securing the Obligations and (ii) the Security Documents and the Permitted Other Debt Documents securing Permitted Other Debt Obligations permitted to be incurred under Section 10.1(y); provided that, (A) in the case of Liens securing Permitted Other Debt Obligations that constitute First Lien Obligations pursuant to subclause (ii) above and (1) whose collateral package is identical to the Collateral (subject to exceptions set forth in the Security Documents), (a) the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall have delivered to the Collateral Agent an Additional First Lien Secured Party Consent (as defined in the Security Agreement), an Additional First Lien Secured Party Consent (as defined in the Pledge Agreement) and an Accession Agreement (as defined in the Intercreditor Agreement) and (b) the Borrower shall have complied with the other requirements of Section 8.18 of the Security Agreement with respect to such Permitted Other Debt Obligations, if applicable, or (2) whose collateral package consists of less collateral than the Collateral (subject to exceptions set forth in the Security Documents) (such collateral package, “Alternate First Lien Collateral”), the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially less favorable to the Lenders than the terms and conditions of the Security Documents and an intercreditor agreement reasonably acceptable to the Administrative Agent with the Collateral Agent and each Hedge Bank party to a Commodity Hedging Agreement and the Intercreditor Agreement with terms and conditions not materially less favorable to the Lenders than the terms and conditions of the Intercreditor Agreement and (B) in the case of Liens securing Permitted Other Debt Obligations that do not constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into an intercreditor agreement providing that the Liens securing such Permitted Other Debt Obligations shall rank junior to the Liens securing the Obligations and any other First Lien Obligations, and which shall also provide, among other provisions to be determined by the Borrower, the Administrative Agent and such Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders), terms substantially similar to those set forth on Exhibit R to this Agreement (with any changes thereto being reasonably acceptable to the Administrative Agent). Without any further consent of the Lenders, the

Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement contemplated by this Section 10.2(a). For the avoidance of doubt, the Liens created for the benefit of the Revolving Letter of Credit Issuers or Swingline Lender as contemplated by Section 3.8(c) are permitted by this Section 10.2(a);”

(ff) Section 10.2(s) of the Credit Agreement is hereby restated in its entirety as follows:

“(s) additional Liens so long as the aggregate principal amount of the obligations secured thereby at any time outstanding does not exceed $5,000,000,000 (as determined at the date of incurrence) and, to the extent securing any Indebtedness incurred pursuant to Section 10.1(n), complies with the terms of Section 10.1(n); provided that to the extent such Liens are contemplated to be on assets that are Collateral, the holders of such secured obligations (or a representative thereof on behalf of such holders) shall have entered into an intercreditor agreement providing that the Liens securing such Indebtedness shall rank junior to the Liens securing the Obligations and any other First Lien Obligations, and which shall also provide, among other provisions to be determined by the Borrower, the Administrative Agent and the holders of such secured Indebtedness (or a representative thereof on behalf of such holders), terms substantially similar to those set forth on Exhibit R to this Agreement (with any changes thereto being reasonably acceptable to the Administrative Agent). Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement contemplated by this Section 10.2(s).”

(gg) Subclause (iii)(z) of Section 10.6(r) of the Credit Agreement is hereby amended by deleting the term “Consolidated Debt to Consolidated EBITDA Ratio” and replacing it with the term “Consolidated Secured Debt to Consolidated EBITDA Ratio”;

(hh) Section 10.7 of the Credit Agreement is hereby amended by

(A) deleting the phrase “latest Maturity Date of any Credit Facility under Agreement” in clause (a) and replacing it with the phrase “the Initial Term Loan Maturity Date”; and

(B) inserting a new clause (c) at the end thereof:

“(c) An Incremental Amendment or Extension Amendment may provide, without the consent of any other Lender required, for restrictions similar and in addition to those set forth in this Section 10.7 on prepayment, repurchase, redemption, other defeasance, waiver, amendment, modification, termination or release of Indebtedness which matures on or after the Initial Term Loan Maturity Date but on or before the final maturity date for the Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments provided for in such Incremental Amendment or Extension Amendment, as the case may be.”

(ii) Section 10.9 of the Credit Agreement is hereby amended by inserting the following at the end thereof:

“An Incremental Amendment or Extension Amendment may provide, without the consent of any other Lender required, for additional required Consolidated Secured Debt to Consolidated EBITDA Ratios with respect to Test Periods ending after September 30, 2014 and on before the final maturity date for the Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments provided for in such Incremental Amendment or Extension Amendment, as the case may be; provided that such Incremental Amendment or Extension Amendment shall not so provide for any Test Period ending on or before the final maturity date of any Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments established or incurred prior to the date of such Incremental Amendment or Extension Amendment.”

(jj) A new Section 10.10 of the Credit Agreement is hereby added as follows:

“10.10. Incorporation of Certain Covenants of Permitted Other Loans. This Agreement shall hereby be automatically amended without any further consent required of any Person to incorporate any provisions of Permitted Other Debt Documents relating of Permitted Other Loans consisting of: (i) financial maintenance covenants (including covenants limiting capital expenditures) and the definitions used therein and (ii) cross-default and cross-acceleration thresholds (if lower than set forth in this Agreement) (it being understood that any provisions so incorporated into this Agreement pursuant to this Section 10.10 shall not replace or otherwise modify any provision already set forth in this Agreement).”

(kk) Section 13.6(b)(i)(A) of the Credit Agreement is hereby restated in its entirety as follows:

(A) the Borrower (which consent shall not be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for an assignment (1) to a Lender (other than in respect of an assignment of a Revolving Credit Commitment and Revolving Credit Loans), an Affiliate of a Lender (other than in respect of an assignment of a Revolving Credit Commitment and Revolving Credit Loans (except to an Affiliate of such Revolving Credit Lender having a combined capital and surplus of not less than the greater of (x) $100,000,000 and (y) an amount equal to twice the amount of Revolving Credit Commitments to be held by such assignee after giving effect to such assignment, in which case no such Borrower consent shall be required)) (provided, that, in the case of such an assignment to an Affiliate by any Posting Lender, the assignee Affiliate shall have the same or greater credit rating as the assignor, unless such assignor shall have benefited from a guarantee or other credit support, in which case (x) such assignee Affiliate shall have the same or greater credit rating as such guarantor or credit support party or (y) such guarantee or other credit support shall continue in effect with respect to the obligations and liabilities of such assignee Affiliate) or an Approved Fund (other than in respect of an assignment of a Revolving Credit Commitment and Revolving Credit

Loans) or (2) if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing with respect to the Borrower, to any other assignee; and

(ll) The Security Agreement is hereby amended and restated in the form attached as Exhibit A hereto.

(mm) The Pledge Agreement is hereby amended and restated in the form attached as Exhibit B hereto.

(nn) The Intercreditor Agreement is hereby amended and restated in the form attached as Exhibit C hereto.

(oo) Exhibit R to the Credit Agreement, which contains certain second lien intercreditor terms, is hereby added and attached as Exhibit D hereto.

Section 2 Representations and Warranties, No Default. Each Borrower represents and warrants to the Lenders as of the date hereof and as of the date of effectiveness of this Amendment:

(a) The execution and delivery of this Amendment by the Credit Parties has been duly authorized.

(b) The execution, delivery and performance by the Credit Parties of this Amendment, will not (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws), (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of US Holdings, the Borrower or any Restricted Subsidiary (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreement) pursuant to the terms of any material indenture (including the Existing Notes Indentures), loan agreement, lease agreement, mortgage, deed of trust or other material agreement or instrument to which US Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of US Holdings, the Borrower or any Restricted Subsidiary.

(c) The representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as if made on the date hereof and the date of effectiveness of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3 Conditions to Effectiveness of Amendment. This Amendment will become effective upon:

(a) receipt by the Administrative Agent of:

(i) executed signature pages to this Amendment from the Required Lenders and each Credit Party that is party to the Credit Agreement;

(ii) the Security Agreement, executed and delivered by a duly authorized officer of each grantor party thereto;

(iii) the Pledge Agreement, executed and delivered by a duly authorized officer of each pledgor party thereto; and

(iv) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each party thereto; and

(v) payment from the Company of a consent fee payable in Dollars for the account of each Lender (other than a Defaulting Lender) that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 3 p.m., New York City time on August 7, 2009 (the “Consent Deadline”) (x) in the case of a Posting Lender, in the amount of 0.10% of such Lender’s Posting Percentage of the Applicable Posting Facility Amount and (y) in all other cases, in the amount of 0.10% of the sum of such Lender’s Revolving Commitment, Delayed Draw Term Loan Commitment and outstanding Term Loans and Deposit L/C Loans; and

(b) payment by the Company of the reasonable costs and expenses of the Administrative Agent in connection with this Amendment (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP as counsel to the Agents).

Section 4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6 Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the

Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. From and after the effective date of this Amendment, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY, as the Borrower

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

[Signature Page to Amendment No. 1]

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC BIG BROWN POWER COMPANY LLC COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC DFW MIDSTREAM SERVICES LLC GENERATION MT COMPANY LLC
GENERATION SVC COMPANY LAKE CREEK 3 POWER COMPANY LLC LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC LUMINANT ENERGY SERVICES COMPANY LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC LUMINANT MINERAL DEVELOPMENT COMPANY LLC LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY LUMINANT POWER SERVICES COMPANY LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC MONTICELLO 4 POWER COMPANY LLC MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC OAK GROVE MANAGEMENT COMPANY LLC OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC SANDOW POWER COMPANY LLC
TCEH FINANCE, INC.
TRADINGHOUSE 3 & 4 POWER COMPANY LLC TRADINGHOUSE POWER COMPANY LLC TXU CHILLED WATER SOLUTIONS COMPANY
TXU ENERGY RETAIL COMPANY LLC TXU ENERGY RETAIL MANAGEMENT COMPANY LLC TXU ENERGY SOLUTIONS COMPANY LLC
TXU ENERGY TRADING (CALIFORNIA) COMPANY TXU ET SERVICES COMPANY TXU RETAIL SERVICES COMPANY TXU SEM COMPANY TXU SESCO COMPANY LLC

[Signature Page to Amendment No. 1]

TXU SESCO ENERGY SERVICES COMPANY
VALLEY NG POWER COMPANY LLC VALLEY POWER COMPANY LLC WICHITA/VICTORY AVE., LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

[Signature Page to Amendment No. 1]

CITIBANK, N.A., as Administrative Agent,
Collateral Agent and a Lender

By:	/s/ Nietzsche Rodricks
Name:	Nietzsche Rodricks
Title:	Vice President

[Amendment No. 1 Signature Page]

Exhibit A

Amended and Restated Security Agreement

[Please execution version of the Amended and Restated Security Agreement]

Exhibit A

Exhibit B

Amended and Restated Pledge Agreement

[Please see the execution version of the Amended and Restated Pledge Agreement]

Exhibit B

Exhibit C

Amended and Restated Intercreditor Agreement

[Please see the execution version of the Amended and Restated Intercreditor Agreement]

Exhibit C

Exhibit D

EXHIBIT R

SUMMARY OF TERMS AND CONDITIONS

OF THE SECOND LIEN INTERCREDITOR AGREEMENT

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Credit Agreement to which this Exhibit R is attached.

SECOND LIEN DEBT:	Indebtedness permitted pursuant to the terms of the Credit Agreement to be secured by a junior Lien on all or any portion of the Collateral.

FINANCING DOCUMENTS:	Definitive documentation (including Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements) in respect of the First Lien Obligations (the “First Lien Credit Documents”) and definitive documentation in respect of the Second Lien Obligations (each, a “Second Lien Credit Document”).

FIRST LIEN PARTIES:	The Secured Parties as referred to and defined in the First Lien Intercreditor Agreement.

FIRST LIEN INTERCREDITOR AGREEMENT:	The Intercreditor Agreement as referred to and defined in the Credit Agreement.

SECOND LIEN PARTIES:	The agents, issuing banks, trustees and lenders under the Second Lien Credit Documents that are entitled to the benefit of a second Lien on the Collateral.

SECURED PARTIES:	The First Lien Parties and the Second Lien Parties.

FIRST LIEN OBLIGATIONS:	All obligations of every nature of the Borrower and the Guarantors (collectively, the “Credit Parties”) owed to the First Lien Parties under the First Lien Credit Documents (including any post-petition interest, whether or not allowed or allowable in any Insolvency Proceeding).

SECOND LIEN OBLIGATIONS:	All obligations of every nature of the Credit Parties from time to time owed to the Second Lien Parties under the Second Lien Credit Documents.

PRIORITY OF LIENS; REMEDIES:

Until the Discharge of First Lien Obligations has occurred:

(a) The liens securing the Second Lien Obligations shall be junior and subordinated in all respects to the liens securing the First Lien Obligations;

(b) The Second Lien Parties shall have no right to exercise rights or remedies with respect to the Collateral, institute any action with respect to the Collateral, take or receive any Collateral or any proceeds thereof or object to the exercise by the First Lien Parties of any rights or remedies with respect to the Collateral; provided that the Second Lien Parties may exercise rights and remedies with respect to the Collateral if the First Lien Parties have not commenced the exercise of rights and remedies with respect to the Collateral within a standstill period to be agreed (but in any event, not less than 180 days).

(c) The First Lien Parties shall control all decisions related to the exercise of remedies under the First Lien Credit Documents without any consultation with, or the consent of, any of the Second Lien Parties.

PROHIBITION ON CONTESTING LIENS:	No Secured Party will contest, or support any other person in contesting the priority, validity or enforceability of a lien held by or on behalf of any of the First Lien Parties or the Second Lien Parties.

NO NEW LIENS/SIMILAR LIENS:	No Credit Party shall grant or permit any additional liens on any asset to secure the Second Lien Obligations unless it has granted a first priority lien on such assets to secure the First Lien Obligations (except, in certain cases, with respect to Permitted Other Debt that is secured by a first lien on only a portion of the Collateral).

APPLICATION OF PROCEEDS/TURN-OVER:

The proceeds of any liquidation, foreclosure or similar action related to the Collateral will be applied in the following order of priority:

First, to pay agent and issuing bank fees, expenses and indemnities; Second, on a pro rata basis, to pay the First Lien Obligations in accordance with the terms of the First Lien Intercreditor Agreement; Third, on a pro rata basis, to pay Second Lien Obligations; and Fourth, to the Borrower or as a court of competent jurisdiction may direct.

Until the Discharge of First Lien Obligations (as defined below), any Collateral or proceeds thereof received by any Second Lien Party shall be segregated and held in trust and shall be paid over to the Collateral Agent for the benefit of the First Lien Parties in the same form as received, with any necessary endorsement.

“Discharge of First Lien Obligations” means the “Discharge of Secured Obligations” as defined in the First Lien Intercreditor Agreement.

RELEASES:	In the event that the First Lien Parties release their liens on all or any portion of the Collateral or any Guarantor from its obligations under its guaranty of the First Lien Obligations, the comparable lien or guaranty, if any, in respect of the Second Lien Obligations shall be automatically released.

RIGHTS AS UNSECURED CREDITORS:	The Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Credit Parties in accordance with the terms of the applicable Second Lien Credit Documents and applicable law and subject to the terms of the Second Lien Intercreditor Agreement.

AMENDMENTS:

The First Lien Credit Documents may be amended, refinanced etc. without the consent of any Second Lien Party.

Any amendments, modifications or waivers of the Second Lien Intercreditor Agreement must be signed in writing by each party thereto; provided that no Credit Party shall have the right to consent to an amendment etc. of the Second Lien Intercreditor Agreement unless its rights are directly affected.

BANKRUPTCY:

In connection with any Insolvency Proceeding of any Credit Party:

•        Filing of Motions: The Second Lien Parties shall not file any motion, take any position in any proceeding, or take any other action in respect of the Collateral (except filing of a proof of claim) (including any motion seeking relief from the automatic stay).

•        DIP Financing: If the First Lien Parties desire to permit the sale or use of any collateral, or to permit any Credit Party to obtain debtor-in-possession financing (a “DIP Financing”), then the Second Lien Parties shall: (i) be

2

deemed to accept and won’t object or support any objection to, such sale or use or any such DIP Financing, (ii) not request or accept any form of adequate protection or any other relief in connection therewith except as set forth below and (iii) subordinate its Liens to such DIP Financing, any adequate protection provided to the First Lien Parties and any “carve-out” for fees agreed to by the Collateral Agent.

•        Sales: None of the Second Lien Parties shall oppose any sale that is supported by the Collateral Agent, and the Second Lien Parties will be deemed to have consented to any such sale and to have released their Liens in such assets.

•        Adequate Protection: No Second Lien Party shall contest (i) any request by the First Lien Parties for adequate protection or (ii) any objection by the First Lien Parties to any motion, etc. based on the First Lien Parties claiming a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the Collateral Agent or any other First Lien Party. However, (a) if the First Lien Parties are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Second Lien Parties may seek adequate protection in the form of a lien on such additional collateral (subordinated to the liens securing the First Lien Obligations and such DIP Financing), (b) in the event the any Second Lien Party is granted adequate protection in the form of additional collateral, then the First Lien Parties shall have a senior Lien and claim on such additional collateral and (c) in the event the First Lien Party is granted adequate protection in the form of a superpriority claim, then the Second Lien Parties may seek adequate protection in the form of a junior superpriority claim, subordinated to the superpriority claim granted to the First Lien Parties.

•        Avoidance Issues: If any First Lien Party is required to disgorge or otherwise pay any amount to the estate of any Credit Party for any reason (a “Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the Discharge of the First Lien Obligations shall be deemed not to have occurred.

•        Separate Grants of Security and Classifications: The grants of Liens pursuant to the First Lien Documents and the Second Lien Credit Documents constitute two separate and distinct grants of Liens. If it is held that the claims constitute only one secured claim, then all distributions shall be made as if there were separate classes of secured claims. The First Lien Parties and the Second Lien Parties shall be entitled to vote as a separate class on any plan of reorganization.

• Post -Petition Interest: The Second Lien Parties shall not oppose or challenge any claim of the First Lien Parties for post-petition interest, fees or expenses.

• No Waiver by First Lien Parties: No First Lien Party shall be prohibited from objecting to any action taken by the Second Lien Parties (or any agent on their behalf).

• Plan of Reorganization. No Second Lien Party shall support or vote in favor of any plan of reorganization unless such plan (i) pays off, in cash in

3

full, all First Lien Obligations or (ii) is accepted by the required First Lien Parties.

PURCHASE OPTION:	Upon acceleration, bankruptcy or commencement of enforcement proceedings, the Second Lien Parties shall have a one-time right to purchase, within 30 days of such event, at par plus any prepayment premiums, the First Lien Obligations.

GOVERNING LAW:	The State of New York.

4

Exhibit 10.2

EXECUTION COPY

AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

Dated as of October 10, 2007

as amended and restated as of August 7, 2009

Among

ENERGY FUTURE COMPETITIVE HOLDING COMPANY,

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC,

THE SUBSIDIARY GUARANTORS

CITIBANK, N.A.,

as Administrative Agent

and Collateral Agent,

CREDIT SUISSE ENERGY LLC,

J. ARON & COMPANY,

MORGAN STANLEY CAPITAL GROUP INC.,

CITIGROUP ENERGY INC., and

each other Secured Commodity Hedge Counterparty

from time to time party hereto

and

any other Person that becomes a Secured Party pursuant hereto

-i-

7.6	Collateral Agent in Individual Capacity	32
7.7	Successor Collateral Agents	32
7.8	Security Documents	33
7.9	Other Intercreditor Agreements	33
7.10	Indemnification	34

SECTION 8.	Reliance; Waivers; Etc	35

8.1	Reliance	35
8.2	No Warranties or Liability	35
8.3	Obligations Unconditional	35

SECTION 9.	Miscellaneous	36

9.1	Conflicts	36
9.2	Effectiveness; Continuing Nature of this Agreement; Severability	36
9.3	Amendments; Waivers	36
9.4	Voting	37
9.5	Information Concerning Financial Condition of US Holdings, the Borrower and its Subsidiaries	38
9.6	Submission to Jurisdiction	38
9.7	WAIVER OF JURY TRIAL	39
9.8	Notices	39
9.9	Further Assurances	39
9.10	APPLICABLE LAW	39
9.11	Binding on Successors and Assigns	39
9.12	Specific Performance	39
9.13	Headings	39
9.14	Counterparts	39
9.15	Authorization	40
9.16	No Third Party Beneficiaries	40
9.17	Provisions Solely to Define Relative Rights	40
9.18	Additional Guarantors	40
9.19	Permitted Secured Commodity Hedge and Power Sales Agreement	40
9.20	No Applicability to Instruments Not Secured by Collateral	40

EXHIBITS

Exhibit A	–	Form of Accession Agreement

-ii-

AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

This AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of October 10, 2007, as amended and restated as of August 7, 2009, is entered into by and among TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (the “Borrower”), ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, a Texas corporation (“US Holdings”), the Subsidiary Guarantors (as defined below), CITIBANK, N.A. (“Citibank”), in its capacity as collateral agent for the Secured Parties (as defined below) (in such capacity, and including its successors and assigns from time to time, the “Collateral Agent”), CITIBANK, N.A., as Administrative Agent (as defined below), CREDIT SUISSE ENERGY LLC (“Credit Suisse”) in its capacity as a Secured Commodity Hedge Counterparty, J. ARON & COMPANY (“J. Aron”) in its capacity as a Secured Commodity Hedge Counterparty, MORGAN STANLEY CAPITAL GROUP INC. (“MS Capital”) in its capacity as a Secured Commodity Hedge Counterparty, CITIGROUP ENERGY INC. (“Citi Energy”) in its capacity as a Secured Commodity Hedge Counterparty, and the other Persons party hereto from time to time in accordance with the terms hereof.

RECITALS

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of February 25, 2007 (the “Acquisition Agreement”), among TXU Corp., a Texas corporation, now known as Energy Future Holdings Corp. (“EFH”), Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership, and Texas Energy Future Merger Sub Corp., a Texas corporation, Texas Energy Future Merger Sub Corp. merged with and into EFH (the “Merger”), with EFH surviving the Merger as a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership;

WHEREAS, in order to finance, in part, the Merger, US Holdings, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Citibank, N.A., as administrative agent (in such capacity, and including its successors and assigns from time to time, the “Administrative Agent”) and as Collateral Agent, and the other agents and entities party thereto, entered into a Credit Agreement, dated as of October 10, 2007 (as amended by Amendment No. 1 thereto, dated as of August 7, 2009, and as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), which provides, among other things, for the borrowing of Loans and Posting Advances and the issuance of Letters of Credit, in each case for uses as contemplated by the Credit Agreement;

WHEREAS, (a) the Borrower (as assignee of TXU Generation Development Company LLC) entered into (i) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each transaction confirmed pursuant to the foregoing, the ISDA Master Agreement incorporated by reference in such Confirmation and each related schedule, exhibit or annex attached to any of the foregoing, in each case with Lehman Brothers Commodity Services, Inc., in its capacity as a Secured Commodity Hedge Counterparty (the “Lehman Commodity Hedge Agreement”); (ii) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each transaction confirmed pursuant to the foregoing, the ISDA Master Agreement incorporated by reference in such Confirmation and each related schedule, exhibit or annex attached to any of the foregoing, in each case with Citi Energy, in its capacity as a Secured Commodity Hedge Counterparty (the “Citi Commodity Hedge Agreement”); (iii) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each transaction confirmed pursuant to the foregoing, an amended and restated ISDA Master Agreement dated as of August 28, 2006, the Amended and Restated MS ISDA Schedule dated as of February 23, 2007 thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time), and each related schedule, exhibit or annex attached to any of the foregoing, in each case with MS Capital, in its capacity as a Secured Commodity Hedge Counterparty (the “MS Commodity Hedge Agreement”); and (iv) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each confirmation confirmed pursuant to the foregoing, the ISDA Master Agreement incorporated by reference in such Confirmation and each related schedule, exhibit or annex attached to any of the foregoing, in each case with J. Aron, in its capacity as a Secured Commodity Hedge Counterparty (the “J. Aron Commodity Hedge Agreement”, and collectively with the Lehman Commodity Hedge Agreement, the MS Commodity Hedge Agreement, and the Citi Commodity Hedge Agreement, the “Initial Secured Commodity Hedge and Power Sales Agreements”) and (b) the Borrower entered into a Confirmation dated November 2, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each confirmation confirmed pursuant to the foregoing, the ISDA Master Agreement incorporated by reference in such Confirmation and each related schedule, exhibit or annex attached to any of the foregoing, in each case with Credit Suisse, in its capacity as a Secured Commodity Hedge Counterparty (the “Credit Suisse Commodity Hedge Agreement”);

WHEREAS, US Holdings, the Borrower and the Subsidiary Guarantors may from time to time after the date hereof enter into additional Secured Commodity Hedge and Power Sales Agreements to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other applicable Financing Documents, in each case which may be secured on a first priority basis by the First Lien on all or a portion of the Collateral (as defined herein) pursuant to the terms of the Security Documents;

WHEREAS, US Holdings, the Borrower and the Subsidiary Guarantors may from time to time after the date hereof enter into additional agreements evidencing Indebtedness or other obligations to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and under the other applicable Financing Documents, in each case which may be secured on a first priority basis by the First Lien on all or a portion of the Collateral pursuant to the terms of the Security Documents;

WHEREAS, pursuant to the Guarantee, dated as of October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Guarantee”), US Holdings and each Subsidiary Guarantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations;

WHEREAS, pursuant to (a) the Security Agreement, dated as of October 10, 2007, as amended and restated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Security Agreement”), (b) the Pledge Agreement, dated as of October 10, 2007, as amended and restated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Pledge Agreement”) and (c) the other Security Documents, US Holdings (in the case of the Pledge Agreement), the Borrower and each Subsidiary Guarantor party thereto has granted a security interest on a first priority basis in the Collateral to secure the Secured Obligations;

WHEREAS, US Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the other parties to the Initial Secured Commodity Hedge and Power

Sales Agreements entered into that certain Collateral Agency and Intercreditor Agreement, dated as of October 10, 2007 (the “Existing Intercreditor Agreement”) to, among other things, define the rights, duties, authorities and responsibilities of the Collateral Agent and the respective rights and remedies among the Secured Parties with respect to the Collateral; and

WHEREAS, US Holdings, the Borrower, the Subsidiary Guarantors, the Collateral Agent, the Required Secured Parties and the Required Commodity Hedge Counterparties have agreed that the Existing Intercreditor Agreement be amended and restated in its entirety.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accession Agreement”: an Accession Agreement substantially in the form attached hereto as Exhibit A.

“Acquisition Agreement”: as defined in the recitals to this Agreement.

“Additional Obligations”: any Indebtedness or other obligations (other than Credit Agreement Obligations and other “Obligations” as defined in the Credit Agreement) incurred by US Holdings, the Borrower or any Subsidiary Guarantor after the Closing Date and secured by a First Lien on all or a portion of the Collateral, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other applicable Financing Documents; provided that the holder of such Indebtedness or other obligations (or the agent, trustee or representative acting on behalf of the holder of such Indebtedness or other obligation) shall either be a party hereto or shall have executed and delivered to the Collateral Agent an Accession Agreement in accordance with Section 5.6 pursuant to which such holder (or such agent, trustee or representative acting on behalf of such holder) has become a party to this Agreement and has agreed to be bound by the obligations of a “Secured Party” under the terms hereof.

“Administrative Agent”: as defined in the recitals to this Agreement.

“Affiliate”: shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” shall have meanings correlative thereto.

“Agent”: the Collateral Agent, the Administrative Agent or any representative, agent or trustee acting on behalf of the holders of any Indebtedness or other obligations under any Financing Document governing Additional Obligations, as the context may require.

“Agreement”: this Collateral Agency and Intercreditor Agreement.

“Amendment and Restatement Date”: August 7, 2009.

“Applicable Laws”: as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, permit, registration, license, certification, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Available Amount”: with respect to any Letter of Credit, at any time, the maximum amount (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law”: the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower”: as defined in the preamble to this Agreement.

“Breakage Costs”: with respect to any Loan, any amount payable with respect to such Loan pursuant to Section 2.11 of the Credit Agreement and with respect to any advances of Indebtedness under any Financing Document governing Additional Obligations, any amount payable with respect to such advances pursuant to the provisions, if any, in such Financing Documents similar to Section 2.11 of the Credit Agreement.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash Collateral”: as defined in Section 6.1.

“Citi Commodity Hedge Agreement”: as defined in the recitals to this Agreement.

“Citibank”: as defined in the preamble to this Agreement.

“Citi Energy”: as defined in the preamble to this Agreement.

“Collateral Agent”: as defined in the preamble to this Agreement.

“Commitments”: the commitment of any Secured Party to make Loans or other advances of Indebtedness or Posting Advances or issue Letters of Credit under the Financing Documents.

“Commodity Hedge and Power Sales Secured Obligations”: with respect to any Secured Commodity Hedge and Power Sales Agreement and any related guaranty (but without duplication), as of any date of determination, the sum of (a) the outstanding amount (including Ordinary Course Settlement Payments and any Termination Payments) then due and owing by the Loan Parties to the relevant Secured

Commodity Hedge Counterparty under such Secured Commodity Hedge and Power Sales Agreement plus (b) without duplication, any and all other obligations of any Loan Party of any kind thereunder, whether fixed or contingent, matured or unmatured as of such date of determination.

“Commodity Hedge Counterparty”: any Person (other than any Loan Party) that is a party to a Permitted Commodity Hedge and Power Sales Agreement.

“Commodity Hedge Covenants”: any covenant or similar term in any Secured Commodity Hedging and Power Sales Agreement that is identical to, or incorporates, is intended to incorporate or calls for incorporating by reference, a covenant or similar term in the Credit Agreement (but in the case of an identical covenant, only if such identical covenant was in the Credit Agreement on the Closing Date).

“Contractual Obligations”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Agreement”: as defined in the recitals to this Agreement, including as Refinanced pursuant to Section 5.3.

“Credit Agreement Obligations”: all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Posting Advance or Letter of Credit under the Credit Agreement entered into with US Holdings, the Borrower or any other Restricted Subsidiary of the Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Credit Agreement Obligations of the Loan Parties under the Loan Documents include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Loan Party under any Loan Document. “Credit Agreement Obligations” shall include, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the relevant Credit Agreement Obligations and any Post-Petition Interest.

“Credit Suisse”: as defined in the preamble to this Agreement.

“Credit Suisse Commodity Hedge Agreement”: as defined in the recitals to this Agreement.

“DIP Financing”: as defined in Section 6.1.

“Discharge of Credit Agreement Obligations”: except to the extent otherwise expressly provided for in Section 5.3 and Section 6.2:

(a) payment in full in cash of (i) the outstanding principal amount of Loans and Posting Advances outstanding under the Credit Agreement, (ii) Reimbursement Obligations with respect to amounts drawn under any Letter of Credit issued under the Credit Agreement, (iii) interest (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Posting Advances or other Credit Agreement Obligations and Post-Petition Interest) on all Indebtedness outstanding under the Loan

Documents and (iv) commitment fees, letter of credit fees, participation fees, maintenance fees and Breakage Costs, due and payable or otherwise accrued under the Loan Documents;

(b) the termination or expiration of all Commitments, if any, to extend credit (including the issuance of any Letter of Credit) that would constitute Credit Agreement Obligations under the Loan Documents;

(c) cancellation, termination or Cash Collateralization of all Letters of Credit issued and outstanding under the Loan Documents; and

(d) payment in full in cash of all other Credit Agreement Obligations that are then due and payable or otherwise accrued, including, without limitation, all Interest Expense, and full and final payment and discharge of all other outstanding Credit Agreement Obligations, whether or not then due and payable (other than any inchoate indemnity obligations that expressly survive the termination of the underlying Loan Documents).

“Discharge of Secured Obligations”: except to the extent otherwise expressly provided for in Section 5.3 and Section 6.2:

(a) payment in full in cash of (i) the outstanding principal amount of Loans or other Indebtedness and Posting Advances outstanding under any Financing Document, (ii) Reimbursement Obligations with respect to amounts drawn under any Letter of Credit issued under any Financing Documents, (iii) interest (including, without limitation, interest accruing at the then applicable rate provided in the applicable Financing Document after the maturity of the Loans or other Indebtedness and Posting Advances or other relevant Secured Obligations and Post-Petition Interest) on all Indebtedness outstanding under such Financing Documents and (iv) commitment fees, letter of credit fees, participation fees, maintenance fees and Breakage Costs, due and payable or otherwise accrued under the Financing Documents;

(b) the termination or expiration of all (i) Commitments, if any, to extend credit (including the issuance of any Letter of Credit) that would constitute Secured Obligations, (ii) Secured Commodity Hedge and Power Sales Agreements, (iii) Secured Hedging Agreements, and (iv) Secured Cash Management Agreements;

(c) cancellation, termination or Cash Collateralization of all Letters of Credit issued and outstanding under any Financing Documents; and

(d) payment in full in cash of all other Secured Obligations that are then due and payable or otherwise accrued, including, without limitation, all Interest Expenses, outstanding Commodity Hedge and Power Sales Secured Obligations and all obligations outstanding under Secured Hedging Agreements and Secured Cash Managements Agreements and full and final payment and discharge of all other outstanding Secured Obligations, whether or not then due and payable (other than any inchoate indemnity obligations that expressly survive the termination of the underlying Financing Documents).

“Early Termination Event”: with respect to any Secured Commodity Hedge and Power Sales Agreement, the designation or occurrence of an “Early Termination Date” (as defined in such Secured Commodity Hedge and Power Sales Agreement) or the occurrence of any event of default (howsoever defined) under any Secured Commodity Hedge and Power Sales Agreement which results in the termination of such Secured Commodity Hedge and Power Sales Agreement.

“Eligible Hedge Voting Amount”: as of any date of determination with respect to any Secured Commodity Hedge and Power Sales Agreement: the greater of (i) the Floor Amount (if any) applicable to such Secured Commodity Hedge and Power Sales Agreement and (ii) an amount equal to (A) the Permitted Secured Hedge Amount (if any) applicable to such Secured Commodity Hedge and Power Sales Agreement at such time less (B) (to the extent no Other Credit Support Exception has occurred with respect to all or a portion thereof) the aggregate amount of Other Credit Support Amounts under any Other Credit Support issued or pledged in favor of the applicable Secured Commodity Hedge Counterparty to support the obligations of US Holdings, the Borrower and/or the Subsidiary Guarantors under such Secured Commodity Hedge and Power Sales Agreement.

“Event of Default”: (x) an “Event of Default” under and as defined in the Credit Agreement or any other Financing Document or (y) any Early Termination Event under any Secured Commodity Hedge and Power Sales Agreement with respect to which the Borrower or any other Loan Party is the “defaulting party” or “affected party”, as the case may be.

“Financing Documents”: shall mean, collectively (without duplication), each Loan Document, each Secured Commodity Hedge and Power Sales Agreement and any other agreement, document or instrument providing for or evidencing any Secured Obligations, including those governing any Additional Obligations.

“First Lien”: a first priority Lien granted pursuant to the Security Documents to the Collateral Agent (for the benefit of the Secured Parties) on the Collateral to secure the Secured Obligations.

“Floor Amount”: shall mean (a) with respect to Citi Energy in respect of the Citi Commodity Hedge Agreement, an amount equal to $0, (b) with respect to Credit Suisse in respect of the Credit Suisse Commodity Hedge Agreement, an amount equal to $70,000,000, (c) with respect to J. Aron in respect of the J. Aron Commodity Hedge Agreement, an amount equal to $235,000,000, (d) with respect to MS Capital in respect of the MS Commodity Hedge Agreement, an amount equal to $320,000,000, and (e) with respect to any Secured Commodity Hedge and Power Sales Agreement entered into or modified after the date hereof (including, without limitation, any such agreement to which Citi Energy, Credit Suisse, J. Aron or MS Capital is a party), the amount identified (if any) as the “Floor Amount” for such Secured Commodity Hedge and Power Sales Agreement in the Accession Agreement pursuant to which the Secured Commodity Hedge Counterparty party thereto shall become (or confirm its continuing status as) a party hereto, which Floor Amount shall be based on the potential exposure of the relevant Secured Commodity Hedge and Power Sales Agreement as determined by the parties thereto on an arms-length, good faith basis as reasonably calculated in a manner consistent with market practice or in the ordinary course of the counterparty’s business.

“General Commodity Hedge and Power Sales Agreement”: shall mean a “Commodity Hedging Agreement” as defined in the Credit Agreement as in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance).

“Guarantee”: as defined in the recitals to this Agreement.

“Initial Secured Commodity Hedge and Power Sales Agreements”: as defined in the recitals to this Agreement.

“Insolvency or Liquidation Proceeding”:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Loan Party;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.

“Interest Expense”: for any period, all interest, commitment fees, letter of credit fees, participation fees, maintenance fees and Breakage Costs in respect of outstanding Secured Obligations accrued, capitalized or payable during such period (whether or not actually paid during such period).

“Issuing Lender”: a “Letter of Credit Issuer” under and as defined in the Credit Agreement as in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance) and any similar term, if any, under and as defined in any other Financing Document governing Additional Obligations.

“J. Aron”: as defined in the preamble to this Agreement.

“J. Aron Commodity Hedge Agreement”: as defined in the recitals to this Agreement.

“Lehman Commodity Hedge Agreement”: as defined in the recitals to this Agreement.

“Lender Party”: means each Lender, each Issuing Lender or the Swingline Lender, as the context may require.

“Lenders”: as defined in the recitals to this Agreement.

“Letter of Credit”: means a “Letter of Credit” as defined in and issued under the Credit Agreement and any similar term, if any, under and as defined in and issued under any Financing Document governing Additional Obligations.

“Lien”: any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event (a) shall an operating lease be deemed to be a Lien or (b) shall any netting or set-off arrangements under any Contractual Obligation otherwise permitted under the terms of this Agreement be deemed to be a Lien.

“Loan Documents”: means the “Credit Documents” as defined in the Credit Agreement as in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance).

“Loan Party”: means the Borrower, US Holdings and each Subsidiary Guarantor.

“Major Non-Controlling Series”: shall mean, at any time, the Series of Secured Debt Obligations that constitutes the largest Outstanding Amount (calculated without giving effect to the proviso of the definition of such term) of any then outstanding Series of Secured Debt Obligations.

“Merger”: as defined in the recitals to this Agreement.

“Mortgages”: a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Loan Party is granted by a Loan Party to secure any Secured Obligations or under which rights or remedies with respect to any such Liens are governed, including, without limitation, the Mortgages (as defined in the Credit Agreement).

“MS Capital: as defined in the recitals to this Agreement.

“MS Commodity Hedge Agreement”: as defined in the recitals to this Agreement.

“New Administrative Agent”: as defined in Section 5.3.

“New Collateral Agent”: as defined in Section 5.3.

“New Debt Notice”: has the meaning set forth in Section 5.3.

“Non-Controlling Enforcement Date”: with respect to any Series of Secured Debt Obligations, the date which is 90 days (throughout which 90-day period such Series of Secured Debt Obligations was the Major Non-Controlling Series) after the occurrence of both (i) an Event of Default (under and as defined in the Financing Document governing such Major Non-Controlling Series) and (ii) the Collateral Agent’s and each other Secured Debt Representative’s receipt of written notice from the Secured Debt Representative under the Financing Document governing such Major Non-Controlling Series certifying that (x) such Series of Secured Debt Obligations is the Major Non-Controlling Series and that an Event of Default (under and as defined in the Financing Document governing such Major Non-Controlling Series) has occurred and is continuing and (y) the Secured Debt Obligations of such Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Financing Document governing such Major Non-Controlling Series; provided that the Non-Controlling Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (2) at any time the Loan Party which has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Ordinary Course Settlement Payments”: all regularly scheduled payments due under any Secured Commodity Hedge and Power Sales Agreement calculated in accordance with the terms of such Secured Commodity Hedge and Power Sales Agreement, including any “Settlement Amounts” under any Secured Commodity Hedge and Power Sales Agreement and any liquidated damages payments under any Secured Commodity Hedge and Power Sales Agreement which settle physically and including any Interest Expense due and payable by any of the Loan Parties in connection with any such regularly scheduled or liquidated damage payments, but excluding, for the avoidance of doubt any “Termination Payments” due and payable under any Secured Commodity Hedge and Power Sales Agreement.

“Other Credit Support”: with respect to any Secured Commodity Hedge and Power Sales Agreement, any (a) Letter of Credit or other letter of credit, (b) guaranty or (c) cash collateral issued or pledged, as applicable, in favor of any Secured Commodity Hedge Counterparty to the extent not shared among all Secured Parties and in each case to the extent permitted under the Credit Agreement and permitted (if addressed herein, or, otherwise, not prohibited) under all of the other applicable Financing Documents, to support the obligations of US Holdings, the Borrower or any Subsidiary Guarantor under such Secured Commodity Hedge and Power Sales Agreement (other than any such guaranty issued by a Loan Party, including the Guarantee) which in any case satisfies the requirements of such Secured Commodity Hedge and Power Sales Agreement with respect to Letters of Credit and other letters of credit, guaranties or cash, as applicable. For the avoidance of doubt, it is expressly understood and agreed that any separate insurance, credit default swap protection or other protection against loss arranged by any Secured Commodity Hedge Counterparty for its own account in respect of any Secured Obligations owed to it shall not be considered “Other Credit Support” hereunder.

“Other Credit Support Amount”: at any time, with respect to any Secured Commodity Hedge and Power Sales Agreement, the sum of the following, in each case to the extent constituting Other Credit Support: (a) the Available Amount of any Letter of Credit or other letter of credit issued in favor of the relevant Secured Commodity Hedge Counterparty to support the Obligations of the Loan Parties under such Secured Commodity Hedge and Power Sales Agreement (with such Available Amount being calculated at the amount then available to be drawn under the applicable Letter of Credit or the applicable other letter of credit, notwithstanding anything to the contrary contained in the definition of Available Amount) plus (b) the undrawn amount of any guaranty issued in favor of the relevant Secured Commodity Hedge Counterparty to support the Obligations of the Loan Parties under such Secured Commodity Hedge and Power Sales Agreement (other than any such guaranty issued by a Loan Party, including the Guarantee) plus (c) the amount of any cash collateral pledged to the benefit of the relevant Secured Commodity Hedge Counterparty to support the Obligations of the Loan Parties under such Secured Commodity Hedge and Power Sales Agreement, and which, in each case, satisfies the requirements of such Secured Commodity Hedge and Power Sales Agreement with respect to Letters of Credit or other letters of credit, guaranties or cash, as applicable.

“Other Credit Support Exception”: (a) with respect to any Other Credit Support constituting a guaranty, the guarantor thereunder fails to make payment after receipt of a demand for payment thereunder made in accordance with the terms of such guaranty, within three Business Days of its receipt of such demand (or such longer period permitted for payment under such guarantee) and (b) with respect to any Other Credit Support constituting a Letter of Credit or other letter of credit, the occurrence and continuance of any of the following: (i) a restraint or injunction shall be threatened or pending against the issuer of such Letter of Credit or other letter of credit or the Secured Commodity Hedge Counterparty that is the beneficiary thereof that restrains or limits or seek to restrain or limit a draw upon, or the application of proceeds from, such Letter of Credit or such other letter of credit prior to, concurrent with, or following such draw or application, (ii) the issuing bank of such Letter of Credit or such other letter of credit shall be subject to an Insolvency Proceeding, or (iii) the issuing bank shall have disavowed, repudiated or dishonored its obligations under such Letter of Credit or such other letter of credit after, if applicable, delivery to such issuing bank of a conforming draw request thereunder.

“Outstanding Amount”: means, with respect to any Financing Document (other than any Secured Commodity Hedge and Power Sales Agreement), at any time, an amount equal to the sum of, without duplication, (a) the aggregate principal amount of the Loans or other Indebtedness outstanding under such Financing Document at such time plus (b) the Applicable Posting Facility Amount at such time plus (c) the excess of (x) the aggregate Available Amount of all Letters of Credit (other than Deposit Letters of Credit) issued under such Financing Document and outstanding at such time over (y) any cash collateral referred to in Section 5.5(b) then held in respect of any Letters of Credit plus (d) the aggregate amount of all outstanding unexpired Commitments to extend credit that, when funded or issued, would constitute Loans or other Indebtedness, Posting Advances or Letters of Credit, at such time; provided, however, that if any Lender shall be a “Defaulting Lender” howsoever defined in the relevant Financing

Document at such time, there shall be excluded from the determination of the “Outstanding Amount” under such Financing Document: (i) the aggregate principal amount of Loans or other Indebtedness and Posting Advances owing to such Lender, (ii) such Lender’s pro rata share of the aggregate Available Amount of all Letters of Credit issued under such Financing Document and (iii) such Lender’s pro rata share of the outstanding Commitments to extend credit that, when funded, would constitute Loans or other Indebtedness, Posting Advances or Letters of Credit, at such time.

“Permitted Commodity Hedge and Power Sales Agreement”: (a) each Initial Secured Commodity Hedge and Power Sales Agreement (other than the Lehman Commodity Hedge Agreement), (b) the Credit Suisse Commodity Hedge Agreement and (c) any other General Commodity Hedge and Power Sales Agreement entered into from time to time by the Borrower or any of its Restricted Subsidiaries to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other applicable Financing Documents at the time it is entered into.

“Permitted Secured Hedge Amount”: with respect to any Secured Commodity Hedge and Power Sales Agreement and any related guaranty (but without duplication), as of any date of determination, the full amount of all obligations of every nature outstanding and then owed to the Secured Commodity Hedge Counterparty under such Secured Commodity Hedge and Power Sales Agreement as of such date of determination (including any outstanding Ordinary Course Settlement Payments and Termination Payments), together with (without duplication) any and all other obligations of any Loan Party of any kind thereunder, whether fixed or contingent, matured or unmatured as of such date of determination; provided, that for purposes of calculating the “Eligible Hedge Voting Amount” or “Permitted Secured Hedge Amount” in respect of any Secured Commodity Hedge and Power Sales Agreement, the “Termination Payment” shall be calculated as the amount that would be payable by the relevant Loan Party under any such Secured Commodity Hedge and Power Sales Agreement if such Secured Commodity Hedge and Power Sales Agreement were terminated as the result of an event of default with respect to such Loan Party under such Secured Commodity Hedge and Power Sales Agreement on the Business Day immediately preceding the applicable date of determination or, if such Commodity Hedge and Power and Sale Agreement was previously terminated, the Termination Payment which remains unpaid as of the applicable date of determination.

“Pledge Agreement”: as defined in the recitals to this Agreement.

“Pledged Collateral”: as the context may require, (a) any Collateral, to the extent that possession or control thereof is necessary to perfect a Lien thereon under the UCC, including any deposit account or securities account (as such terms are defined in the UCC), (b) any rights to receive payments under any insurance policy that constitute Collateral and with respect to which a secured party is required to be named as an additional insured or a loss payee in order to perfect a Lien thereon and/or (c) any other Collateral with respect to which a secured party must be listed on a certificate of title in order to perfect a Lien thereon.

“Post-Petition Interest”: any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.

“Recovery”: as defined in Section 6.2.

“Refinance”: in respect of any Indebtedness, (a) such Indebtedness (in whole or in part) as extended, renewed, defeased, refinanced, replaced, refunded or repaid and (b) any other Indebtedness issued in exchange or replacement for or to refinance such Indebtedness, in whole or in part, whether with the same or different lenders, arrangers and/or agents and whether with a larger or smaller aggregate principal amount and/or a longer or shorter maturity, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the terms of the Credit Agreement and under the terms of the other applicable Financing Documents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reimbursement Obligations”: with respect to any Letter of Credit then outstanding under any Financing Document, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of such Letter of Credit and (b) the aggregate amount of drawings under such Letter of Credit that have not then been reimbursed pursuant to such Financing Document.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Remedy Event”: has the meaning set forth in Section 4.2.

“Replacement Credit Agreement”: as defined in Section 5.3.

“Required Alternative Commodity Hedge Counterparties”: at any time, Secured Commodity Hedge Counterparties owed or holding more than 50% of the sum of the Eligible Hedge Voting Amounts (disregarding clause (i) of the definition thereof) under all Secured Commodity Hedge and Power Sales Agreement outstanding at such time.

“Required Commodity Hedge Counterparties”: at any time, Secured Commodity Hedge Counterparties owed or holding more than 50% of the sum of the Eligible Hedge Voting Amounts under all Secured Commodity Hedge and Power Sales Agreement outstanding at such time.

“Required Secured Parties”: at any time, Secured Parties owed or holding more than 50% of the sum of (without duplication):

(a)(i) prior to the earlier of the (A) Discharge of Credit Agreement Obligations and (B) the Non-Controlling Enforcement Date, the Outstanding Amount under the Credit Agreement at such time and (ii) on or after the earlier of the (A) Discharge of Credit Agreement Obligations and (B) the Non-Controlling Enforcement Date, the Outstanding Amount under the applicable Financing Document governing the Major Non-Controlling Series at such time; and

(b) in the case of each Secured Commodity Hedge and Power Sales Agreement, the Eligible Hedge Voting Amount thereunder at such time.

For purposes of this definition, Secured Obligations registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower (other than investors in the Borrower’s Affiliates that are investment funds, provided that such investors are not themselves Affiliates of the Borrower or any other Loan Party) will be deemed not to be outstanding and neither the Borrower nor any Affiliate of the Borrower (other than investors in the Borrower’s Affiliates that are investment funds, provided that such investors are not themselves Affiliates of the Borrower or any other Loan Party) will be entitled to vote to direct the Collateral Agent or relevant Secured Debt Representative.

“Responsible Officer”: as to any Person, any individual holding the position of chairman of the board (if an officer), president, chief executive officer or one of its vice presidents and such Person’s treasurer or chief financial officer.

“Restricted Subsidiary”: any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Secured Cash Management Agreement”: any agreement relating to Cash Management Services that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank.

“Secured Commodity Hedge Counterparty”: any Commodity Hedge Counterparty (other than any Loan Party) that is a party to a Secured Commodity Hedge and Power Sales Agreement.

“Secured Commodity Hedge and Power Sales Agreement”: (i) each Initial Secured Commodity Hedge and Power Sales Agreement (other than the Lehman Commodity Hedge Agreement), (ii) the Credit Suisse Commodity Hedge Agreement and (iii) any Permitted Commodity Hedge and Power Sales Agreement entered into by the Borrower or any Subsidiary Guarantor with a Secured Commodity Hedge Counterparty after the date hereof which requires that the obligations of the Borrower or the Subsidiary Guarantor party thereto be secured by the First Lien, to the extent such Permitted Commodity Hedge and Power Sales Agreement is permitted (if addressed therein, or, otherwise, not prohibited) to be entered into by the Borrower or such Subsidiary Guarantor and secured by the First Lien under the Credit Agreement and the other applicable Financing Documents at the time it is entered into; provided that the Secured Commodity Hedge Counterparty party thereto shall either be a party hereto or shall have executed and delivered to the Collateral Agent an Accession Agreement in accordance with Section 5.6 pursuant to which such Secured Commodity Hedge Counterparty has become a party to this Agreement and has agreed to be bound by the obligations of a Secured Party under the terms hereof.

“Secured Debt Obligations”: the Credit Agreement Obligations and any Additional Obligations.

“Secured Debt Representative”: (a) with respect to the Lender Parties, the Administrative Agent, (b) with respect to any Secured Commodity Hedge and Power Sales Agreement, the Secured Commodity Hedge Counterparty party thereto and (c) with respect to each other Financing Document (other than those described in clauses (a) and (b) above), the agent, trustee or representative acting on behalf of the Secured Parties under such Financing Document (and, if no such agent, trustee or representative then exists, such Secured Parties).

“Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank.

“Secured Obligations”: collectively, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Posting Advance or Letter of Credit or under any Secured Cash Management Agreement, Secured Commodity Hedge and Power Sales Agreement or Secured Hedging Agreement, in each case, entered into with US Holdings, the Borrower or any other Restricted Subsidiary of the Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Secured Obligations of the Loan Parties under the Loan Documents include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) all obligations of every nature outstanding under any Additional Obligations, whether fixed or contingent, matured or unmatured, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. “Secured Obligations” shall include, without limitation, interest accruing at the then applicable rate provided in the applicable Financing Document after the maturity of the relevant Secured Obligations and any Post-Petition Interest.

“Secured Parties”: shall have the meaning ascribed to it in the Credit Agreement as in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance); provided that, in the case of any Secured Commodity Hedge Counterparty or holder of Additional Obligations (and any representative, agent or trustee acting on behalf of such holder) that is not a party hereto as of the date hereof, such Secured Commodity Hedge Counterparty or holder of Additional Obligations (or the representative, agent or trustee acting on behalf of such holder), as applicable, shall have executed and delivered to the Collateral Agent an Accession Agreement in accordance with Section 5.6 pursuant to which it has become a party to this Agreement and has agreed to be bound by the obligations of a Secured Party under the terms hereof.

“Security Agreement”: as defined in the recitals to this Agreement.

“Series”: each of (x) the Credit Agreement Obligations and (y) any Additional Obligations incurred pursuant to any Financing Document which, pursuant to any Accession Agreement, are represented hereunder by a common Secured Debt Representative (in its capacity as such for such Secured Debt Obligations).

“Specified Collateral Permitted Commodity Hedge and Power Sales Agreement”: any Secured Commodity Hedge and Power Sales Agreement that by its terms provides that it is to be secured by specific properties of the Loan Parties constituting Collateral but is not required to be secured by all of the Collateral (excluding for this purpose and for the avoidance of doubt, any Collateral that is solely for the benefit of certain Secured Parties pursuant to Section 5.5(b)). As of the date hereof, none of the Initial Secured Commodity Hedge and Power Sales Agreements or the Credit Suisse Commodity Hedge Agreement is a Specified Collateral Permitted Commodity Hedge and Power Sales Agreement.

“Specified Hedge Collateral”: with respect to any Specified Collateral Permitted Commodity Hedge and Power Sales Agreement, those properties of the Loan Parties constituting the portion (but not all) of the Collateral required under the terms of such Specified Collateral Permitted Commodity Hedge and Power Sales Agreement to be pledged in favor of the Secured Commodity Hedge Counterparty party thereto.

“Supplemental Collateral Agent”: as defined in Section 7.2(b).

“Termination Payment”: any amount payable to or by US Holdings, the Borrower or any of the Subsidiary Guarantors in connection with a termination (whether as a result of the occurrence of an event of default or other termination event) of any Secured Commodity Hedge and Power Sales Agreement or any Secured Hedging Agreement, including any “Settlement Amount” or “Termination Payment”, together with any Interest Expense due and payable by any of the Loan Parties in connection with such amounts; provided that for the avoidance of doubt, “Termination Payments” shall not include any Ordinary Course Settlement Payments due under any such Secured Commodity Hedge and Power Sales Agreement or Secured Hedging Agreement that have been paid prior to such date of determination.

“UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“US Holdings”: as defined in the preamble hereto.

1.2 Credit Agreement Definitions. The following terms shall have the meanings assigned to them in the Credit Agreement as it is in effect on the Amendment and Restatement Date (without reference to any subsequent amendment, restatement, modification or Refinance): Alternate First Lien Collateral, Applicable Posting Facility Amount, Business Day, Cash Collateral Account, Cash Collateralize, Cash Management Agreement, Cash Management Bank, Cash Management Services, Closing Date, Collateral, Default, Deposit L/C Collateral, Deposit L/C Obligations, Deposit Letter of Credit, Deposit Letter of Credit Issuer, Disposition, Existing Oncor Notes, GAAP, Governmental Authority, Guarantee Obligations, Hedge Bank, Hedging Agreements, Indebtedness, Loan, Oncor Credit Facility, Oncor Subsidiaries, Permitted Liens, Person, Posting Advance, Required Deposit L/C Loan Lenders, Replacement Facility, Required Lenders, Revolving Letter of Credit, Security Documents, Subsidiary, Subsidiary Guarantor, Swingline Lender, Swingline Loans, Unpaid Drawings, and Unrestricted Subsidiary.

1.3 Other Definitional Provisions. With reference to this Agreement, unless otherwise specified herein:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision thereof.

(c) The term “including” is by way of example and not limitation.

(d) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(e) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(f) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Security Document.

1.4 Certifications, Etc. All certifications, notices, declarations, representations, warrants and statements made by any officer, director or employee or a Loan Party pursuant to or in connection with this Agreement or any other Security Document shall be made in such person’s capacity as officer, director or employee on behalf of the Loan Party and not in such Person’s individual capacity.

SECTION 2. Lien Priorities.

2.1 Pari Passu. As among the Secured Parties, all Liens on the Collateral shall rank pari passu, no Secured Party shall be entitled to any preferences or priority over any other Secured Party with respect to the Collateral (except as otherwise provided in Section 4.1) and the Secured Parties shall share in the Collateral and all Proceeds thereof in accordance with the terms of this Agreement.

2.2 Prohibition on Contesting Liens. Each Secured Party agrees that it will not (and hereby waives any right to) object to or contest or support any other Person in objecting to or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (a) the priority, validity, extent, perfection or enforceability of a Lien held by the Collateral Agent on behalf of any of the Secured Parties in the Collateral in accordance with the terms of this Agreement or (b) any or all of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of Collateral Agent or any other Secured Party to enforce this Agreement.

2.3 No New Liens. Except as set forth in Section 5.5, the parties hereto agree that neither US Holdings, the Borrower nor any Subsidiary Guarantor shall grant or permit any additional Liens on any property or assets to secure any Secured Obligation unless it has granted or concurrently grants a Lien on such property or assets to secure all Secured Obligations on a pari passu basis.

SECTION 3. Enforcement.

3.1 Enforcement of Liens.

(a) The Required Secured Parties will have, subject to the terms of this Agreement, the right to authorize and direct the Collateral Agent with respect to the Security Documents and the Collateral, including, without limitation, the exclusive right to authorize or direct the Collateral Agent to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral. Such exercise and enforcement shall include the rights of the Collateral Agent to sell or otherwise dispose of Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and the Security Documents and of a secured creditor under the Bankruptcy Code and other applicable law; provided that unless and until the Collateral Agent shall have received such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, in order to preserve or protect its Liens on and the value of the Collateral as it shall deem advisable in the best interests of the Secured Parties.

(b) Until the date of Discharge of Secured Obligations, except to the extent otherwise directed or consented to by the Required Secured Parties, none of the Collateral Agent, any Secured Debt Representative or any other Secured Party will:

(i) request judicial relief, in any Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Secured Parties in respect of the Liens granted to the Collateral Agent, for the benefit of the Secured Parties;

(ii) oppose or otherwise contest any motion for relief from the automatic stay or for foreclosure or enforcement of Liens granted to the Collateral Agent, for the benefit of the Secured Parties, made by the Collateral Agent, acting at the direction of, or as consented to by, the Required Secured Parties, in any Insolvency or Liquidation Proceeding;

(iii) oppose or otherwise contest any lawful exercise by the Collateral Agent, acting at the direction of, or as consented to by, the Required Secured Parties, of the right to credit bid the Secured Obligations at any sale in foreclosure of the Liens granted to the Collateral Agent, for the benefit of the Secured Parties; or

(iv) oppose or otherwise contest any other request for judicial relief made in any court by the Collateral Agent, acting at the direction of, or as consented to by, the Required Secured Parties, relating to the lawful enforcement of any First Lien;

provided, however, that the Collateral Agent may take such actions as it deems desirable to create, prove, preserve or protect the Liens upon any Collateral. Notwithstanding the foregoing, both before and during an Insolvency and Liquidation Proceeding, any Secured Party and any Secured Debt Representative may take any actions and exercise any and all rights that they would have as an unsecured creditor, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Loan Party in accordance with applicable law and the termination of any Financing Document in accordance with the terms thereof; provided that the Secured Parties and the Secured Debt Representatives may not take any of the actions prohibited by clauses (i) through (iv) above or oppose or contest any other claim that it has agreed not to oppose or contest under Section 6; and provided, further, that, in the event that any Secured Party becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Secured Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Secured Obligations are subject to this Agreement.

(c) In exercising rights and remedies with respect to the Collateral after the occurrence and during the continuance of any Event of Default, the applicable Secured Debt Representatives may, at the direction of the Required Secured Parties, instruct the Collateral Agent to enforce (or to refrain from enforcing) the provisions of the Security Documents in respect of the Secured Obligations and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as the Collateral Agent may determine, unless otherwise directed by the Required Secured Parties, including:

(i) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral;

(ii) the enforcement or forbearance from enforcement of any Lien in respect of the Collateral;

(iii) the exercise or forbearance from exercise of rights and powers of a holder of Capital Stock or any other form of securities included in the Collateral to the extent provided in the Security Documents;

(iv) the acceptance of the Collateral in full or partial satisfaction of the Secured Obligations; and

(v) the exercise or forbearance from exercise in respect of the Collateral of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

(d) Without in any way limiting the generality of clause (c) above (but subject to the rights of the Borrower and the other Loan Parties under the Financing Documents and the provisions of Section 5.2(a)), the Collateral Agent, the Administrative Agent, each Secured Commodity Hedge Counterparty and each other Secured Party and any of them may, at any time and from time to time in accordance with the Financing Documents and/or applicable law, without the consent of or notice to any other Secured Party (to the extent no such consent or notice is otherwise required hereunder), without incurring responsibility to any other Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any other Secured Party is affected, impaired or extinguished thereby), do one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Secured Obligations or any Lien on any Collateral or guaranty thereof or any liability of the Borrower or any other Loan Party, or any liability incurred directly or indirectly in respect thereof (including any increase in (pursuant to any incremental facilities under the Credit Agreement or otherwise) or extension of the Secured Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Agent or any of the Secured Parties, the Secured Obligations or any of the Financing Documents, including pursuant to Section 5.3;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Borrower or any other Loan Party to the Secured Parties or the Collateral, or any liability incurred directly or indirectly in respect thereof, to the extent, in all such cases, that such Person has the right to take and is not prohibited from taking such actions under any or all of the Financing Documents;

(iii) settle or compromise any Secured Obligation or any other liability of the Borrower or any other Loan Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Secured Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any other Loan Party or any other Person, elect any remedy and otherwise deal freely with the Borrower, any other Loan Party or any Collateral and any security and any guarantor or any liability of the borrower or any other Loan Party to the Secured Parties or any liability incurred directly or indirectly in respect thereof.

(e) Following notice of any Event of Default received pursuant to Section 5.4, any Secured Debt Representative may request in writing that the Collateral Agent pursue any lawful action in respect of the Collateral in accordance with the terms of the Security Documents. Upon any such written request, the Collateral Agent shall seek the consent of the Required Secured Parties to pursue such action (it being understood that the Collateral Agent shall not be required to advise the Required Secured Parties to pursue any such action). Following receipt of any notice that a Event of Default has occurred, the Collateral Agent may await direction from the Required Secured Parties and will act, or decline to act, as directed by the Required Secured Parties, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by the Required Secured Parties. Subsequent to the Collateral Agent receiving written notice that any Event of Default has occurred entitling the Collateral Agent to foreclose upon, collect or otherwise enforce the First Liens then, unless it has been directed to the contrary by the Required Secured Parties, the Collateral Agent in any event may (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable in its reasonable judgment to protect or preserve its interest in the Collateral and the interests, rights, powers and remedies granted or available to the Collateral Agent under, pursuant to or in connection with the Security Documents.

Notwithstanding anything to the contrary contained herein, nothing contained herein shall be construed to impair the rights of any of the Collateral Agent or the Deposit Letter of Credit Issuer to exercise their rights and remedies in respect of Deposit L/C Collateral, and each of the parties hereto acknowledges and agrees that the Lien and rights of any of the Collateral Agent or the Deposit Letter of Credit Issuer, to and under Deposit L/C Collateral shall be solely for the benefit of the specific beneficiaries thereof. With respect to the Deposit L/C Loan Collateral, references in this Agreement to Required Secured Parties shall be deemed references to the Required Deposit L/C Loan Lenders until proceeds from the Deposit L/C Loan Collateral have been applied pursuant to Section 4.1(b) to satisfaction of all priorities except “last”.

SECTION 4. Payments.

4.1 Application of Proceeds. Regardless of any Insolvency or Liquidation Proceeding which has been commenced by or against the Borrower or any other Loan Party, Collateral or any proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies under the Security Documents by the Collateral Agent shall be applied in the following order (it being agreed that the Collateral Agent shall apply such amounts in the following order as promptly as is reasonably practicable after the receipt thereof; provided that such amounts shall not be so applied until such time as the amount of the Secured Obligations has been determined in accordance with the terms hereof and under the terms of the relevant Financing Document, including and subject to Sections 4.3 and 4.4 below)

(a) with respect to all Collateral other than Deposit L/C Collateral:

first, on a pro rata basis, to the payment of all amounts due to the Collateral Agent, any Agent, and the Issuing Lenders (in such capacities) (other than amounts constituting Interest Expenses) under any of the Financing Documents, excluding in the case of the Issuing Lenders, amounts payable in connection with any unreimbursed amount under any Letter of Credit;

second, on a pro rata basis to any Secured Party which has theretofore advanced or paid any fees to any Agent or Issuing Lender, other than any amounts covered by priority first, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been previously reimbursed;

third, on a pro rata basis, to the payment of, without duplication, (a) all principal and other amounts then due and payable in respect of the Secured Obligations (including Cash Collateralization of all outstanding Revolving Letters of Credit as required under the Credit Agreement or any other applicable Financing Document) and (b) the payment of Permitted Secured Hedge Amounts then due and payable to any Secured Commodity Hedge Counterparty under any Secured Commodity Hedge and Power Sales Agreement; and

last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full in cash, to the Loan Parties or as otherwise required by applicable law.

(b) with respect to Deposit L/C Collateral:

first, on a pro rata basis, to the payment of all amounts due to the Deposit Letter of Credit Issuer under any of the Financing Documents, excluding amounts payable in connection with any unreimbursed amount under any Letter of Credit;

second, on a pro rata basis, to the payment of all amounts due to the Deposit Letter of Credit Issuer in an amount equal to 100% of the Unpaid Drawings under any Deposit Letter of Credit;

third, on a pro rata basis, to any Secured Party which has theretofore advanced or paid any fees to the Deposit Letter of Credit Issuer, other than any amounts covered by priority second, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been previously reimbursed;

fourth, on a pro rata basis, to the payment of all other Deposit L/C Obligations; and

last, the balance, if any, after all of the Deposit L/C Obligations have been indefeasibly paid in full in cash, as set forth above in Section 4.1(a).

4.2 Limitations on Payment Post Default. After (a) the commencement of any Insolvency or Liquidation Proceeding in respect of any Loan Party or (b) (i) any of the Secured Obligations outstanding under any of the Financing Documents has become due and payable in full (whether at maturity, upon acceleration or otherwise) or any Secured Obligations outstanding under any of the Financing Documents has not been paid when due and (ii) the Required Secured Parties have instructed the Collateral Agent to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral (in the case of either clause (a) or clause (b), a “Remedy Event”), no payment of cash (or the equivalent of cash) shall be made from the proceeds of Collateral by any Loan Party to the Collateral Agent for the benefit of any Secured Party, except as provided for in Section 4.1.

4.3 Secured Obligation Balances.

(a)(i) Upon the written request of the Collateral Agent and (ii) only for so long as any Additional Obligations are outstanding, on the last Business Day of each March, June, September and December, each Secured Debt Representative shall promptly (and, in any event, within five Business Days) give the Collateral Agent written notice of the aggregate amount of the Secured Obligations (including, with respect to the Secured Debt Obligations only, calculations of the Outstanding Amount (calculated both with and without giving effect to the proviso to the definition of such term)) then outstanding and owed by the Borrower or any other Loan Party to the Secured Parties represented by such Secured Debt Representative under the applicable Financing Documents and any other information that the Collateral Agent may reasonably request; provided however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the Collateral Agent shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Loan Party, any Secured Party or any other person as a result of such determination. The Collateral Agent shall promptly following receipt of any such information, provide a copy of such information to each other Secured Debt Representative.

(b) Without limiting the foregoing, upon receipt of any of the monies referred to in Section 4.1 above, the Collateral Agent shall promptly provide notice to each Secured Debt Representative of the receipt of such monies. Within 10 Business Days of the receipt of such notice, each Secured Debt Representative shall give the Collateral Agent written certification by an authorized officer or representative thereof of the aggregate amount of the Secured Obligations then outstanding owed by the Borrower or any other Loan Party to the Secured Parties represented by such Secured Debt Representative under the applicable Financing Documents to be certified to as presently due and owing and, as applicable, after giving effect to the application of any Other Credit Support in respect of such Secured Obligations as contemplated by Section 4.4 (and, promptly upon receipt thereof, the Collateral Agent shall provide a copy of each such certification to each other Secured Debt Representative). Unless otherwise directed by a court of competent jurisdiction or each Secured Debt Representative, the Collateral Agent shall use the information provided for in such notices as the basis for applying such monies in accordance with Section 4.1 above. Notwithstanding anything herein to the contrary, (i) the proceeds of any Collateral shall not be applied to the Secured Obligations until each Secured Commodity

Hedge Counterparty shall have applied any Other Credit Support to the Secured Obligations owing to such Secured Commodity Hedge Counterparty, as contemplated by Section 4.4, and (ii) the proceeds of any Collateral (other than Deposit L/C Collateral) shall not be applied to the Deposit L/C Obligations until the full amount of the Deposit L/C Collateral shall have been applied to the outstanding Deposit L/C Obligations.

(c) In calculating the amount of Secured Obligations owed to any Secured Commodity Hedge Counterparty, Hedge Bank or Cash Management Bank, the applicable Permitted Secured Hedge Amount and/or Termination Payment owed under any Secured Commodity Hedge and Power Sales Agreement, Secured Hedging Agreement or Secured Cash Management Agreement shall be determined by the relevant Secured Commodity Hedge Counterparty, Hedge Bank or Cash Management Bank in accordance with the terms of the relevant Secured Commodity Hedge and Power Sales Agreement, Secured Hedging Agreement or Secured Cash Management Agreement, as applicable. In the event that such Secured Commodity Hedge and Power Sales Agreement includes a confirmed transaction that constitutes a Specified Collateral Permitted Commodity Hedge and Power Sales Agreement, the relevant Secured Commodity Hedge Counterparty shall determine the amount of the Termination Payment that is either then due and payable or would be due and payable under such Specified Collateral Permitted Commodity Hedge and Power Sales Agreement and shall only setoff and net all Termination Payments that are entitled to the relevant Specified Hedge Collateral, and such Termination Payments shall be distinct from any other Termination Payment owed to the relevant Secured Commodity Hedge Counterparty under any Secured Commodity Hedge and Power Sales Agreement that does not constitute a Specified Collateral Permitted Commodity Hedge and Power Sales Agreement or a Specified Collateral Permitted Commodity Hedge and Power Sales Agreement that is secured by different Specified Hedge Collateral.

4.4 Application of Other Credit Support. If following the occurrence of an Early Termination Event under any Secured Commodity Hedge and Power Sales Agreement any Loan Party shall fail to pay any of the Secured Obligations owing under such Secured Commodity Hedge and Power Sales Agreement as and when required thereunder, then each applicable Secured Commodity Hedge Counterparty agrees that it shall, to the extent permitted under such Secured Commodity Hedge and Power Sales Agreement and the terms of the applicable Other Credit Support, but subject to the occurrence of any Other Credit Support Exception, promptly (i) make a demand for payment under any Other Credit Support consisting of a Letter of Credit or other letter of credit, cash collateral or a guarantee issued in favor of such Secured Commodity Hedge Counterparty to support the Secured Obligations of the Loan Parties under such Secured Commodity Hedge and Power Sales Agreement and (ii) apply the proceeds received under any Other Credit Support consisting of a Letter of Credit or other letters of credit, cash collateral or guarantee and any cash consisting of Other Credit Support pledged in favor of such Secured Commodity Hedge Counterparty to reduce the outstanding amount of such Secured Obligations or enforcement action in connection therewith.

4.5 Limitations on Obligations under Secured Commodity Hedge and Power Sales Agreements With Respect to Specified Hedge Collateral. Notwithstanding anything herein to the contrary in connection with any exercise of remedies, each Secured Commodity Hedge Counterparty that is party to any Specified Collateral Permitted Commodity Hedge and Power Sales Agreement shall only be entitled to amounts in respect of its Secured Obligations arising thereunder to the extent that proceeds from Collateral being applied pursuant to Section 4.1 constitute the proceeds of Specified Hedge Collateral in respect of such Specified Collateral Permitted Commodity Hedge and Power Sales Agreement.

SECTION 5. Other Agreements.

5.1 Releases.

(a) Upon the request of any Loan Party in connection with any Disposition of Collateral or any other transaction involving a proposed release of Collateral or any guarantee (other than in connection with the exercise of any Collateral Agent’s rights and remedies in respect of the Collateral provided for herein) by any Loan Party, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents (including pursuant to Section 10.4 of the Credit Agreement) and in accordance with the requirements (if any) of the relevant Security Documents, the Collateral Agent will, at the Borrower’s request and sole cost and expense, execute and deliver to such Loan Party such releases and other documents (including UCC termination statements, reconveyances, customary pay off letters and return of Collateral) as such Loan Party may reasonably request to evidence and effectuate the concurrent release of (A) with respect to any Disposition, any Lien granted under any of the Security Documents in any Collateral being disposed of in connection with such Disposition, (B) with respect to any Disposition in respect of all of the Capital Stock in, or assets of, such Loan Party, such Loan Party from its Secured Obligations under the Financing Documents and/or such assets from the Lien granted under any of the Security Documents, or (C) with respect to any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary or where it is otherwise expressly provided that such Subsidiary is no longer required to be a Guarantor under the Credit Agreement and the other applicable Financing Documents, such Subsidiary from its Secured Obligations under the Financing Documents and/or the assets of such Subsidiary from the Lien granted under any of the Security Documents.

(b) Upon the Discharge of Secured Obligations, all rights to the Collateral shall revert to the applicable Loan Party, and, upon the written request of the Borrower, the Collateral Agent will, at the Borrower’s expense, (x) promptly cause to be transferred and delivered, without any recourse, warranty or representation whatsoever, any Collateral and any proceeds received in respect thereof, (y) execute and deliver to the Borrower and the other Loan Parties such UCC termination statements and other documentation as the Borrower or any other Loan Party may reasonably request to effect the termination and release of the Liens on the Collateral and (z) execute and deliver to the Borrower and the other Loan Parties such other documentation as the Borrower or any other Loan Party may reasonably request to affect the termination of such Loan Party’s obligations under the Security Documents to which it is a party (other than any such obligation which is intended by its terms to survive the Discharge of Secured Obligations).

(c) Notwithstanding anything herein to the contrary, the Collateral Agent, on behalf of the Secured Parties, will have the exclusive right (but subject to the provisions of the Financing Documents) to make determinations regarding the release or disposition of any of the Collateral, without any consultation with, consent of, or notice to, with respect to any of the Collateral that does not constitute Specified Hedge Collateral under any applicable Specified Collateral Permitted Commodity Hedge and Power Sales Agreement, the Secured Commodity Hedge Counterparty party thereto.

(d) Each of the Secured Commodity Hedge Counterparties party to a Specified Collateral Permitted Commodity Hedge and Power Sales Agreement agrees that it shall promptly, upon the written request of the Borrower, at the Borrower’s expense, execute and deliver to the Borrower and other Loan Parties such documentation as the Borrower may request from time to time to release any Lien for their benefit in such capacity on any of the Collateral that does not constitute Specified Hedge Collateral under the terms of Specified Collateral Permitted Commodity Hedge and Power Sales Agreement to which it is a party.

(e) Subject to any requirements of the Financing Documents, including, without limitation, Section 13.1 of the Credit Agreement, without further written consent or authorization from any Secured Party, the Collateral Agent shall execute any documents or instruments necessary to release any Collateral or guarantee to the extent the relevant Secured Parties have consented to such release in accordance with the terms of the Financing Documents.

5.2 Amendments to Financing Documents.

(a) Terms of the Secured Obligations and the Financing Documents may be amended, modified, supplemented or extended from time to time, and the aggregate amount of the Secured Obligations may be increased or Refinanced, in each event, without notice to or consent by any Secured Party that is not a party to such Financing Document and without affecting the provisions hereof, and the Lien priorities provided herein shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, increase or Refinancing of the Secured Obligations, or any portion thereof; provided, however, that (1) the holders of any such Indebtedness that has been Refinanced under the Loan Documents (or any agent or trustee therefor) execute and deliver an Accession Agreement to the Collateral Agent in accordance with Section 5.3, and (2) any amendments to any Secured Commodity Hedge and Power Sales Agreements shall be subject to Section 5.2(c).

(b) Notwithstanding anything herein to the contrary, during the continuance of any Event of Default, to the extent permitted by the applicable Financing Documents, any Secured Party shall be entitled in its reasonable discretion to make payments or advances to the Collateral Agent, any Loan Party or any third party for the purpose of protecting, preserving or defending the value of the Collateral.

(c) Notwithstanding anything to the contrary in the Financing Documents but subject to Sections 13.1 of the Credit Agreement and Section 5.2(e) below, if the Lenders whose consent is required under Section 13.1 of the Credit Agreement consent to any amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, then such amendment, modification, termination, waiver or consent shall apply automatically to the comparable (if any) provision in any other Financing Document (other than any Secured Commodity Hedge and Power Sales Agreement or any Financing Document (other than a Security Document) governing Additional Obligations unless such document otherwise provides) without the consent of any other Secured Party; provided that (A) with respect to any Secured Commodity Hedge and Power Sales Agreement, any such amendment, modification, termination or waiver shall apply automatically to any Commodity Hedge Covenant under such Secured Commodity Hedge and Power Sales Agreement (except to the extent that such Secured Commodity Hedge and Power Sales Agreement specifically provides otherwise), and (B) no amendment, modification, termination or waiver shall be made to any provision of any Letter of Credit issued as Other Credit Support in favor of any Secured Commodity Hedge Counterparty without the prior written consent of such Secured Commodity Hedge Counterparty.

(d) Notwithstanding anything to the contrary in this Agreement, and subject to Section 5.2(e) below, in addition to the consent of the Borrower, US Holdings and the Subsidiary Guarantors required by Section 9.3(a), the consent of the Required Secured Parties shall be required for all amendments, modifications, waivers or terminations of this Agreement, other than as permitted pursuant to Section 9.3(b) and (c) hereof.

(e) Notwithstanding anything to the contrary in this Agreement or in any of the Security Documents in any case where the Secured Commodity Hedge Counterparties would be materially and adversely affected thereby (it being understood that the undertaking of any transactions permitted by Section 5.6 (as in effect on the date hereof) shall not be deemed to materially and adversely effect the Secured Commodity Hedge Counterpart), without the written consent of the Required Commodity Hedge Counterparties and the Required Alternative Commodity Hedge Counterparties (or, if less than all of the Secured Commodity Hedge Counterparties are so disadvantaged or otherwise discriminated against, the prior written consent of each such Secured Commodity Hedge Counterparty that would be materially and adversely affected thereby), no amendment, modification, termination or consent in respect of this Agreement or the Security Documents shall be effective if the effect thereof would (directly or indirectly, including through definitional terms used in any of the following): (A) amend the definition of “Commodity Hedge and Power Sales Secured Obligations”, “Early Termination Event”, “Eligible Hedge Voting Amount”, “Secured Commodity Hedge and Power Sales Agreement”, “Secured Obligations”, “Secured Parties”, “Floor Amount” (as it applies to such Secured Commodity Hedge Counterparty), “Ordinary Course Settlement Payments”, “Other Credit Support”, “Other Credit Support Amount”, “Other Credit Support Exception”, “Permitted Secured Hedge Amount”, “Required Secured Parties”, “Required Commodity Hedge Counterparties”, “Required Alternative Commodity Hedge Counterparties”, “Secured Hedging Agreement” or “Termination Payment”; (B) change the order of application of proceeds of Collateral and other payments set forth in Section 4.1 or any other provision setting forth a priority of payment in respect of the Secured Obligations (to the extent such provisions relate to a Secured Commodity Hedge and Power Sales Agreement); or (C) in the case of any Secured Commodity Hedge and Power Sales Agreement, cause the Secured Obligations owed under any such Secured Commodity Hedge and Power Sales Agreement to cease to be secured on a First Lien, pari passu basis with all other Secured Obligations with respect to Collateral. Notwithstanding the foregoing or anything to the contrary contained herein, (i) no amendment, modification, waiver, supplement, termination or consent shall be made or given with respect to this Agreement or any Security Document including any intercreditor agreement entered into by the Collateral Agent pursuant to the authority granted under Section 7.9 which has the effect of disproportionately disadvantaging, or otherwise discriminating against, the Secured Commodity Hedge Counterparties relative to the other Secured Parties without the prior written consent of the Required Commodity Hedge Counterparties and the Required Alternative Commodity Hedge Counterparties, or, if less than all of the Secured Commodity Hedge Counterparties are so disadvantaged or otherwise discriminated against, the prior written consent of each such Secured Commodity Hedge Counterparty that would be materially and adversely affected thereby.

5.3 Refinancings of Credit Agreement.

(a) Subject to the limitations set forth in the applicable Financing Documents (if any), each Loan Party and each Secured Party acknowledges and agrees that the Credit Agreement may be Refinanced in accordance with this Section 5.3. At any time concurrently with or after the Discharge of Secured Obligations (or the Discharge of Secured Obligations other than Additional Obligations), the Borrower thereafter enters into a Refinancing of the Credit Agreement (a “Replacement Credit Agreement”) and any related Loan Documents (as defined in the Replacement Credit Agreement), then such Discharge of Secured Obligations (or the Discharge of Secured Obligations other than Additional Obligations), as applicable, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Secured Obligations and/or (or the Discharge of Secured Obligations other than Additional Obligations)) and, the Replacement Credit Agreement and related Loan Documents (as defined in the Replacement Credit Agreement) and the obligations under such Replacement Credit Agreement and related Loan Documents (as defined in the Replacement Credit Agreement) shall automatically be treated as “Secured Obligations”, “Loans”, “Letters of Credit”, “Commitments”, “Posting Advances”, a “Credit Agreement”, and “Loan Documents”, as applicable, and the parties and agents thereto “Lenders”, “Lender Parties” and “Secured Parties”, as applicable, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the new administrative agent or trustee thereunder, if any (the “New Administrative Agent”) shall automatically be treated as the “Administrative Agent” hereunder and the New Collateral Agent (as defined below) shall be appointed hereunder as the “Collateral Agent” for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Borrower has entered into a new Financing Document, which notice shall include the identify of the new collateral agent (such agent, the “New Collateral Agent”), the Secured Commodity Hedge Counterparties and all other Secured Parties party hereto at such time shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Collateral Agent shall reasonably request in order to provide to the New Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Collateral Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Collateral Agent to obtain control of such Pledged Collateral).

(b) Upon termination of the Credit Agreement, including in connection with any amendment and restatement or Refinancing, the Liens securing the Secured Commodity Hedge Counterparties and, if set forth in the applicable Financing Documents, the holders of Additional Obligations shall survive.

5.4 Notices; Certain Actions. So long as any Secured Obligations remain outstanding in respect of more than one class of Secured Parties, the following provisions shall apply:

(a) Each Secured Debt Representative hereby agrees to give, pursuant to the terms set forth in the Financing Documents, the Collateral Agent and each other Secured Debt Representative prompt written notice of the occurrence of (i) any Event of Default under such Person’s Financing Documents, as applicable, of which such Person has written notice, and (ii) acceleration of the maturity of any Secured Obligations under any of the Financing Documents for which it acts as a Secured Debt Representative wherein such Secured Obligations have been declared to be or have automatically become due and payable prior to the scheduled maturity thereof or termination date thereunder (or similar remedial actions including demands for cash collateral, have been taken) and setting forth the aggregate amount of Secured Obligations (including the Outstanding Amount (calculated both with and without giving effect to the proviso to the definition of such term)) that have been so accelerated under such Financing Documents, in each case, as soon as practicable after the occurrence thereof (and, in any event, within five Business Days after the occurrence thereof); provided, however, that the failure to provide such notice shall not limit or impair the rights of the Secured Parties, or the obligations of the Borrower or any other Loan Party, hereunder or under the other Financing Documents. No Agent or any other Secured Debt Representative shall be deemed to have knowledge or notice of the occurrence of an Event of Default under the Financing Documents to which it is a party until such Agent or such other Secured Debt Representative has received a written notice of such Event of Default from any other Agent or any other such Secured Debt Representative, the Borrower, the other Loan Parties or any other Secured Party for whom such Agent or such Secured Debt Representative is acting as representative, agent or trustee.

(b) The Collateral Agent hereby agrees to give each Secured Debt Representative written notice of the occurrence of an Event of Default following receipt thereof of written notice to it and provide a copy of all other information provided to it by the Borrower or any other Loan Party under the Security Documents upon request.

(c) Each Loan Party hereby agrees that, at any time and from time to time, at its sole cost and expense, it shall promptly execute and deliver all further agreements, instruments,

documents and certificates and take all further action that may be necessary in order to fully effect the purposes of this Agreement and the Security Documents (including, to the extent required by any Security Document, the delivery of possession of any Collateral represented by certificated securities that hereafter comes into existence or is acquired in the future to the Collateral Agent as pledgee for the benefit of the Secured Parties) and to enable the Collateral Agent to exercise and enforce their rights and remedies under the Security Documents with respect to the Collateral or any part thereof.

(d) Each of the Secured Commodity Hedge Counterparties agrees that if, at any time and from time to time, any or all of the Credit Agreement is Refinanced in whole or in part, and in connection with any such Refinancing it is necessary (as reasonably determined by the Borrower) for the parties to enter into one or more new agreement(s) setting forth the agreements of the parties with respect to certain intercreditor arrangements, guarantees or new collateral or security documents, it shall execute such agreements and documents as the Borrower may reasonably request in respect thereof to the extent that such agreements and documents are otherwise in accordance with the terms of the Secured Commodity Hedge and Power Sales Agreement to which it is a party (it being acknowledged and agreed that any intercreditor arrangements, guarantees or new collateral or security documents which contain materially the same provisions as the then existing comparable agreements and that do not have the effect of disproportionately disadvantaging, or otherwise discriminating against, such Secured Commodity Hedge Counterparty to any greater extent than in the existing comparable agreements, shall be deemed to be acceptable to such Secured Commodity Hedge Counterparty); provided that, notwithstanding any provision in this clause to the contrary, no Secured Commodity Hedge Counterparty shall be obligated to execute any intercreditor, collateral, security, guarantee or other document unless any applicable Security Documents secure the Loan Parties’ obligations to such Secured Commodity Hedge Counterparty on a first lien pari passu basis with the other Secured Obligations as contemplated by this Agreement as in effect on the date hereof.

5.5 Letters of Credit; Cash Collateral Accounts; Acknowledgment of Security Interest.

(a) Subject to the terms of this Section 5.5(a), nothing contained in this Agreement shall be construed (i) to impair the rights of any Secured Commodity Hedge Counterparty to exercise its rights and remedies with respect to any cash collateral pledged for its sole benefit or as a beneficiary under and pursuant to any Other Credit Support issued or pledged in its favor in accordance with the terms of all of the Financing Documents, (ii) to impair the rights of any Commodity Hedging Counterparty to exercise any of its rights and remedies as an unsecured creditor under any or all Secured Hedging Agreements, subject to Section 3.1(b), or (iii) to impair the rights of any Secured Commodity Hedge Counterparty to exercise its rights to setoff and net amounts under and among any Secured Hedging Agreement to which it is a party in accordance with the terms thereof; provided that each Secured Commodity Hedge Counterparty agrees that it shall only exercise such rights of setoff and netting, in the case of any Secured Commodity Hedge Counterparty, among amounts owing by or to such Secured Commodity Hedge Counterparty under any Secured Hedging Agreements to which it is a party.

(b) Notwithstanding anything to the contrary, in the event any cash collateral accounts (including any Cash Collateral Accounts) are established in connection with cash collateralizing Letters of Credit or Swingline Loans as contemplated by the definition of Discharge of Secured Obligations and the definition of Discharge of Credit Agreement Obligations or as otherwise contemplated by the Financing Documents, such cash collateral account shall only be for the benefit of the particular Secured Party or Secured Parties who issued or have participation interests in such Letters of Credit or Swingline Loans being cash collateralized.

(c) Each of the Secured Commodity Hedge Counterparties hereby acknowledges and consents to the applicable Loan Party’s collateral assignment (subject to Section 5.5(a)) for the benefit of the Secured Parties of such Loan Party’s rights, title and interest, in, to and under each of the Secured Commodity Hedge and Power Sales Agreements to which it is a party.

5.6 Additional Obligations.

(a) Subject to the limitations set forth in the Financing Documents, each Loan Party and each Secured Party acknowledges and agrees that the Collateral may secure additional obligations of the Borrower and the other Loan Parties in respect of (i) the Refinancing of the Credit Agreement, which shall be subject to Section 5.3, (ii) additional Secured Commodity Hedge and Power Sales Agreements, and (iii) Additional Obligations, in each case subject to compliance with this Section 5.6. Upon (x) execution and delivery to the Collateral Agent of an Accession Agreement by the Persons to whom the obligations referred to in the immediately precedent sentence are owed (or by the agent, trustee or representative representing such Person), (y) compliance with the procedures set forth in clause (b) below, and (z) upon satisfaction of all requirements set forth in this Agreement and the Security Documents (including those requirements set forth in Section 8.18 of the Security Agreement) as to the confirmation, grant or perfection of the Collateral Agent’s Lien to secure such obligations, such Persons shall become “Secured Parties” hereunder, and the Loan Parties’ obligations to such Persons shall become “Secured Obligations” hereunder, and the agreements representing such obligations shall become “Financing Documents” hereunder. Each Loan Party and each Secured Party agrees that this Agreement and the applicable Security Documents may be amended by the Loan Parties and the Collateral Agent without the consent of any Secured Party to the extent necessary or desirable to (i) effectuate the intent of this Section 5.6, (ii) cause the Liens granted thereby to be in favor of such Persons (to the extent Liens in favor of such Persons are permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of all of the other applicable Financing Documents) and (iii) cause such Persons to be treated in the same manner as the other Secured Parties under this Agreement and the other Security Documents.

(b) With respect to any additional obligations referred to in Section 5.6(a) above to be secured hereunder after the date hereof, the Borrower will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the holder of Secured Obligations (and the agent, trustee or representative acting on behalf of such holder) incurred by US Holdings, the Borrower or a Subsidiary Guarantor in accordance with and as permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents. The Borrower may effect such designation by delivering to the Collateral Agent, with copies to each Secured Debt Representative, each of the following:

(1) a certificate of a Responsible Officer of the Borrower stating that US Holdings, the Borrower or the relevant Subsidiary Guarantor intends, as applicable,

(A) to enter into an additional Secured Commodity Hedge and Power Sales Agreement, and that such additional obligations will be Secured Obligations and are permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents to be incurred by the relevant Loan Party and secured by a First Lien equally and ratably with all previously existing and future Security Obligations, or

(B) to incur Additional Obligations, which obligations will be Secured Obligations, and are permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents to be incurred by the relevant Loan Party and secured with a First Lien equally and ratably with all previously existing and future Secured Obligations; and

(2) a written notice specifying the name and address of the Secured Debt Representative for such additional obligations for purposes of this Agreement.

(c) Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Loan Party to incur additional Indebtedness or grant additional Liens unless in each case otherwise permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of all other applicable Finance Documents.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. If the Borrower or any other Loan Party shall be subject to any Insolvency or Liquidation Proceeding and the Collateral Agent (acting at the direction of the Required Secured Parties) shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the Collateral Agent or any other creditor has a Lien (other than Deposit L/C Collateral) or to permit the Borrower or any other Loan Party to obtain financing, whether from the Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Administrative Agent (on behalf of itself and the Lender Parties), each Secured Commodity Hedge Counterparty, and each other Secured Party agrees that such Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such Cash Collateral or such DIP Financing so long as (i) each Secured Party retains the right to object to such use of Cash Collateral or to the granting of any priming liens over any Collateral if the terms thereof, including the terms of adequate protection (if any) granted to the Secured Parties in connection therewith, do not provide for materially equal treatment to all Secured Parties, (ii) the DIP Financing does not expressly require the liquidation of any Collateral prior to a default under the DIP Financing documentation and (iii) if any Cash Collateral order contemplates the liquidation of Collateral, such order provides that the Liens of the Secured Parties will attach to the proceeds of such liquidation equally and ratably, (b) will not request or accept adequate protection or any other relief in connection with the use of such Cash Collateral or such DIP Financing, and (c) agrees that notice received two calendar days prior to the entry of an order approving such usage of Cash Collateral or approving such DIP Financing shall be adequate notice.

6.2 Avoidance Issues. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Loan Party for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount paid in respect of the Secured Obligations (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then such Secured Party shall be entitled to a reinstatement of Secured Obligations with respect to all such recovered amounts. In such event (a) the Discharge of Secured Obligations or Discharge of Credit Agreement Obligations, as applicable, shall be deemed not to have occurred and (b) if this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. To the extent that such recovered amount had previously reduced the Eligible Hedge Voting Amount of any Secured Commodity Hedge Counterparty, then upon reinstatement pursuant to this Section 6.2, such amount shall be added back to such Secured Party’s Eligible Hedge Voting Amount.

6.3 Certain Bankruptcy Rights of Secured Commodity Hedge Counterparties. Notwithstanding anything to the contrary contained herein, but without prejudice to any requirement to distribute Collateral or the proceeds of Collateral among the parties in accordance with the terms hereof, nothing in this Agreement shall constitute a waiver of, or otherwise impair the exercise of, any rights which the Secured Commodity Hedge Counterparties may have under the following provisions of the Bankruptcy Code: Section 362(b)(6), (17) and (27), Section 546(e), (g) and (j), Section 556, Section 560 and/or Section 561.

SECTION 7. Collateral Agent.

7.1 Appointment.

(a) Citibank is hereby appointed Collateral Agent hereunder and under the other Financing Documents and each of the Administrative Agent (for itself and on behalf of each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party hereby authorizes Citibank to act as Collateral Agent in accordance with the terms hereof and the other Security Documents. The Collateral Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Security Documents, as applicable. In performing its functions and duties hereunder, the Collateral Agent shall act solely as an agent of the Secured Parties and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party or any of its Subsidiaries. Each of the Administrative Agent (for itself and on behalf of each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party irrevocably authorizes the Collateral Agent to take such action on their behalf and to exercise such powers, rights and remedies hereunder and under the other Security Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified herein and the other Financing Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Agent shall not have, by reason hereof or any of the other Financing Documents, a fiduciary relationship in respect of any Secured Party, and nothing herein or in any of the other Financing Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect hereof or any of the other Financing Documents except as expressly set forth herein or in the other Security Documents.

(b) Except as expressly set forth in this Section 7, the provisions of this Section 7 are solely for the benefit of the Collateral Agent and the Secured Parties, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof.

7.2 Delegation of Duties.

(a) The Collateral Agent may execute any of its duties under this Agreement and the Financing Documents (including for purposes of holding or enforcing any Lien on the Collateral or any portion thereof granted under the Security Documents or of exercising any rights or remedies thereunder) by or through agents or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts of its choice concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care.

(b) The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by such Collateral Agent. Should any instrument in writing from US Holdings, the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, US Holdings or the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.2(b) in the absence of such Agent’s gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction).

(c) Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each Supplemental Collateral Agent. Every instrument appointing any Supplemental Collateral Agent shall refer to this Agreement and the conditions of this Section 7.2.

(d) Any Supplemental Collateral Agent may at any time appoint the Collateral Agent as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf or in its name.

7.3 Exculpatory Provisions.

(a) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by any of US Holdings, the Borrower, any other Guarantor, any other Loan Party or any officer thereof contained in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or the perfection or priority of any Lien or security interest created or purported to be created under any of the Financing Documents, or for any failure of US Holdings, the Borrower, any other Guarantor or any other Loan Party to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Lender Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent, Secured Commodity Hedge Counterparty or any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Loan Party.

(b) The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Security Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received a direction of the Required Secured Parties and, upon receipt of such direction the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such directions. Without prejudice to the generality of the foregoing; (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for a Loan Party), accounts, experts and other professional advisors selected by it; (ii) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting hereunder or any of the other Security Documents in accordance with a direction of the Required Secured Parties; and (iii) the Collateral Agent shall be fully protected in performing (and is hereby authorized by the Secured Parties to perform) the ministerial and administrative acts contemplated by or expressly provided in the Security Documents. Whenever in the administration of this Agreement the Collateral Agent shall deem it necessary or desirable that a factual or legal matter be proved or established in connection with the Collateral Agent taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the Borrower or, if appropriate, from a legal opinion from counsel to the Borrower.

(c) Beyond the exercise of reasonable care in the custody thereof and is otherwise specifically set forth herein, the Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or a bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at an time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(d) The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any other Security Document (i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to applicable law or the terms of this Agreement or (ii) if such action is not specifically provided for in this Agreement or under any other Collateral Document, it shall not have received a direction of the Required Secured Parties to take such action.

7.4 Notice of Event of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from a Secured Party or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Collateral Agent receives such a notice, it shall give notice thereof to the Secured Debt Representatives.

7.5 Non-Reliance on Collateral Agent and Other Secured Parties. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of US Holdings, the Borrower, any other Guarantor or any other Loan Party, shall be deemed to constitute any representation or warranty by the Collateral Agent to such Person. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of US Holdings, the Borrower, each other Guarantor and each other Loan Party and made its own decision to make its extensions of credit under the Financing Documents and enter into this Agreement. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of US Holdings, the Borrower, each other Guarantor and each other Loan Party. The Collateral Agent shall have no duty or responsibility to provide any Secured Party with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of US Holdings, the Borrower, any other Guarantor or any other Loan Party that may come into the possession of the Collateral Agent any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

7.6 Collateral Agent in Individual Capacity. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with US Holdings, the Borrower, any other Guarantor, and any other Loan Party as though the Collateral Agent were not a Collateral Agent hereunder and under the other Financing Documents. With respect to the loans made by it, the Collateral Agent shall have the same rights and powers under the Credit Agreement and the other Financing Documents as any Secured Party and may exercise the same as though it were not a Collateral Agent, and the terms “Lender Party” and “Lender Parties” shall include the Collateral Agent in its individual capacity and under the Loan Documents.

7.7 Successor Collateral Agents. The Collateral Agent may at any time give notice of its resignation to the Secured Parties or their Secured Debt Representatives and the Borrower. Upon receipt of any such notice of resignation, the Required Secured Parties shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or 11.5 of the Credit Agreement is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Secured Parties (or their Secured Debt Representative) and the Borrower that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security, until such time as a successor Collateral Agent is appointed, and (y) all payments, communications and determinations provided to be made by, to or through such Collateral Agent shall instead be made by or to each Secured Party under any of the Financing Documents directly, until such time as the Required Secured Parties with (except after the occurrence and during the continuation of a Default or Event of Default) the consent of the Borrower (not to be unreasonably withheld) appoint a successor Collateral Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Collateral Agent hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Secured Parties may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Collateral Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Section 7 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as an Collateral Agent.

7.8 Security Documents.

(a) Agents under Security Documents and Guarantee. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party hereby further authorizes the Collateral Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents.

(b) Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Financing Documents to the contrary notwithstanding, US Holdings, the Borrower, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Collateral Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents and the Guarantee may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless Required Secured Parties shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

7.9 Other Intercreditor Agreements. The Collateral Agent is hereby authorized without the further consent of the Secured Parties to negotiate, execute and deliver on behalf of the Secured Parties (x) any intercreditor agreement in respect of Alternate First Lien Collateral and (y) any intercreditor agreement in respect of liens securing obligations on all or any portion of the Collateral with a priority junior to that of the Secured Parties hereunder; provided that in each case, the entering into of such agreement (and the incurrence of such obligations and liens) is permitted (if addressed therein, or, otherwise not prohibited) by the terms of the Credit

Agreement and by the terms of the other applicable Financing Documents provided further, that any such intercreditor agreement is on terms substantially similar to this Agreement (in the case of an intercreditor agreement referenced in subclause (x) above) or Exhibit R of the Credit Agreement (as of the date hereof) (in the case of an intercreditor agreement referenced in subclause (y) above) and in all cases, on any other terms which shall not have the effect of disproportionately disadvantaging, or otherwise discriminating against, the Secured Commodity Hedge Counterparties relative to the other Secured Parties unless the prior written consent of the Required Commodity Hedge Counterparties and the Required Alternative Commodity Hedge Counterparties shall have been obtained, or, if less than all of the Secured Commodity Hedge Counterparties are so disadvantaged or otherwise discriminated against, unless the prior written consent of each such Secured Commodity Hedge Counterparty that would be materially and adversely affected thereby shall have been obtained.

7.10 Indemnification. Each Lender Party (through the Administrative Agent), each Secured Commodity Hedge Counterparty and each other Secured Party agrees to indemnify the Collateral Agent, in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective portions of the Secured Obligations in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any of the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Secured Party shall be liable to the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PARTY); provided, further, that no action taken in accordance with the directions of the Required Secured Parties (or such other number or percentage of the Secured Parties as shall be required) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 7.10. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, this Section 7.10 applies whether any such investigation, litigation or proceeding is brought by any Secured Party or any other Person. Without limitation of the foregoing, each Secured Party shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Secured Party shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided in no event shall this sentence require any Secured Party to indemnify the Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Secured Party’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Secured Party to indemnify the Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from the Collateral Agent’s gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction). The agreements in this Section 7.10 shall survive the termination of this Agreement.

SECTION 8. Reliance; Waivers; Etc.

8.1 Reliance. Other than any reliance on the terms of this Agreement, the Administrative Agent (on behalf of itself and each Lender Party) acknowledges that it has, independently and without reliance on any Secured Commodity Hedge Counterparty and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into such Financing Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Financing Document or this Agreement. Each Secured Commodity Hedge Counterparty acknowledges that it has independently and without reliance on the Administrative Agent or any other Secured Party, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the Financing Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Financing Documents.

8.2 No Warranties or Liability.

(a) The Administrative Agent (on behalf of itself and each Lender Party) acknowledges and agrees that no Secured Commodity Hedge Counterparty has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of any Secured Commodity Hedge and Power Sales Agreement, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Financing Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(b) Except as otherwise provided herein, each Secured Commodity Hedge Counterparty acknowledges and agrees that none of the Administrative Agent nor any Lender Party has made express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Secured Commodity Hedge Counterparty will be entitled to manage and supervise their respective transactions under their respective Secured Commodity Hedge and Power Sales Agreement in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

8.3 Obligations Unconditional. All rights, interests, agreements and obligations of each of the Collateral Agent, the Administrative Agent and the Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Financing Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Secured Obligations or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Financing Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Secured Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Loan Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, US Holdings, the Borrower or any other Loan Party in respect of the Collateral Agent, the Secured Obligations, or any Secured Party.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Financing Document, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability.

(a) This Agreement shall become effective when executed and delivered by each of the parties hereto. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

(b) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Loan Party shall include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party (as the case may be) in any Insolvency or Liquidation Proceeding.

(c) This Agreement shall terminate and be of no further force and effect on the date of Discharge of Secured Obligations, subject to the rights of the Collateral Agent, the Administrative Agent and the Secured Parties under Sections 5.3 and 6.2.

9.3 Amendments; Waivers.

(a) Subject to Section 9.3(b), Section 9.3(c), Section 9.3(d) and Section 5.6, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party required to consent thereto or their authorized Secured Debt Representatives and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver in any other respect or at any other time.

(b) Notwithstanding the other provisions of this Section 9.3 or any other provision of the Security Documents, the Borrower, US Holdings, the Subsidiary Guarantors and the Collateral Agent may (but shall have no obligation to) amend or supplement this Agreement or the Security Documents without the consent of any other Secured Party: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Secured Parties; (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the

Security Documents or any release of any Collateral or guarantee that is otherwise permitted under the terms of this Agreement and the Credit Agreement and permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the other applicable Financing Documents; (iv) to correct any typographical errors, drafting mistakes or other similar mistakes that do not modify the intended rights and obligations of the parties hereto; (v) to provide for additional obligations of the Loan Parties or Liens securing such obligations to the extent permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents (including with respect to Liens on only a portion of the Collateral), including to reflect such obligations and Liens in the definitions in Section 1.1, the relative priority of Liens and payments and the provisions herein regarding voting, consents, amendments and waivers; (vi) to modify any provisions relating to the Deposit L/C Collateral to account for the incurrence of a Replacement Facility; and (vii) to provide for, evidence or effectuate other actions that are permitted by the Credit Agreement and not otherwise prohibited by this Agreement and the other applicable Financing Documents.

(c) Notwithstanding the other provisions of this Section 9.3 or any other provision of the Security Documents, the Borrower, US Holdings, the Subsidiary Guarantors and the Collateral Agent (at the direction of the Administrative Agent or, following a Non-Controlling Enforcement Date, the Secured Debt Representative with respect to the Major Non-Controlling Series at such time) may (but shall have no obligation to) amend or amend and restate this Agreement without the consent of any other Secured Party in order to provide for additional obligations of US Holdings, the Borrower or any Restricted Subsidiary and liens securing such obligations on all or any portion of the Collateral with a priority junior to that of the Secured Parties hereunder, so long as the incurrence of such obligations and liens is not prohibited by the terms of any Financing Document. The Borrower, US Holdings, the Subsidiary Guarantors and the Collateral Agent may (but shall have no obligation to) amend, modify or supplement this Agreement and/or any Security Document, without the consent of any other Secured Party, as may be necessary, in the reasonable opinion of the Collateral Agent and the Borrower, to effect the provisions of Sections 5.3 and 5.6 of this Agreement or to effect the entry by the Collateral Agent into any additional intercreditor agreement in connection with the provisions of Alternate First Lien Collateral.

(d) Notwithstanding the other provisions of this Section 9.3 or any other provision of the Security Documents, but subject to the provisions of Section 5.2 hereof, this Agreement may be amended by a writing executed by the Borrower and the Collateral Agent (at the direction of the Required Secured Parties).

9.4 Voting.

(a) Without limiting anything contained herein and other than ministerial and administrative acts contemplated by the Security Documents to which it is a party, until the Discharge of Secured Obligations, the Collateral Agent shall not take any other action (including the exercise of remedies, the amendment of Security Documents, the granting of waivers under such Security Documents), or grant its consent under any Security Documents, unless and to the extent directed to do so by the Required Secured Parties. If the Collateral Agent determines that direction is needed in the taking of any action, it may refrain from taking such action until such directions or instructions are received and shall have no liability to the Secured Parties for so refraining.

(b) In connection with any act or decision by the Required Secured Parties, or Required Lenders or Required Commodity Hedge Counterparties under this Agreement or any of the Security Documents, (i) the vote of each Lender Party and each other Secured Party party to a Financing Agreement governing Additional Obligations shall be calculated based on the amount of the Outstanding Amount owed to such Lender Party or such other Secured Party, as applicable, at the time the applicable matter is presented for a vote, (ii) the vote of each Secured Commodity Hedge Counterparty shall be calculated based on the amount of the Eligible Hedge Voting Amount under the relevant Secured Commodity Hedge and Power Sales Agreement at the time the applicable matter is presented for a vote and (iii) the Collateral Agent shall be entitled to rely on the applicable Secured Debt Representative with respect to the vote received from the Secured Parties with respect to which such Secured Debt Representative is acting.

9.5 Information Concerning Financial Condition of US Holdings, the Borrower and its Subsidiaries. The Collateral Agent, the Administrative Agent and the other Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of US Holdings, the Borrower and its Subsidiaries and all endorsers and/or guarantors of the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. No Agent or Secured Party shall have any duty to advise any other Agent or Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Agent or Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other Agent or Secured Party, it or they shall be under no obligation:

(a) to make, and the Agents and the Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.6 Submission to Jurisdiction. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Annex I at such other address of which the Collateral Agent shall have been notified pursuant to Section 9.8;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.6 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

9.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.8 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed to the parties hereto at the addresses set forth on Annex I hereto or, in the case of any Loan Party, at the Borrower’s address set forth in on Annex I hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

9.9 Further Assurances. The Collateral Agent, on behalf of the Secured Parties, and the Borrower, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms contemplated by this Agreement.

9.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

9.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Collateral Agent, the Secured Parties, and their respective successors and assigns.

9.12 Specific Performance. Each Secured Party may demand specific performance of this Agreement. Each party hereto hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any other Secured Party.

9.13 Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.14 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Secured Parties.

9.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended for the purpose of defining the relative rights of Secured Parties. None of the Borrower, any Guarantor or any other creditor thereof shall have any rights hereunder and neither the Borrower nor any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any Guarantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

9.18 Additional Guarantors. US Holdings, the Borrower and each Subsidiary Guarantor shall cause each direct or indirect Subsidiary of the Borrower that becomes a Subsidiary Guarantor at the election of the Borrower or is required by the terms of any Financing Document to become a Subsidiary Guarantor to become a party to this Agreement by causing such Subsidiary to execute and deliver to the parties hereto an Accession Agreement, whereupon such Subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. US Holdings, the Borrower and each Subsidiary Guarantor shall promptly provide the Collateral Agent and each Secured Debt Representative with a copy of each Accession Agreement executed and delivered pursuant to this Section.

9.19 Permitted Secured Commodity Hedge and Power Sales Agreement. Each of the parties acknowledges that nothing in this Agreement limits the Borrower’s or any Subsidiary Guarantor’s rights under any Secured Commodity Hedge and Power Sales Agreement.

9.20 No Applicability to Instruments Not Secured by Collateral. If the Borrower or any Restricted Subsidiary secures its obligations under any General Commodity Hedge and Power Sales Agreement by granting a Lien on assets not constituting Collateral, then this Agreement shall not apply to such General Commodity Hedge and Power Sales Agreement and the rights and remedies of the counterparty thereto (including rights of foreclosure, setoff and netting) shall not in any way be limited by this Agreement.

[rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, as US Holdings

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY, as Borrower

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC
BIG BROWN POWER COMPANY LLC
COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC
DFW MIDSTREAM SERVICES LLC
GENERATION MT COMPANY LLC
GENERATION SVC COMPANY
LAKE CREEK 3 POWER COMPANY LLC
LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY SERVICES COMPANY
LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC
LUMINANT MINERAL DEVELOPMENT COMPANY LLC
LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY
LUMINANT POWER SERVICES COMPANY
LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC
MONTICELLO 4 POWER COMPANY LLC
MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC
OAK GROVE MANAGEMENT COMPANY LLC
OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC
SANDOW POWER COMPANY LLC

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

TCEH FINANCE, INC.
TRADINGHOUSE 3 & 4 POWER COMPANY LLC
TRADINGHOUSE POWER COMPANY LLC
TXU CHILLED WATER SOLUTIONS COMPANY
TXU ENERGY RETAIL COMPANY LLC
TXU ENERGY RETAIL MANAGEMENT COMPANY LLC
TXU ENERGY SOLUTIONS COMPANY LLC
TXU ENERGY TRADING (CALIFORNIA) COMPANY
TXU ET SERVICES COMPANY
TXU RETAIL SERVICES COMPANY
TXU SEM COMPANY
TXU SESCO COMPANY LLC
TXU SESCO ENERGY SERVICES COMPANY
VALLEY NG POWER COMPANY LLC
VALLEY POWER COMPANY LLC
WICHITA/VICTORY AVE., LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Nietzsche Rodricks
Name:	Nietzsche Rodricks
Title:	Vice President

[Signature Page A&R ICA]

CREDIT SUISSE ENERGY LLC, as Secured Commodity Hedge Counterparty

By:	/s/ Bik Kwan Chung
Name:	Bik Kwan Chung
Title:	Authorized Signatory

[A&R Intercreditor Agreement]

J. ARON & COMPANY, as Secured Commodity Hedge Counterparty

By:	/s/ Colleen Foster
Name:	Colleen Foster
Title:	Managing Director

[A&R Intercreditor Agreement]

CITIGROUP ENERGY INC., as Secured Commodity Hedge Counterparty

By:	/s/ Stuart W. Stanley
Name:	Stuart W. Stanley
Title:	President

[A&R Intercreditor Agreement]

MORGAN STANLEY CAPITAL GROUP INC., as Secured Commodity Hedge Counterparty

By:	/s/ Nancy A. King
Name:	Nancy A. King
Title:	Vice President

[A&R Intercreditor Agreement]

ANNEX I

ADDRESSES OF PARTIES

Texas Competitive Electric Holdings Company LLC

Energy Future Competitive Holding Company

Subsidiary Guarantors

Treasurer, 1601 Bryan, Dallas, TX, 75201

Tel: (214) 812-4728

Fax: (214) 812-4097

Kyle.Hein@luminant.com

HVol@luminnt.com

Michael.davis@energyfutureholdings.com

Citibank, N.A.

Annisa Partee

Citibank, N.A.

2 Penns Way, Suite 100

New Castle, DE 19720

Tel: (302) 894-6073

Fax: (212) 994-0961

annisa.d.partee@citi.com

Credit Suisse Energy LLC

One Madison Ave.

New York, NY 10010

Attn: Collateral Management Unit

Tel: (212) 538-5500

J. Aron & Company

85 Broad Street, 5th Floor

New York, NY 10004

Attn: Energy Operating

Tel: (212) 357-0326

Citigroup Energy Inc.

Commodities Operations Group

2800 Post Oak Blvd., Suite 500

Houston, TX 77056

Tel: (713) 752-5439

Morgan Stanley Capital Group

2000 Westchester Ave., 1st Floor

Purchase, NY 10577

Attn: Commodities Swap Group

Tel: (914) 225-4368

with a copy to:

Morgan Stanley Capital Group Inc.

Transaction Management Group

1585 Broadway, 4th Floor

New York, NY 10036-8293

Attn: Chief Legal Officer

EXHIBIT A

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT (this “Agreement”), dated as of             , 20  , is entered into by                             , a                     , as an [Additional Secured Party][Additional Loan Party] (as defined below), and acknowledged by TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (the “Borrower”), and CITIBANK, N.A. (“Citibank”), in its capacity as Collateral Agent for the Secured Parties, under the Intercreditor Agreement (as defined below).

Reference is made to that certain Collateral Agency and Intercreditor Agreement (as amended, modified, restated or supplemented from time to time, the “Intercreditor Agreement”), dated as of October 10, 2007 and as amended and restated as of August 7, 2009, by and among the Borrower, Energy Future Competitive Holding Company, a Texas Corporation (“US Holdings”), the Subsidiary Guarantors party thereto from time to time, the Collateral Agent, the Secured Commodity Hedge Counterparties, and certain other Persons party thereto from time to time. Capitalized terms used herein without definition shall have the meaning assigned to them in the Intercreditor Agreement.

OPTION #1:1

Pursuant to Section 5.6 of the Intercreditor Agreement, the Borrower may designate under the Intercreditor Agreement additional obligations as Secured Obligations on the terms and conditions set forth therein. The Intercreditor Agreement requires that any holder of additional obligations that are designated as Secured Obligations must become a party to the Intercreditor Agreement by executing and delivering this Accession Agreement.

The undersigned is entering into this Accession Agreement pursuant to Section 5.6 of the Intercreditor Agreement in order to become a Secured Party under the Intercreditor Agreement and the Security Documents, and to benefit from the Collateral under and in accordance with the terms of the Intercreditor Agreement and the Security Documents (an “Additional Secured Party”).

The undersigned is [acting as trustee/agent/Administrative Agent/Collateral Agent for] [[a] Lender(s)] [an additional Secured Party] [a Secured Commodity Hedge Counterparty] under the [describe Replacement Credit Agreement, other agreement(s) evidencing Refinanced Indebtedness, Additional Obligations, Secured Commodity Hedge and Power Sales Agreement, as applicable] (the “Additional Document”).

Pursuant to Section 5.6, attached hereto as Annex 1 is a copy of the certificate to be delivered by a Responsible Officer of the Borrower in accordance with Section 5.6(b)(1) of the Intercreditor Agreement.

The Additional Secured Party hereby becomes a Secured Party as [Administrative Agent/Collateral Agent] [Secured Debt Representative] [a holder of Additional Obligations] [a Secured Commodity Hedge Counterparty].

[1]	Use Option #1 if party acceding to the Intercreditor Agreement is a Secured Party.

Exh. A-1

The Additional Secured Party hereby agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

The Additional Secured Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Secured Party will be deemed to be a party to the Intercreditor Agreement, and, from and after the date hereof, shall have all of the obligations of [a Administrative Agent/Collateral Agent] [Secured Debt Representative] [an additional Secured Party] [a Secured Commodity Hedge Counterparty] thereunder as if it had executed the Intercreditor Agreement. The Additional Secured Party hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable to a Secured Party and [an Administrative Agent/Collateral Agent] [Secured Debt Representative] [a holder of Additional Obligations] [a Secured Commodity Hedge Counterparty] contained in the Intercreditor Agreement and the other Security Documents.

To the extent the Additional Secured Party is an agent or trustee for one or more Secured Parties, the Additional Secured Party acknowledges that it has the authority to bind such Secured Parties to the Intercreditor Agreement and such Secured Parties are hereby bound by the terms and conditions of the Intercreditor Agreement. The Additional Secured Party hereby agrees (on behalf of itself and any Secured Party claiming through it) to comply with the terms of the Intercreditor Agreement.

[As of the date hereof, Schedule I hereto sets forth the “Floor Amount” of the Additional Secured Party.]2

The address of the Additional Secured Party (and any Secured Debt Representative for such Additional Secured Party) for purposes of all notices and other communications is                             ,                             , Attention of                             (Facsimile No.             , electronic mail address:                             ).

The amount of credit to be extended to the Borrower or the applicable Subsidiary Guarantor under Additional Document will be $[        ].3

[In accordance with Sections 5.6 and 9.3(b(v) of the Intercreditor Agreement, the Intercreditor Agreement is hereby amended as follows: [                            ].]4

OPTION #2: 5

Pursuant to Section 9.18 of the Intercreditor Agreement, each direct or indirect Subsidiary of the Borrower that becomes a Subsidiary Guarantor at the election of the Borrower or is required to become a Subsidiary Guarantor (an “Additional Loan Party”) is required to become a party to the Intercreditor Agreement.

[2]	Include this provision as applicable with respect to any Secured Commodity Hedge and Power Sales Agreement.
[3]	Applicable to Additional Obligations only
[4]	Insert if necessary
[5]	Use Option #2 if party acceding to the Intercreditor Agreement is a Subsidiary Guarantor.

Exh. A-2

The Additional Loan Party has agreed to execute and deliver this Agreement in order to become a party to the Intercreditor Agreement and hereby becomes a Subsidiary Guarantor and a Loan Party thereunder.

The Additional Loan Party hereby agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1. The Additional Loan Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Loan Party will be deemed to be a party to the Intercreditor Agreement and, from and after the date hereof, shall have all of the obligations of a Subsidiary Guarantor and a Loan Party thereunder as if it had executed the Intercreditor Agreement. The Additional Loan Party hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable to, and assumes all obligations of, the Subsidiary Guarantors and the Loan Parties contained in the Intercreditor Agreement.

2. The address of the Additional Loan Party for purposes of all notices and other communications is                             ,                             , Attention of                             (Facsimile No.             , electronic mail address:                             ).

[3][7]. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

[4][8]. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

Exh. A-3

IN WITNESS WHEREOF, the [Additional Secured Party][Additional Loan Party] has caused this Accession Agreement to be duly executed by its authorized representative, and each of the Borrower and the Collateral Agent have caused the same to be accepted by its authorized representative, as of the day and year first above written.

[ADDITIONAL SECURED PARTY][ADDITIONAL LOAN PARTY]

By:
Name:
Title:

Acknowledged:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:
Name:
Title:

Acknowledged and accepted:

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

ANNEX 1

Borrower’s Certificate/New Debt Notice

SCHEDULE I

Floor Amount

Exhibit 10.3

EXECUTION COPY

AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of October 10, 2007, as amended and restated as of August 7, 2009, among Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (the “Company”), each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.13 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors”) and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the First Lien Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is party to the Credit Agreement, dated as of October 10, 2007 (as amended by Amendment No. 1 thereto, dated as of August 7, 2009 and as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among US Holdings, the Company, the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Administrative Agent and as Collateral Agent, and the other agents and entities party thereto;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and Posting Advances to the Company and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Parent and its Subsidiaries upon the terms and subject to the conditions set forth therein, (b) one or more Cash Management Banks may from time to time enter into Secured Cash Management Agreements, (c) one or more Hedge Banks may from time to time enter into Secured Hedging Agreements and/or Secured Commodity Hedging Agreements and (d) the Loan Parties may incur Additional First Lien Obligations from time to time to the extent permitted by the Credit Agreement and each Additional First Lien Agreement (any extensions of credit to the Grantors as described in clauses (a), (b),(c) or (d), collectively, the “Extensions of Credit”);

WHEREAS, pursuant to the Guarantee, dated as of October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Guarantee”), Energy Future Competitive Holdings Company (“US Holdings”) and each Subsidiary Grantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties (as defined in the Credit Agreement) the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as such term is defined in the Credit Agreement);

WHEREAS, each Subsidiary Grantor may also unconditionally and irrevocably guaranty, as primary obligor and not merely as surety, for the benefit of the First Lien Secured Parties under any Additional First Lien Agreements, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional First Lien Obligations;

WHEREAS, each Subsidiary Grantor is a Guarantor and may be a guarantor of the Additional First Lien Obligations;

WHEREAS, the Grantors are similarly entering into on the date hereof, the Amended and Restated Pledge Agreement (the “Pledge Agreement”) for the benefit of the First Lien Secured Parties, which agreement amends and restates the Pledge Agreement;

WHEREAS, the proceeds of the Extensions of Credit have been or will be, as the case may be, used in part to enable the Company to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it has derived or will derive, as the case may be, substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, as a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company under the Credit Agreement, the Grantors executed and delivered a Security Agreement to the Collateral Agent for the benefit of the Secured Parties, dated as of October 10, 2007 (the “Original Security Agreement”); and

WHEREAS, it is a condition precedent to Amendment No. 1 to the Credit Agreement that the Grantors enter into this Amended and Restated Security Agreement for the benefit of the First Lien Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into Amendment No. 1 to the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company under the Credit Agreement, to induce each Cash Management Bank to enter into Secured Cash Management Agreements and to induce each Hedge Bank to enter into Secured Hedging Agreements and/or Secured Commodity Hedging Agreements with US Holdings, the Company and/or its Subsidiaries and to induce the holders of any Additional First Lien Obligations to make their respective Extensions of Credit thereunder, the Grantors hereby agree with the Collateral Agent, for the benefit of the First Lien Secured Parties, to amend and restate the Original Security Agreement as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) Unless otherwise defined herein or in the Credit Agreement, terms defined in the Intercreditor Agreement shall have the meanings given to them in the Intercreditor Agreement

(c) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, As-Extracted Collateral, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Documents, Fixtures, Instruments, Inventory, Letter-of-Credit Right, Securities, Securities Account, Security Entitlement, Supporting Obligation, and Tangible Chattel Paper.

(d) The following terms shall have the following meanings:

“Accession Agreement” shall have meaning provided to it in the Intercreditor Agreement.

“Additional First Lien Agreement” shall mean any indenture, credit agreement or other document, instrument or agreement, if any, pursuant to which any Grantor has or will incur Additional First Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.18.

“Additional First Lien Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional First Lien Agreement including, without limitation, Permitted Other Debt, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.18.

“Additional First Lien Secured Party Consent” shall mean a consent in the form of Annex C to this Security Agreement executed by the Authorized Representative of any holders of Additional First Lien Obligations pursuant to Section 8.18.

“Applicable First Lien Representative” shall mean, prior to the Non-Controlling Enforcement Date, the Administrative Agent, and on and after the Non-Controlling Enforcement Date, the Secured Debt Representative with respect to the Major Non-Controlling Series at such time.

“Authorized Representative” shall mean (i) the Administrative Agent with respect to the Credit Agreement and (ii) any duly authorized agent, trustee or representative of any other First Lien Secured Party under Additional First Lien Agreements designated as “Authorized Representative” for any First Lien Secured Party in an Additional First Lien Secured Party Consent delivered to the Collateral Agent.

“Bundled Payment” shall mean an amount paid or payable by an obligor to a Grantor pursuant to a bundled bill, which amount includes both (a) Excluded Property under clauses (a) or (c) (or both such clauses) of the definition of such term, and (b) other amounts.

“Bundled Payment Amount” shall mean amounts paid or payable to any Grantor and described in clause (b) of the definition of Bundled Payment.

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Conduit Purchase Agreement” means the Fourth Amended and Restated Trade Receivables Purchase and Sale Agreement, dated as of August 4, 2003, as amended, among TXU Receivables Company, as Seller, TXU Business Services Company, as Collection Agent, the purchasers party thereto, the Managing Agents party thereto, and the Administrative Agent named therein.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those referred to on Schedule 1.

“Credit Party” shall mean the Company, US Holdings, the Subsidiary Grantors and each other Subsidiary of the Company that is a party to the Credit Agreement, any other Credit Document or any Additional First Lien Agreement.

“Deposit Agreement” shall mean the deposit agreement substantially in the form of Exhibit A hereto.

“Deposit L/C Loan Collateral Account” shall have the meaning set forth in the Deposit Agreement.

“Energy Plaza Lessee” shall have the meaning provided in Section 8.16.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien, in each case permitted by the Credit Agreement and any equivalent provision of each Additional First Lien Agreement and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Event of Default” shall mean an “Event of Default” under and as defined in the Credit Agreement or any Additional First Lien Agreement.

“Excluded Lease Rights” shall mean any Operating Lease Rights to the extent that, pursuant to the terms of an Operating Lease, the granting of a Security Interest or Lien in such Operating Lease Rights (i) would be prohibited without the consent by any other party thereto (other than a Credit

Party), unless all such consents have been obtained, or (ii) would represent a breach or default thereunder or give any other party thereto (other than a Credit Party) the right to terminate its obligations or the Grantor’s rights thereunder with or without the lapse of time, the giving of notice, or both (other than to the extent that any such prohibition, restriction or obligation referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consent or comply with such obligations).

“Excluded Property” shall mean (a) Receivables Facility Assets purported to be sold, contributed or pledged by any Participating Receivables Grantor pursuant to a Permitted Receivables Financing (which shall be deemed to include “Receivable Assets” as defined in the Existing Securitization Documentation), (b) collections or proceeds of Receivables Facility Assets repurchased by a Participating Receivables Grantor pursuant to the provisions of a Permitted Receivables Financing, while such collections or proceeds are in a lockbox, collateral account or similar account established pursuant to such Permitted Receivables Financing to receive collections of Receivables Facility Assets or are in an account subject to an intercreditor agreement related to Transition Charges or Transition Property, (c) amounts payable to any Grantor that such Grantor is collecting on behalf of Persons that are not Grantors, including Transition Property and Transition Charges, and any customer deposits related to the foregoing, and (d) any Bundled Payment Amounts, while such Bundled Payment Amounts are in a lockbox, collateral account or similar account established pursuant to a Permitted Receivables Financing to receive collections of Receivables Facility Assets or are in an account subject to an intercreditor agreement related to Transition Charges or Transition Property.

“Existing Securitization Documentation” means the Conduit Purchase Agreement, the Parallel Purchase Commitment (as defined in the Conduit Purchase Agreement), the Receivables Contribution and Sale Agreement (as defined in the Conduit Purchase Agreement), and the other Transaction Documents (as defined in the Conduit Purchase Agreement), in each case as amended, and as may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“Financing Documents” shall have meaning provided to it in the Intercreditor Agreement.

“First Lien Obligations” shall mean collectively, the Obligations (as such term is defined in the Credit Agreement) and the Additional First Lien Obligations.

“First Lien Secured Parties” shall man collectively, the “Secured Parties” (as such term is defined in the Credit Agreement) and, if any, the holders of Additional First Lien Obligations and any Authorized Representative with respect thereto.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Subject Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: (A) all Copyrights, Trademarks and Patents, and (B) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) rights, priorities and privileges relating to the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than (i) as pledged pursuant to the Pledge Agreement and (ii) any Excluded Stock or Stock Equivalents), whether now or hereafter acquired by any Grantor, except, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto (other than a Credit Party or a wholly owned subsidiary of a Credit Party) unless such consent has been expressly obtained, or (ii) would give any other party (other than a Credit Party or a wholly owned subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to seek or obtain any such consents referred to in clauses (i) or (ii) above).

“Lessor” shall have the meaning provided in Section 8.16.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Operating Lease” shall mean any lease of any property (whether real, personal or mixed) by any Grantor as lessee that does not constitute a Capital Lease with respect to such Grantor.

“Operating Lease Rights” shall mean any property, rights or interests of an Grantor as lessee pursuant to an Operating Lease.

“Original Security Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Participating Receivables Grantor” means any Grantor that is or becomes a participant in a Permitted Receivables Financing.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those referred to on Schedule 2.

“Pledge Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Properties” shall have the meaning provided in Section 8.16.

“Required Secured Parties” shall have meaning provided to it in the Intercreditor Agreement.

“Secured Obligations” shall have meaning provided to it in the Intercreditor Agreement.

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2.

“Subject Accounts” shall have the meaning provided in Section 5.1.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those referred to on Schedule 3; provided that any United States “intent to use” trademark applications for which a “statement of use” or “amendment to allege use” has not been filed and accepted in the United States Patent and Trademark Office (but only until such statement is filed and accepted), or to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable United States federal law, are excluded from this definition.

“Transition Charges” has the meaning ascribed to such term in Section 39.302(7) of the Texas Utilities Code.

“Transition Property” has the meaning ascribed to such term in Section 39.302(8) of the Texas Utilities Code.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the First Lien Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(e) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(g) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(h) References to “Lenders” in this Security Agreement shall be deemed to include Cash Management Banks and Hedge Banks.

(i) This Amended and Restated Security Agreement amends and restates the Original Security Agreement. The Obligations of the Grantors under the Original Security Agreement and the grant of security interest in the Collateral by the Grantors under the Original Security Agreement shall continue under this Amended and Restated Security Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Amended and Restated Security Agreement. All references to the Original Security Agreement in any Credit Document (other than this Amended and Restated Security Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Amended and Restated Security Agreement and the provisions hereof. It is understood and agreed that the Original Security Agreement is being amended and restated by entry into this Amended and Restated Security Agreement on the date hereof.

2. Grant of Security Interest.

(a) Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the benefit of the First Lien Secured Parties, and grants to the Collateral Agent, for the benefit of the First Lien Secured Parties and confirms its prior grant to the Collateral Agent for the benefit of the Secured Parties of, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the First Lien Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all equipment and fixtures;

(v) all General Intangibles;

(vi) all Instruments;

(vii) all Intellectual Property;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Supporting Obligations;

(xi) all Collateral Accounts;

(xii) the Deposit L/C Loan Collateral Account;

(xiii) all minerals, oil, gas and As-Extracted Collateral;

(xiv) all books and records pertaining to the Collateral; and

(xv) the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided, that notwithstanding anything to the contrary in this Agreement (x) the Collateral shall exclude (A) Excluded Stock and Stock Equivalents or any other Stock or Stock Equivalents of any Person pledged (or specifically excluded from the pledge) pursuant to the Pledge Agreement, (B) Excluded Property, (C) motor vehicles and other assets subject to certificates of title, (D) Letter-of Credit Rights, (E) Commercial Tort Claims, (F) Excluded Lease Rights, (G) assets specifically requiring perfection through control agreements (other than the Deposit L/C Loan Collateral Account), (H) property or assets subject to capital leases and purchase money obligations to the extent subject to a Lien, in each case permitted by the Credit Agreement and by each Additional First Lien Agreement, and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such property or assets, and (I) any assets as to which the Collateral Agent and the Company have determined that the costs or other consequences (including adverse tax consequences) of providing a security interest in is excessive in view of the benefits to be gained thereby by the Lenders and (y) none of the items included in clauses (i) through (xiv) above shall constitute Collateral to the extent (and only to the extent) that the grant of the Security Interest therein would violate any Requirement of Law applicable to such Collateral.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Company, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect; provided that, with respect to As-Extracted Collateral, the Collateral Agent shall only file or record financing statements in the Secretary of State or other central filing office of the jurisdiction of organization of a Grantor except in connection with a Mortgage. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent (for the benefit of the First Lien Secured Parties), as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other First Lien Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(c) Notwithstanding anything to the contrary in this Section 2, at the Company’s option, the term Collateral, as it refers to the Collateral securing Additional First Lien Obligations, shall not include any Stock and other securities of a Subsidiary to the extent that the pledge of such Stock and other securities would result in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Additional First Lien

Obligations affected; provided that neither US Holdings, the Company nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Stock pursuant to this clause (ii). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”) is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Stock secures the Additional First Lien Obligations affected thereby, then the Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Additional First Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Security Agreement may be amended or modified, without the consent of any First Lien Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Stock that are so deemed to no longer constitute part of the Collateral for the relevant Additional First Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Stock to secure the Additional First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Additional First Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this clause (d) shall limit the pledge of such Stock and other securities from securing the Obligations (as defined in the Credit Agreement) at all times or from securing any Additional First Lien Obligations that are not in respect of securities subject to regulation by the SEC.

3. Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each First Lien Secured Party that:

3.1. Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the First Lien Secured Parties pursuant to this Security Agreement, (b) the Liens permitted under each of the Credit Agreement and each Additional First Lien Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the First Lien Secured Parties pursuant to this Security Agreement or (ii) are permitted by each of the Credit Agreement and each Additional First Lien Agreement. For the avoidance of doubt, any reference herein to Liens permitted to be outstanding shall mean only Liens permitted to be outstanding under both the Credit Agreement (so long as it is in effect) and each Additional First Lien Agreement. The information set forth in the Perfection Certificate is complete and accurate in all respects as of the date hereof.

3.2. Perfected First Priority Liens.

(a) This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the First Lien Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) constitute and will continue to constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B), (C) or (D) of this paragraph, which actions have been taken prior to the date hereof to the extent required by the Original Security Agreement and shall continue to apply to the First Lien Obligations under this Security Agreement and other than with respect to any As-Extracted Collateral that requires the filing or recording of financing statements other than in the office of the Secretary of State or other central filing office in the jurisdiction of organization of the applicable Grantor in order to perfect) in favor of the Collateral Agent, for the benefit of the First Lien Secured Parties, as collateral security for the First Lien Obligations, as a result of (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) delivery to the Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer to the Collateral Agent or in blank, (C) delivery to the Collateral Agent of the fully executed Deposit Agreement and (D) completion of the filing, registration and recording of a fully executed agreement in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting registered Patents and Trademarks in the United States Patent and Trademark Office (or any successor office) within a three month period (commencing as of the date of the Original Security Agreement) or, with respect to Collateral constituting United States Patents and United States registered Trademarks acquired after the date of the Original Security Agreement, within three months thereafter, and all Collateral constituting registered Copyrights in the United States Copyright Office (or any successor office) within a one month period (commencing as of the date of the Original Security Agreement) or, with respect to Collateral constituting registered United States Copyrights acquired after the date of the Original Security Agreement, within one month thereafter pursuant to 35 USC § 261, 15 USC § 1060 or 17 USC § 205 and the regulations thereunder, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement and by the equivalent provisions of each Additional First Lien Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings approved by United States government offices with respect to Intellectual Property or (iii) delivery to the Collateral Agent (or its bailee) to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents; provided that the Grantors shall not be required to deliver to the Collateral Agent any Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents with an individual fair market value of less than $10,000,000. Notwithstanding anything to the contrary herein, no Grantor shall be required to complete any filings or other actions with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States.

(d) It is understood and agreed that the Security Interests in Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

3.3. Bundled Payments. As of the date hereof, it is not billing for, and has no, Bundled Payments.

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the First Lien Secured Parties that, from and after the date of this Security Agreement until all Secured Obligations (other than contingent indemnification and reimbursement obligations) are paid in full, the Commitments are terminated and no Letters of Credit thereunder remains outstanding (or all such Letters of Credit shall have been cash collateralized):

4.1. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Collateral Agent, the Lenders and any other First Lien Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request. In addition, within 30 days after the end of each calendar quarter, such Grantor will deliver to the Collateral Agent a written supplement substantially in the form of Annex A hereto with respect to any additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office and acquired by such Grantor after the date hereof, all in reasonable detail.

(c) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(i)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Secured Parties may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(i)(C), all at the expense of such Grantor.

(d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement or any Additional First Lien Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Domestic Subsidiary that is required by the Credit Agreement or any Additional First Lien Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement, any Additional First Lien Agreement or this Section 4.1.

(e) The Collateral Agent has a first priority security interest in the Deposit L/C Loan Collateral Account which security interest is perfected by Control (as defined in Section 9-104 of the UCC). No Pledgor shall grant Control of the Deposit L/C Loan Collateral Account to any person other than the Collateral Agent and no Pledgor shall grant Control of any other Deposit Account to any other Person, except in connection with a Permitted Lien.

4.2. Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent promptly (and in any event within 30 days of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

4.3. Notices. Each Grantor will advise the Collateral Agent, the Lenders and each of the other First Lien Secured Parties promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under each of the Credit Agreement and each Additional First Lien Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4. Bundled Payments. From and after the date hereof, no Grantor shall voluntary include Bundled Payment Amounts in a bundled bill.

5. Remedial Provisions.

5.1. Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable written notice to the Company and any other relevant Grantor, the Applicable First Lien Representative shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts that are Collateral (the “Subject Accounts”) in any manner and through any medium that such Applicable First Lien Representative reasonably considers advisable, and each Grantor shall furnish all such assistance and information as such Applicable First Lien Representative may require in connection with such test verifications. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any First Lien Secured Party.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Subject Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Subject Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the First Lien Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the First Lien Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Subject Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s written request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Subject Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Subject Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the such Grantor in writing not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(e) At the direction of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, each Grantor shall grant to the Collateral Agent to the extent assignable, an irrevocable, non-exclusive, fully paid-up, royalty-free, worldwide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation of printout thereof.

5.2. Communications with Credit Parties; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable written notice to the relevant Grantor of its intent to do so, communicate with obligors under the Subject Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Subject Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any First Lien Secured Party.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Subject Accounts that the Subject Accounts have been assigned to the Collateral Agent for the benefit of the First Lien Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Subject Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any First Lien Secured Party shall have any obligation or liability under any Subject Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any First Lien Secured Party of any payment relating thereto, nor shall the Collateral Agent or any First Lien Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Subject Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3. Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the First Lien Secured Parties specified in Section 5.1 with respect to payments of Subject Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the First Lien Secured Parties pursuant to the Intercreditor Agreement in connection with an Event of Default under Section 11.5 of the Credit Agreement or the equivalent provisions of any Additional First Lien Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the First Lien Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the First Lien Secured Parties) shall continue to be held as collateral security for all the First Lien Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order specified in Section 4.1 of the Intercreditor Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may, with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any First Lien Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and, subject to the terms of the Intercreditor Agreement, the Collateral Agent or such First Lien Secured Party may pay the purchase price by crediting the amount thereof against the First Lien Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its First Lien Obligations and the reasonable and documented fees, disbursements and other charges of one firm of counsel and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, to the Administrative Agent and Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person) to collect such deficiency.

5.7. Amendments, etc. with Respect to the First Lien Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the First Lien Obligations made by the Collateral Agent or any other First Lien Secured Party may be rescinded by such party and any of the First Lien Obligations continued, (b) the First Lien Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other First Lien Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit, any Additional First Lien Agreement and any other documents executed and delivered in connection therewith and any Secured Cash Management Agreements, Secured Hedging Agreements, and Secured Commodity Hedging Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement, the applicable Cash Management Bank or Hedge Bank, or, in the case of any Additional First Lien Agreement, the trustee, agent or representative thereunder or the required lenders or holders thereunder) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other First Lien Secured Party for the payment of the First Lien Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other First Lien Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the First Lien Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other First Lien Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any Grantor or any other Person, and any failure by the Collateral Agent or any other First Lien Secured Party to make any such demand or to collect any payments from the Company or any Grantor or any other Person or any release of the Company or any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other First Lien Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. The Collateral Agent.

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Subject Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Subject Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the First Lien Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 9.3 of the Credit Agreement or any equivalent provision of any Additional First Lien Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable business discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the First Lien Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1 (to the extent required to be reimbursed by the Grantors pursuant to the Credit Documents), together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement (whether or not the Credit Agreement is then in effect), from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any First Lien Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the First Lien Secured Parties hereunder are solely to protect the Collateral Agent’s and the First Lien Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any First Lien Secured Party to exercise any such powers. The Collateral Agent and the First Lien Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the First Lien Secured Parties, be governed by the Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable First Lien Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5. Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other First Lien Secured Parties and their respective successors, indorsees, transferees and assigns until all Secured Obligations (other than any contingent indemnity obligations not then due) and the obligations of each Grantor under this Security Agreement shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully Cash Collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuers), notwithstanding that from time to time during the term of the Credit Agreement, any Additional First Lien Agreements and any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement the Credit Parties may be free from any First Lien Obligations.

(b) Subject to the terms of the Intercreditor Agreement, a Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released (x) as it relates to the “Obligations” (as defined in the Credit Agreement), upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Subsidiary Guarantor and (y) as it relates to the First Lien Obligations under any Additional First Lien Agreement, upon the consummation of any transaction permitted under such Additional First Lien Agreement, as a result of which such Subsidiary Guarantor ceases to be a guarantor under such Additional First Lien Agreement pursuant to the applicable provision(s) of such Additional First Lien Agreement.

(c) Subject to the terms of the Intercreditor Agreement, the Security Interest granted hereby in any Collateral shall automatically be released (i) if (and to the extent) provided in (A) Section 13.1 of the Credit Agreement and (B) any applicable provision of any Additional First Lien Agreement, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Section 13.1 of the Credit Agreement and any applicable provision of any Additional First Lien Agreement and (iii) as otherwise may be provided in the Intercreditor Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interest created hereby.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6. Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the First Lien Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any First Lien Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other

Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Collateral Agent as Agent.

(a) Citibank, N.A. has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lenders under the Credit Agreement and, by their acceptance of the benefits hereof, the other First Lien Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement, the Credit Agreement and the Intercreditor Agreement, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of the Required Secured Parties. In furtherance of the foregoing provisions of this Section 7(a), each First Lien Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such First Lien Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the applicable First Lien Secured Parties in accordance with the terms of this Section 7(a).

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 12.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

(c) The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any First Lien Secured Party that is a counterparty to a Secured Cash Management Agreement, Secured Commodity Hedging Agreement or Secured Hedging Agreement the obligations under which constitute First Lien Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such First Lien Secured Party as to the existence and terms of the applicable Secured Cash Management Agreement, Secured Commodity Hedging

Agreement or Secured Hedging Agreement, it being agreed by the Collateral Agent that delivery of a duly executed Accession Agreement pursuant to the terms of the Intercreditor Agreement shall comply with the requirements of this clause (c).

8. Miscellaneous.

8.1. Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Section 13.1 of the Credit Agreement and by each other party to the extent required by (and in accordance with) the Intercreditor Agreement.

8.2. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect) and all notices to any holder of obligations under any Additional First Lien Agreements, at its address set forth in the Additional First Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and the Company.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any First Lien Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other First Lien Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other First Lien Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other First Lien Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including all reasonable and documented fees, disbursements and other charges of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Administrative Agent and Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person)) that may be paid or incurred by any First Lien Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the First Lien Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the First Lien Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement, other than Excluded Taxes and any interest, penalties or expenses caused by the Collateral Agent’s or a First Lien Secured Party’s gross negligence or willful misconduct.

(c) Each Grantor agrees to pay, and to save the Collateral Agent and the First Lien Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent the Company would be required to do so pursuant to Section 13.5 of the Credit Agreement (whether or not then in effect).

(d) The agreements in this Section 8.4 shall survive repayment of the First Lien Obligations and all other amounts payable under the Credit Agreement, the other Financing Documents any additional First Lien Agreement.

8.5. Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by both the Credit Agreement and each Additional First Lien Agreement.

8.6. Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

8.7. Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8. Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9. Integration. This Security Agreement together with the other Credit Documents and each Additional First Lien Agreement represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents and each Additional First Lien Agreement.

8.10. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11. Submission to Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement, the other Credit Documents to which it is a party and any Additional First Lien Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

8.12. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other First Lien Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other First Lien Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other First Lien Secured Party or among the Grantors and the Lenders and any other First Lien Secured Party.

8.13. Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Security Agreement pursuant to Section 9.11 of the Credit Agreement and/or the equivalent provision of any Additional First Lien Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto or in such other form reasonably satisfactory to the Collateral Agent. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15. Oncor Separateness.

(a) The Collateral Agent, on behalf of itself and the First Lien Secured Parties, acknowledges (i) the legal separateness of the Company and the Grantors from Oncor Holdings and its Subsidiaries, (ii) that the lenders under the Oncor Credit Facility and the noteholders under Oncor and its Subsidiaries’ indentures have likely advanced funds thereunder in reliance upon the separateness of Oncor and its Subsidiaries (and in the case of the Oncor Credit Facility, Oncor Holdings and its respective Subsidiaries) from the Company and the Grantors, (iii) that Oncor Holdings and its Subsidiaries have assets and liabilities that are separate from those of Energy Future Holdings Corp. and its other Subsidiaries, (iv) that the First Lien Obligations owing under the Credit Documents and any Additional First Lien Agreement are obligations and liabilities of the Company and the Guarantors only, and are not the obligations or liabilities of Oncor Holdings or any of its Subsidiaries, (v) that the First Lien Secured Parties shall look solely to the Company, the Guarantors and their assets, and not to any assets, or to the pledge of any assets, owned by Oncor Holdings or any of its Subsidiaries, for the repayment of any amounts payable pursuant to the Credit Documents or any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement and for satisfaction of any other First Lien Obligations owing to the Secured Parties under the Credit Documents or any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement, and (vi) that none of Oncor Holdings or its Subsidiaries shall be personally liable to the First Lien Secured Parties for any amounts payable, or any other liability, under the Credit Documents, any Additional First Lien Agreement or any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement.

(b) The Collateral Agent, on behalf of itself and the First Lien Secured Parties, shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver, or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against Oncor Holdings, Oncor, or any of their Subsidiaries, or against any of Oncor Holdings’s, Oncor’s, or any of their Subsidiaries’ assets. The Collateral Agent, on behalf of itself and the

First Lien Secured Parties, acknowledges and agrees that each of Oncor Holdings, Oncor, and their Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity.

8.16. Energy Plaza Lease. To the extent not prohibited by the Credit Agreement or any Additional First Lien Agreement, each Grantor (including each additional Grantor pursuant to Section 8.13 hereof) hereby irrevocably waives and releases, for the benefit of the Energy Plaza Lessee (as hereinafter defined), any direct or indirect right of reimbursement, subrogation or other claims which such Grantor may now or in the future have against the Energy Plaza Lessee with respect to any Qualified Letter of Credit (as defined in the First Amendment to Lease Agreement) dated as of June 1, 2007 between U.S. Bank, N.A. (as successor-in-interest to State Street Bank and Trust Company of Connecticut, National Association), as owner trustee of the ZSF/Dallas Tower Trust, a Delaware grantor trust (as trustee only, and not individually) (“Lessor”), and TXU Properties Company, a Texas corporation (“Properties”), including any amounts drawn under the Qualified Letter of Credit. “Energy Plaza Lessee” means Properties or a successor or assignee in its capacity as “Lessee” pursuant to the Lease dated as of February 14, 2002 between Lessor and Properties, as from time to time amended, modified, amended and restated or replaced, relating to the property currently or previously known as Energy Plaza in Dallas, Texas. This Section 8.16 shall be enforceable by the Energy Plaza Lessee, notwithstanding the fact that it is not a party to this Agreement. Nothing in this Section 8.16 shall be construed to modify the relative rights and obligations of the Collateral Agent, the First Lien Secured Parties and Grantors described elsewhere in this Security Agreement, any other Credit Document or any Additional First Lien Agreement.

8.17. Intercreditor Agreement. Notwithstanding any provision to the contrary in this Security Agreement, this Security Agreement is subject to the provisions of the Intercreditor Agreement, which provisions shall supercede and control any conflicting provisions in this Security Agreement.

8.18. Additional First Lien Obligations. On or after the date hereof and so long as expressly permitted by the Credit Agreement and any Additional First Lien Agreement then outstanding, the Company may from time to time designate Indebtedness at the time of incurrence to be secured on a pari passu basis with the First Lien Obligations as Additional First Lien Obligations hereunder by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by an Authorized Officer of the Company (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Additional First Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Additional First Lien Obligations complies with the terms of the Credit Agreement and any Additional First Lien Agreement then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Additional First Lien Secured Party Consent (in the form attached as Annex C). Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence and those set forth in Section 5.6 of the Intercreditor Agreement, the Collateral Agent shall act as agent under and subject to the terms of the Security Documents for the benefit of all First Lien Secured Parties, including without limitation, any First Lien Secured Parties that hold any such Additional First Lien Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional First Lien Obligations as set forth in each Additional First Lien Secured Party Consent and agrees, on behalf of itself and each First Lien Secured Party it represents, to be bound by this Agreement and the Intercreditor Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC BIG BROWN POWER COMPANY LLC COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC DFW MIDSTREAM SERVICES LLC GENERATION MT COMPANY LLC
GENERATION SVC COMPANY LAKE CREEK 3 POWER COMPANY LLC LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC LUMINANT ENERGY SERVICES COMPANY LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC LUMINANT MINERAL DEVELOPMENT COMPANY LLC LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY LUMINANT POWER SERVICES COMPANY LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC MONTICELLO 4 POWER COMPANY LLC MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC OAK GROVE MANAGEMENT COMPANY LLC OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC SANDOW POWER COMPANY LLC
TCEH FINANCE, INC.
TRADINGHOUSE 3 & 4 POWER COMPANY LLC TRADINGHOUSE POWER COMPANY LLC TXU CHILLED WATER SOLUTIONS COMPANY

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITY AGREEMENT]

TXU ENERGY RETAIL COMPANY LLC

TXU ENERGY RETAIL MANAGEMENT

COMPANY LLC

TXU ENERGY SOLUTIONS COMPANY LLC

TXU ENERGY TRADING (CALIFORNIA)

COMPANY

TXU ET SERVICES COMPANY

TXU RETAIL SERVICES COMPANY

TXU SEM COMPANY

TXU SESCO COMPANY LLC

TXU SESCO ENERGY SERVICES COMPANY

VALLEY NG POWER COMPANY LLC

VALLEY POWER COMPANY LLC

WICHITA/VICTORY AVE., LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITY AGREEMENT]

CITIBANK, N.A., as Collateral Agent

By:	/s/ NIETZSCHE RODRICKS
Name:	NIETZSCHE RODRICKS
Title:	Vice President

[Signature Page A&R Security Agreement]

Schedule 1

Copyrights

[The copyright registrations and applications listed on Schedule 7(b) of the Perfection Certificate are incorporated by reference herein.]

Schedule 2

Patents

[The patent registrations and applications listed on Schedule 7(a) of the Perfection Certificate are incorporated by reference herein.]

Schedule 3

Trademarks

[The trademark registrations and applications listed on Schedule 7(a) of the Perfection Certificate are incorporated by reference herein.]

[ANNEX A TO

THE SECURITY AGREEMENT

SUPPLEMENT NO. [    ], dated as of [                    ], to the AMENDED AND RESTATED SECURITY AGREEMENT dated as of August 7, 2009, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and Citibank, N.A., as Collateral Agent for the First Lien Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement, dated as of October 10, 2007 (as amended by Amendment No. 1 thereto, dated as of August 7, 2009 and as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company (the “Company”), the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Administrative Agent and as Collateral Agent, and the other agents and entities party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Amendment No. 1 to the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company under the Credit Agreement and to induce the Cash Management Banks and Hedge Banks to enter into Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements and to induce the holders of any Additional First Lien Obligations to make their respective Extensions of Credit thereunder.

D. Pursuant to Section 4.1(b) of the Security Agreement, within 30 days after the end of each calendar quarter, each Grantor has agreed to deliver to the Collateral Agent a written supplement substantially in the form of this Supplement with respect to any additional Copyrights, Patents and Trademarks acquired by such Grantor after the date of the Credit Agreement. The Grantors have identified on Schedule I, II and III hereto the additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office acquired by such Grantors after the date of the Credit Agreement. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Agent and the Grantors agree as follows:

SECTION 1. (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule II hereto and (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule III hereto.

SECTION 2. Each Grantor hereby grants to the Collateral Agent for the benefit of the First Lien Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II and III hereto. Each Grantor hereby represents and warrants that the information set forth on Schedules I, II and III hereto is true and correct in all material respects as of the date hereof.

A-1

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement.

SECTION 8. Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Administrative Agent and Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person).

[Signature Pages Follow]

A-2

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as Grantor

By:
Name:
Title:
, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Schedule I

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule II

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

ANNEX B

TO THE SECURITY AGREEMENT

SUPPLEMENT NO. [    ], dated as of [                    ], to the AMENDED AND RESTATED SECURITY AGREEMENT dated as of August 7, 2009, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and Citibank, N.A., as Collateral Agent for the First Lien Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement, dated as of October 10, 2007 (as amended by Amendment No. 1 thereto, dated as of August 7, 2009 and as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company (the “Company”), the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Administrative Agent and as Collateral Agent, and the other agents and entities party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into Amendment No. 1 to the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company under the Credit Agreement and to induce the Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements and to induce the holders of any Additional First Lien Obligations to make their respective Extensions of Credit thereunder.

D. Section 9.11 of the Credit Agreement and/or the equivalent provision of any other Additional First Lien Agreement and Section 8.13 of the Security Agreement provide that additional Subsidiaries may become Grantors under the Security Agreement by execution and delivery of this Supplement. Each undersigned Domestic Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made and to induce the holders of any Additional First Lien Obligations to extend credit thereunder as consideration for Extensions of Credit previously made and to induce one or more Cash Management Banks and/or Hedge Banks to enter into Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with subsection 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof (except where such representations and warranties expressly related to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date). In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the First Lien Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the benefit of the First Lien Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the First Lien Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other First Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or law).

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g. a “pdf” or “tif’ file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4. Each New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the type of organization or corporate structure of such New Grantor (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (v) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books of records relating to Collateral owned by it and (b) as of the date hereof (i) Schedule II hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights registered or applied for with the United States Copyright Office, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents registered or applied for with the United States Patent and Trademark Office, (iii) Schedule IV hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect) and all notices to any holder of obligations under any Additional First Lien Agreements, at its address set forth in the Additional First Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and the Company.

SECTION 9. Each New Grantor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Administrative Agent and Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person).

[Signature Pages Follow]

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as New Grantor

By:
Name:
Title:

, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO.[    ] TO SECURITY AGREEMENT]

Schedule I

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number	Chief Executive Office and Principal Place of Business

Schedule II

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule IV

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

ANNEX C TO THE

SECURITY AGREEMENT

[Form of]

ADDITIONAL FIRST LIEN SECURED PARTY CONSENT

[Name of Additional First Lien Secured Party]

[Address of Additional First Lien Secured Party]

[Date]

The undersigned is the Authorized Representative for Persons wishing to become First Lien Secured Parties (the “New Secured Parties”) under (i) the Amended and Restated Security Agreement dated as of August 7, 2009 (as heretofore amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such term by the Security Agreement)), (ii) the Amended and Restated Pledge Agreement dated as of August 7, 2009 (as heretofore amended and/or supplemented, the “Pledge Agreement”) among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and Citibank, N.A., as Collateral Agent for the First Lien Secured Parties (as defined therein) and (iii) each other Security Document, including the Mortgage.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Security Agreement, the Pledge Agreement and the other Security Documents on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Parties;

(ii) acknowledges that the New Secured Parties has received a copy of the Security Agreement, the Pledge Agreement, the other Security Documents and the Intercreditor Agreement;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other First Lien Secured Parties and to exercise such powers under the Security Agreement, the Pledge Agreement, each other Security Document and Intercreditor Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(iv) accepts and acknowledges the terms of the Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative and Secured Debt Representative (as defined in the Intercreditor Agreement) for the New Secured Parties with

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respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Additional First Lien Obligations, with all the rights and obligations of a First Lien Secured Party thereunder and bound by all the provisions thereof as fully as if it had been an First Lien Secured Party on the effective date of the Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Security Agreement and the Pledge Agreement shall be as follows:

[Address]

The Collateral Agent, by acknowledging and agreeing to this Additional First Lien Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS ADDITIONAL FIRST LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this Additional First Lien Secured Party Consent to be duly executed by its authorized officer as of the      day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name: Title:

Acknowledged and Agreed

CITIBANK, N.A.,

as Collateral Agent

By:
Name: Title:

Texas Competitive Electric Holdings Company LLC

The Grantors party to the Security Agreement,

each as Grantor

By:
Name: Title:

Exhibit 10.4

EXECUTION COPY

AMENDED AND RESTATED PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of October 10, 2007, as amended and restated as of August 7, 2009, among Energy Future Competitive Holdings Company, a Texas corporation (“US Holdings”), Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (the “Company”) each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 9 hereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, US Holdings, the Company are referred to collectively as the “Pledgors”) and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the First Lien Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, US Holdings and the Company are party to the Credit Agreement, dated as of October 10, 2007 (as amended by Amendment No. 1 thereto dated as of August 7, 2009, and as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among US Holdings, the Company, the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Administrative Agent and as Collateral Agent and the other agents and entities party thereto;

WHEREAS, the Pledgors are party to the Amended and Restated Security Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified or replaced from time to time, the “Security Agreement”), among the Pledgors and the Collateral Agent;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and Posting Advances to the Company and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of Parent and its Subsidiaries upon the terms and subject to the conditions set forth therein, (b) one or more Cash Management Banks or Hedge Banks may from time to time enter into Secured Cash Management Agreements, Secured Hedging Agreements and/or Secured Commodity Hedging Agreements and (c) the Loan Parties may incur Additional First Lien Obligations from time to time to the extent permitted by the Credit Agreement and each Additional First Lien Agreement (any extensions of credit to the Company as described in clauses (a), (b) or (c), collectively, the “Extensions of Credit”);

WHEREAS, pursuant to the Guarantee, dated as of October 10, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), each Pledgor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties (as defined in the Credit Agreement), the prompt and complete payment and performance when due (whether at the stated

maturity, by acceleration or otherwise) of the “Obligations” (as such term is defined in the Credit Agreement);

WHEREAS, each Subsidiary Pledgor may also unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, for the benefit of the First Lien Secured Parties under any Additional First Lien Agreement, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional First Lien Obligations;

WHEREAS, each Subsidiary Pledgor is a direct or indirect wholly-owned Domestic Subsidiary of the Company and may be a guarantor of the Additional First Lien Obligations;

WHEREAS, the proceeds of the Extensions of Credit have been or will be used, as the case may be, in part to enable the Company to make valuable transfers to the Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it has derived or will derive, as the case may be, substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, as a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company under the Credit Agreement, the Pledgors executed and delivered a pledge agreement to the Collateral Agent for the benefit of the Secured Parties, dated as of October 10, 2007 (the “Original Pledge Agreement”);

WHEREAS, it is a condition precedent to Amendment No. 1 to the Credit Agreement that the Pledgors enter into this Amended and Restated Pledge Agreement for the benefit of the First Lien Secured Parties; and

WHEREAS, (a) the Pledgors were, as of the date of the Original Pledge Agreement, the legal and beneficial owners of the Equity Interests described in Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests are, together with any Equity Interests of the issuer of such Equity Interests or any other Subsidiary directly held by any Pledgor following the date of the Original Pledge Agreement (the “After-acquired Shares”), in each case subject to the terms herein, referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors was, as of the date of the Original Pledge Agreement, the legal and beneficial owner of the Indebtedness described in Schedule 1 hereto (together with any other Indebtedness owed to any Pledgor following the date of the Original Pledge Agreement and required to be pledged pursuant to Section 9.12 of the Credit Agreement or the equivalent provisions of any Additional First Lien Agreement, the “Pledged Debt”);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into Amendment No. 1 to the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity

Hedging Agreements and to induce the holders of any Additional First Lien Obligations to make their respective Extensions of Credit thereunder, the Pledgors hereby agree with the Collateral Agent, for the benefit of the First Lien Secured Parties, to amend and restate the Original Pledge Agreement as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) Unless otherwise defined herein or in the Credit Agreement, terms defined in the Security Agreement shall have the meanings given to them in the Security Agreement.

(c) “Proceeds” and any other term used herein without definition that is defined in the UCC has the meaning given to it in the UCC.

(d) “Additional First Lien Agreement” shall mean any indenture, credit agreement or other document, instrument or agreement, if any, pursuant to which any Pledgor has or will incur Additional First Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.18 of the Security Agreement.

(e) “Additional First Lien Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Pledgor arising under any Additional First Lien Agreement including, without limitation, Permitted Other Debt, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Pledgor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.18 of the Security Agreement.

(f) “Authorized Representative” shall mean (i) the Administrative Agent with respect to the Credit Agreement and (ii) any duly authorized agent, trustee or representative of any other First Lien Secured Party under Additional First Lien Agreements designated as “Authorized Representative” for any First Lien Secured Party in an Additional First Lien Secured Party Consent delivered to the Collateral Agent.

(g) “Credit Party” shall mean the Company, US Holdings, the Subsidiary Grantors and each other Subsidiary of the Company that is a party to the Credit Agreement, any other Credit Document or any Additional First Lien Agreement.

(h) “EFH” shall have the meaning provided in Section 2(e).

(i) As used herein, the term “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

(j) “Event of Default” shall mean an “Event of Default” under and as defined in the Credit Agreement or any Additional First Lien Agreement.

(k) “First Lien Obligations” shall mean collectively, the Obligations (as such term is defined in the Credit Agreement) and the Additional First Lien Obligations.

(l) “First Lien Secured Parties” shall man collectively, the “Secured Parties” (as such term is defined in the Credit Agreement) and, if any, the holders of Additional First Lien Obligations and any Authorized Representative with respect thereto.

(m) As used herein, the term “Required Secured Parties” shall have the meaning provided to it in the Intercreditor Agreement.

(n) As used herein, the term “Secured Obligations” shall have the meaning provided to it in the Intercreditor Agreement.

(o) As used herein, the term “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the First Lien Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(p) References to “Lenders” in this Pledge Agreement shall be deemed to include Cash Management Banks and Hedge Banks.

(q) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, subsection, clause and Schedule references are to Sections of this Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(r) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(s) This Amended and Restated Pledge Agreement amends and restates the Original Pledge Agreement. The Obligations of the Pledgors under the Original Pledge Agreement and the grant of security interest in the Collateral by the Pledgors under the Original Pledge Agreement shall continue under this Amended and Restated Pledge Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Amended and Restated Pledge Agreement. All references to the Original Pledge Agreement in any Credit Document (other than this Amended and Restated Pledge Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Amended and Restated Pledge Agreement and the provisions hereof. It is understood and agreed that the

Original Pledge Agreement is being amended and restated by entry into this Amended and Restated Pledge Agreement on the date hereof.

2. Grant of Security. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the First Lien Obligations, each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the First Lien Secured Parties, and grants to the Collateral Agent, for the benefit of the First Lien Secured Parties and confirms its prior grant to the Collateral Agent for the benefit of the Secured Parties of, a lien on and a security interest in (the “Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”):

(a) the Pledged Shares held by such Pledgor and the certificates, if any, representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes Proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral;

Notwithstanding the foregoing, the Collateral for the Secured Obligations shall not include (i) any Excluded Stock and Stock Equivalents or any Excluded Property (as defined in the Security Agreement) and (ii) property or assets to the extent the grant of a Lien therein is prohibited by any contract, agreement, instrument or indenture governing such property or asset without the consent of any other party thereto (other than a Credit Party or a wholly owned subsidiary of a Credit Party) unless such consent has been expressly obtained, or would give any other party (other than a Credit Party or a wholly owned subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clause (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to seek or obtain any such consents referred to in clause (ii) above).

(d) Notwithstanding anything to the contrary in this Section 2, at the Company’s option, the term Collateral, as it refers to the Collateral securing Additional First Lien

Obligations, shall not include any Stock and other securities of a Subsidiary to the extent that the pledge of such Stock and other securities would result in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Additional First Lien Obligations affected; provided that neither US Holdings, the Company nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Stock pursuant to this clause (d). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”) is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Stock secures the Additional First Lien Obligations affected thereby, then the Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Additional First Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Pledge Agreement may be amended or modified, without the consent of any First Lien Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Stock that are so deemed to no longer constitute part of the Collateral for the relevant Additional First Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Stock to secure the Additional First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Additional First Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this clause (d) shall limit the pledge of such Stock and other securities from securing the Obligations (as defined in the Credit Agreement) at all times or from securing any Additional First Lien Obligations that are not in respect of securities subject to regulation by the SEC.

(e) Notwithstanding anything to the contrary in this Section 2, at the Company’s option, the term Collateral, as it refers to the Collateral securing Additional First Lien Obligations, shall not include any property of US Holdings to the extent that the granting of a security interest in such property would result in a breach of any Contractual Requirement, or constitute a default under the terms of any material indenture (including a breach of the covenants contained in Section 4.12 of each of the indentures governing the terms of the Indebtedness of Energy Future Holdings Corp. (“EFH”) and the Company, and the terms of the Existing Notes Indentures), loan agreement, lease agreement, mortgage, deed of trust or other material agreement or instrument to which EFH or any of its Subsidiaries is a party or by which EFH or any of its Subsidiaries or any of their respective property or assets are bound, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Additional First Lien Obligations affected.

3. Security for the Obligations. This Pledge Agreement secures the payment of all the First Lien Obligations of each Credit Party. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the First Lien Obligations and would be owed by any of the Credit Parties to any of the First Lien Secured Parties under the Credit Documents, any Additional First Lien Agreement then in effect, Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto to the extent required by the Credit Agreement or any Additional First Lien Agreement then in effect and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a notice to the Collateral Agent describing the securities theretofore and then being pledged hereunder.

5. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, if any, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1 and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests (or 65% of all of the issued and outstanding voting Equity Interests in the case of pledges of Equity Interests in Foreign Subsidiaries) in the issuer owned by a Pledgor on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Liens created by this Pledge Agreement and Liens permitted under both (x) Sections 10.2(a), (g), (s) or (t) of or as “Permitted Liens” under the Credit Agreement and (y) under comparable provisions of each Additional First Lien Agreement.

(c) As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder on the Closing Date have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral (in the case of the Stock of Foreign

Subsidiaries, to the extent the creation of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC) and, (i) in the case of certificated securities, upon delivery of such certificated securities to the Collateral Agent in the State of New York, with necessary endorsements, and (ii) otherwise, upon the filing of a financing statement in the appropriate jurisdiction(s), shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the First Lien Obligations, in favor of the Collateral Agent for the benefit of the First Lien Secured Parties (in the case of the Stock of Foreign Subsidiaries, to the extent the creation and perfection of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC), except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor (in the case of the Stock of Foreign Subsidiaries, to the extent the creation and perfection of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC), enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a) In the event that any Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b) Each Pledgor will comply with Section 9.12 of the Credit Agreement and the equivalent provision of each Additional First Lien Agreement.

(c) In the event that any Equity Interests in any Foreign Subsidiary pledged hereunder are not represented by a certificate, the Pledgors agree not to permit such Foreign Subsidiary to issue Equity Interests represented by a certificate to any other Person, unless the Equity

Interests in such Foreign Subsidiary become represented by a certificate which is delivered to the Collateral Agent.

7. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any Applicable Law, or which the Collateral Agent, the Applicable First Lien Representative, the Required Secured Parties or the required lenders or debtholders under any Additional First Lien Agreement may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8. Voting Rights; Dividends and Distributions; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement, the other Credit Documents or any Additional First Lien Agreement.

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by each of the Credit Agreement and each Additional First Lien Agreement, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and (as applicable) shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor (as applicable) and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(c) Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default:

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Secured Parties, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) and each Pledgor shall be entitled to receive, retain and use all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not (i) except as permitted by the Credit Agreement and each Additional First Lien Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Liens created by this Pledge Agreement and Liens permitted under both (x) under Sections 10.2(a), (g), (s) or (t) of or as “Permitted Liens” under the Credit Agreement and (y) under comparable provisions of each Additional First Lien Agreement; provided that in the event such Pledgor sells or otherwise disposes of assets as permitted by the Credit Agreement or any Additional First Lien Agreement, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien created by this Pledge Agreement concurrently with the consummation of such sale;

(b) pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Collateral Agent for the benefit of the First Lien Secured Parties, immediately upon acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement and/or the equivalent provision of each Additional First Lien Agreement, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any other Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c) defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Liens permitted under each of the Credit Agreement and each Additional First Lien Agreement and the Liens created by this Pledge Agreement), however arising, and any and all Persons whomsoever.

10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default and with notice to such Pledgor, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other First Lien Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any First Lien Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and, subject to the terms of the Intercreditor Agreement, the Collateral Agent or such First Lien Secured Party may pay the purchase price by crediting the amount thereof against the First Lien Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral in the manner specified in Section 4.1 of the Intercreditor Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

13. Amendments, etc. with Respect to the First Lien Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the First Lien Obligations made by the Collateral Agent or any other First Lien Secured Party may be rescinded by such party and any of the First Lien Obligations continued, (b) the First Lien Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other First Lien Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit, any Additional First Lien Agreement and any other documents executed and delivered in connection therewith, the Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Cash Management Agreement, Secured Hedging Agreement and Secured Commodity Hedging Agreement, the Cash Management Bank or Hedge Bank party thereto or in the case of any Additional First Lien Agreement, the trustee, agent or representative thereunder or the required lenders or holders thereunder) may deem advisable from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other First Lien Secured Party for the payment of the First Lien Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other First Lien Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the First Lien Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other First Lien Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any Pledgor or any other Person, and any failure by the Collateral Agent or any other First Lien Secured Party to make any such demand or to collect any payments from the Company or any Pledgor or any other Person or any release of the Company or any Pledgor or any other Person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other First Lien Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14. Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other First Lien Secured Parties and their respective successors, endorsees, transferees and assigns until all Secured Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully Cash Collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuer), notwithstanding that from time to time during the term of the Credit Agreement, any Secured Cash Management Agreement, Secured Hedging Agreement, Secured Commodity Hedging Agreement and any Additional First Lien Agreements the Credit Parties may be free from any First Lien Obligations.

(b) Subject to the terms of the Intercreditor Agreement, a Pledgor shall automatically be released from its obligations hereunder and Security Interest in the Collateral of such Pledgor shall be automatically released (x) as it relates to the “Obligations” (as defined in the Credit Agreement), upon the consummation of any transaction permitted under the Credit Agreement, as a result of which such Pledgor ceases to be a Guarantor and (y) as it relates to the First Lien Obligations under any Additional First Lien Agreement, upon the consummation of any transaction permitted under such Additional First Lien Agreement, as a result of which such Pledgor ceases to be a guarantor under such Additional First Lien Agreement pursuant to the applicable provision(s) of such Additional First Lien Agreement.

(c) Subject to the terms of the Intercreditor Agreement, the Security Interest granted hereby in any Collateral shall be automatically released from the Liens of this Agreement (i) if (and to the extent) provided for in (A) Section 13.1 of the Credit Agreement and (B) any applicable provision of any Additional First Lien Agreement then in effect, (ii) upon the effectiveness of any written consent to the release of the security interest granted in such Collateral pursuant to Section 13.1 of the Credit Agreement and any applicable provision of any Additional First Lien Agreement then in effect and (iii) as otherwise may be provided in the Intercreditor Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Liens and Security Interest of this Pledge Agreement.

(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the First Lien Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any

First Lien Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Pledgor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect) and all notices to any holder of obligations under any Additional First Lien Agreements, at its address set forth in the Additional First Lien Secured Party Consent to the Security Agreement, as such address may be changed by written notice to the Collateral Agent and the Company.

17. Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

18. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19. Integration. This Pledge Agreement together with the other Credit Documents and each Additional First Lien Agreement represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents and each Additional First Lien Agreement.

20. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Agent in accordance with Section 13.1 of the Credit Agreement and by each other party to the extent required by (and in accordance with) the Intercreditor Agreement.

(b) Neither the Collateral Agent nor any First Lien Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other First Lien Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other First Lien Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other First Lien Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21. Collateral Agent as Agent. Section 7 of the Security Agreement is incorporated herein, mutatis mutandis (to apply to this Agreement rather than to the Security Agreement).

22. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other First Lien Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent, except pursuant to transactions expressly permitted by the Credit Agreement.

24. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY ADDITIONAL FIRST LIEN AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

25. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement, the other Credit Documents and any Additional First Lien Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the

United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 25 any special, exemplary, punitive or consequential damages.

26. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Credit Documents, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Pledgors and the Lenders and any other Secured Party.

27. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

28. Oncor Separateness.

(a) The Collateral Agent, on behalf of itself and the First Lien Secured Parties, acknowledges (i) the legal separateness of the Company and the Pledgors from Oncor Holdings and its Subsidiaries, (ii) that the lenders under the Oncor Credit Facility and the noteholders under Oncor and its Subsidiaries’ indentures have likely advanced funds thereunder in reliance upon the separateness of Oncor and its Subsidiaries (and in the case of the Oncor Credit Facility, Oncor Holdings and its Subsidiaries) from the Company and the Grantors, (iii) that Oncor Holdings and its Subsidiaries have assets and liabilities that are separate from those of Energy Future Holdings Corp. and its other Subsidiaries, (iv) that the First Lien Obligations owing under the Credit Documents and any Additional First Lien Agreement are obligations and liabilities of the Company and the Pledgors only, and are not the obligations or liabilities of Oncor Holdings or any of its Subsidiaries, (v) that the First Lien Secured Parties shall look solely to the Company, the Guarantors and their assets, and not to any assets, or to the pledge of any assets, owned by Oncor Holdings or any of its Subsidiaries, for the repayment of any amounts payable pursuant to the Credit Documents or any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement and for satisfaction of any other First Lien Obligations owing to the Secured Parties under the Credit Documents or any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement, and (vi) that none of Oncor Holdings or its Subsidiaries shall be personally liable to the First Lien Secured Parties for any amounts payable, or any other liability, under the Credit Documents, any Additional First Lien Agreement or any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement.

(b) The Collateral Agent, on behalf of itself and the First Lien Secured Parties, shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver, or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against Oncor Holdings, Oncor, or any of their Subsidiaries, or against any of Oncor Holdings, Oncor’s, or any of their Subsidiaries’ assets. The Collateral Agent, on behalf of itself and the First Lien Secured Parties, acknowledges and agrees that each of Oncor Holdings, Oncor, and their Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity.

29. Intercreditor Agreement. Notwithstanding any provision to the contrary in this Pledge Agreement, this Pledge Agreement is subject to the provisions of the Intercreditor Agreement, which provisions shall supercede and control any conflicting provisions in this Pledge Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC BIG BROWN POWER COMPANY LLC COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC DFW MIDSTREAM SERVICES LLC GENERATION MT COMPANY LLC
GENERATION SVC COMPANY LAKE CREEK 3 POWER COMPANY LLC LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC LUMINANT ENERGY SERVICES COMPANY LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC LUMINANT MINERAL DEVELOPMENT COMPANY LLC LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY LUMINANT POWER SERVICES COMPANY LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC MONTICELLO 4 POWER COMPANY LLC MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT

[SIGNATURE PAGE TO AMENDED AND RESTATED PLEDGE AGREEMENT]

COMPANY LLC
OAK GROVE MANAGEMENT COMPANY LLC OAK GROVE MINING COMPANY LLC OAK GROVE POWER COMPANY LLC
SANDOW POWER COMPANY LLC
TCEH FINANCE, INC.
TRADINGHOUSE 3 & 4 POWER COMPANY LLC TRADINGHOUSE POWER COMPANY LLC TXU CHILLED WATER SOLUTIONS COMPANY
TXU ENERGY RETAIL COMPANY LLC TXU ENERGY RETAIL MANAGEMENT COMPANY LLC TXU ENERGY SOLUTIONS COMPANY LLC
TXU ENERGY TRADING (CALIFORNIA) COMPANY TXU ET SERVICES COMPANY TXU RETAIL SERVICES COMPANY
TXU SEM COMPANY TXU SESCO COMPANY LLC TXU SESCO ENERGY SERVICES COMPANY
VALLEY NG POWER COMPANY LLC VALLEY POWER COMPANY LLC WICHITA/VICTORY AVE., LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED PLEDGE AGREEMENT]

CITIBANK, N.A., as Collateral Agent

By:	/s/ Nietzsche Rodricks
Name:	Nietzsche Rodricks
Title:	Vice President

[Signature Page A&R Pledge Agreement]

SCHEDULE 1

TO THE PLEDGE AGREEMENT

Pledged Shares

Record and Beneficial Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [                    ] to the AMENDED AND RESTATED PLEDGE AGREEMENT dated as of August 7, 2009, among Energy Future Competitive Holdings Company, a Texas corporation (“US Holdings”), Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (the “Company”), each of the Subsidiaries of the Company listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, US Holdings and the Company are referred to collectively as the “Pledgors”) and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the First Lien Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement, dated as of October 10, 2007 (as amended by Amendment No. 1 thereto dates as of August 7, 2009 and as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among US Holdings, the Company, the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Administrative Agent and as Collateral Agent and the other agents and entities party thereto, and the Guarantee dated as of October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Guarantee”), among the Company, the Guarantors party thereto and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into Amendment No. 1 to the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company under the Credit Agreement and to induce one or more Cash Management Banks and/or Hedge Banks to enter into Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements and to induce the holders of any Additional First Lien Obligations to make their respective Extensions of Credit thereunder.

D. The undersigned Guarantors (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with any Equity Interests of the issuer of such Pledged Shares or any other Subsidiary held directly by any Additional Pledgor in the future (the “After-acquired Additional Pledged Shares”), and in each case to the extent such Equity Interests are not subject to the last sentence of Section 2 of the Pledge Agreement, referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness described under Schedule 1 hereto (together with any other Indebtedness owed to any Additional Pledgor hereafter and required to be pledged pursuant to Section 9.12 of the Credit Agreement and/or the equivalent provisions of any Additional First Lien Agreement, the “Additional Pledged Debt”).

E. Section 9.12 of the Credit Agreement and/or the equivalent provisions of any Additional First Lien Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Agent for the benefit of the First Lien Secured Parties the Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce the Lenders and the Letter of Credit Issuers to make additional Extensions of Credit and as consideration for Extensions of Credit previously made and to induce the holders of any Additional First Lien Obligations to make their respective Extensions of Credit thereunder and as consideration for Extensions of Credit previously made and to induce one or more Cash Management Banks and/or Hedge Banks to enter into Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature below hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the First Lien Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the First Lien Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral. For purposes of this Supplement, the term “Proceeds” includes whatever is receivable or received when Additional Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes Proceeds of any indemnity or guarantee payable to any Additional Pledgor or the Collateral Agent from time to time with respect to any of the Additional Collateral.

For purposes of the Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.]1

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows:

(a) Schedule 1 hereto correctly represents as of the date hereof (A) the issuer, the certificate number, if any, the Additional Pledgor and record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Additional Pledgor and holder, date of issuance and maturity date of all Additional Pledged Debt. Except as set forth on Schedule 1 and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests (or 65% of all of the issued and outstanding voting Equity Interests in the case of pledges of Equity Interests in Foreign Subsidiaries) in the issuer owned by a Pledgor on the Closing Date.

(b) Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for Permitted Liens and the Lien created by this Supplement to the Pledge Agreement.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in the Additional Collateral and, (i) in the case of certificated securities, upon delivery of such certificated securities to the Collateral Agent in the State of New York, with necessary endorsements, and (ii) otherwise, upon the filing of a financing statement in the appropriate jurisdiction(s), shall constitute a fully perfected lien and security interest in the Additional Collateral (in the case of the Stock of Foreign Subsidiaries, to the extent the creation of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC), securing

[1]	Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.

the payment of the Obligations, in favor of the Collateral Agent for the benefit of the First Lien Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement, and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION [4][5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5][6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6][7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect) and all notices to any holder of obligations under any Additional First Lien Agreements, at its address set forth in the Additional First Lien Secured Party Consent to the Security Agreement, as such address may be changed by written notice to the Collateral Agent and the Company.

SECTION [8][9]. Each Additional Pledgor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Administrative Agent and Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person).

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

,
as Additional Pledgor

By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULE 1

TO SUPPLEMENT NO. [    ]

TO THE PLEDGE AGREEMENT

Pledged Shares

Record and Beneficial Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date